Exhibit 10.2

SUPERPRIORITY PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of November [__], 2024

among

CAREMAX, INC.,

a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, as the Borrower,

THE OTHER GUARANTORS PARTY HERETO,

debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code, as Guarantors,

THE LENDERS PARTY HERETO,

and

ACQUIOM AGENCY SERVICES LLC,

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

ANNEXES

Annex I Lenders

SCHEDULES

Schedule 1.01(a) Pledgors

Schedule 2.01 Commitments and Roll-Up Loans

Schedule 3.05(b) Real Property

Schedule 3.05(h) Leases or Subleases of Owned Real Property

Schedule 3.07(a) Equity Interests

Schedule 3.07(c) Corporate Organizational Chart

Schedule 3.18 Environmental Matters

Schedule 3.19 Insurance

Schedule 5.22 Milestones

Schedule 6.01(e) Turner Leases

Schedule 6.02(c) Existing Liens

Schedule 6.04(a) Existing Investments

Schedule 6.04(k) Existing Physician-Owned Practice Guarantees

Schedule 6.08(f) Transactions with Affiliates

Schedule 6.14 No Further Negative Pledge

EXHIBITS

Exhibit A Form of Assignment and Assumption

Exhibit B Form of Borrowing Request

Exhibit C [Reserved]

Exhibit D Form of Interest Election Request

Exhibit E [Reserved]

Exhibit F [Reserved]

Exhibit G-1 Form of U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit G-2 Form of U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Tax Purposes)

Exhibit G-3 Form of U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Tax Purposes)

Exhibit G-4 Form of U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Tax Purposes)

Exhibit H [Reserved]

Exhibit I [Reserved]

Exhibit J Monthly P&L Report

Exhibit K Form of Initial DIP Budget

Exhibit L Form of Interim DIP Order

CREDIT AGREEMENT

This SUPERPRIORITY PRIMING DEBTOR-IN-POSSESSION CREDIT AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of November [__], 2024 among CareMax, Inc., a Delaware corporation and a Debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Borrower”), the Guarantors as Debtors and debtors-in-possession under Chapter 11 of the Bankruptcy Code (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders from time to time party hereto and Acquiom Agency Services LLC, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”).

WITNESSETH:

WHEREAS, the Loan Parties (as defined herein) have commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code (as defined herein) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”), and the Loan Parties continue to operate their businesses and manage their properties as debtors and debtors-in-possession (collectively, the “Debtors”) pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, the Borrower has asked the Lenders to make post-petition loans and advances to the Borrower in the aggregate principal amount of not less than $122,000,000, of which (x) will be comprised of up to $30,500,000 New Money Loans and (y) will be comprised of $91,500,000 Roll-Up Loans. The Lenders have severally, and not jointly, agreed to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth; and

WHEREAS, to provide security for the repayment of the Loans (as defined herein), and the payment of the other Secured Obligations (as defined herein) of the Loan Parties hereunder and under the Loan Documents (as defined herein), the Loan Parties will provide and grant to the Collateral Agent, for its benefit and the benefit of the Secured Parties, certain security interests, liens, and other rights and protections pursuant to the terms hereof, and security interests and liens pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code, and super-priority administrative expense claims pursuant to Section 364(c)(1) of the Bankruptcy Code, and other rights and protections, as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the other Loan Documents, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptable Disclosure Statement” shall mean the disclosure statement relating to an Acceptable Reorganization Plan in form and substance acceptable to the Required Lenders in their reasonable discretion.

“Acceptable Reorganization Plan” shall mean a Plan of Reorganization for each of the Chapter 11 Cases that (i) provides for the payment in full in cash of all of the Secured Obligations on the date of consummation of such Plan of Reorganization, (ii) contains release, indemnification and other exculpatory provisions for the Agents, the Lenders, the Prepetition Agent and the Prepetition Lenders satisfactory to the Agents and the Required Lenders in their reasonable discretion and (iii) is otherwise in form and substance satisfactory to the Required Lenders in their reasonable discretion.

“Adjusted Daily Simple SOFR” shall mean an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor administrative agent pursuant to Article X.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied from time to time by the Administrative Agent.

“Adverse Proceeding” shall mean any action, suit, proceeding (whether administrative, judicial or otherwise, governmental investigation or arbitration (whether or not purportedly on behalf of any Borrower, any Guarantor or any Subsidiary of the foregoing), at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of any Borrower or any Guarantor, threatened against any Borrower, any Guarantor or any Subsidiary of the foregoing or any property thereof.

“Advisors” shall mean legal counsel (including foreign and local counsel, but excluding in-house counsel), auditors, engineers, accountants, consultants, appraisers or other advisors.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Agents” shall mean the Administrative Agent and the Collateral Agent and any successors and assigns in such capacities; and “Agent” shall mean any of them, as the context may require.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50%, (c) the sum of (x) the Benchmark Rate calculated for each such day based on an Interest Period of one (1) month determined two (2) Business Days prior to such day (but for the avoidance of doubt, not less than the Floor), plus (y) 1.00%. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the

“bank prime loan” rate, the Federal Funds Effective Rate or the Benchmark Rate for an Interest Period of one (1) month. If the Administrative Agent shall have determined in its reasonable discretion (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Benchmark Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Benchmark Rate for an Interest Period of one (1) month.

“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.23(a).

“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.21(a).

“Applicable Margin” shall mean a percentage per annum equal to, in the case of Loans maintained as Benchmark Rate Loans, 11.00% and, in the case of Loans maintained as ABR Loans, 10.00%.

“Applications and Filings” shall have the meaning assigned to such term in Section 3.09(c).

“Approved Budget” shall mean, initially, the Initial DIP Budget and thereafter, the most recent budget for the Borrower and the other Debtors substantially in the form of the Initial DIP Budget for the following 13 calendar weeks delivered by the Borrower and approved by the Required Lenders in accordance with Section 5.01(d).

“Approved Electronic Communications” shall mean any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or the Lenders by means of electronic communications pursuant to Section 11.01(b).

“Approved Fund” shall mean any Fund or any other person (other than a natural person) that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean (a) any Disposition of any Property by any Company (excluding sales and dispositions permitted by Section 6.06) and (b) any sale or other Disposition of any Equity Interests in a Subsidiary of the Borrower to any person other than a Loan Party.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender, as assignor, and an assignee (with the consent of any party whose consent is required pursuant to Section 11.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent from time to time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark Rate, as applicable, any tenor for such Benchmark Rate (or component thereof) or payment period for interest calculated with reference to such Benchmark Rate (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark Rate that is then-removed from the definition of “Interest Period” pursuant to Section 2.11(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall mean, as applicable, Title 11 of the U.S. Code (11 U.S.C. § 101 et seq), as now and hereafter in effect, or any successor statute, and any rule or regulation issued thereunder.

“Bankruptcy Court” shall have the meaning specified therefor in the recitals hereto.

“Base Rate” shall mean, for any day, the “U.S. Prime Lending Rate” published in The Wall Street Journal for such day; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Base Rate” shall mean the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Benchmark Rate” shall mean, initially, for any Interest Period for a Benchmark Rate Loan, Term SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark Rate, then “Benchmark Rate” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(b); provided, further, that, notwithstanding the foregoing, the Benchmark Rate shall at no time be less than the Floor.

“Benchmark Rate Borrowing” shall mean a Borrowing comprised of Benchmark Rate Loans.

“Benchmark Rate Loan” shall mean a Loan bearing interest at a rate determined by reference to the Benchmark Rate.

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

1) the Adjusted Daily Simple SOFR;

2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark Rate for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark Rate for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark Rate with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark Rate with the applicable Unadjusted Benchmark Replacement by the Governmental Authority on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark Rate with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean, with respect to any Benchmark Rate, the earliest to occur of the following events with respect to such then-current Benchmark Rate:

1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark Rate (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark Rate (or such component thereof); or

2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark Rate (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark Rate (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark Rate (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Interest Rate Determination Date in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Interest Rate Determination Date for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark Rate upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark Rate (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark Rate, the occurrence of one or more of the following events with respect to such then-current Benchmark Rate:

1) a public statement or publication of information by or on behalf of the administrator of such Benchmark Rate (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark Rate (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark Rate (or such component thereof);

2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark Rate (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark Rate (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark Rate (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark Rate (or such component), in each case, which states that the administrator of such Benchmark Rate (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark Rate (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark Rate (or such component thereof); or

3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark Rate (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark Rate (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark Rate if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark Rate (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark Rate for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark Rate for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R § 1010.230

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.

“Board Meeting” shall mean (x) any meeting of the Board of Directors of the Borrower, (y) any meeting of the Board of Directors of any Subsidiary of the Borrower and (z) any meeting of any committee or sub-committees of any Board of Directors described in foregoing clauses (x) and (y).

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean Loans of the same Type, made, converted or continued on the same date and, in the case of Benchmark Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by Borrower in accordance with the terms of Section 2.03(d) and substantially in the form of Exhibit B, or such other form as shall be reasonably approved by the Administrative Agent from time to time.

“Budget Event” shall mean any of the following:

(a) the aggregate amount of actual “receipts” during any Budget Testing Period shall be less than the projected aggregate “receipts” in the Approved Budget for such Budget Testing Period by an amount greater than the Permitted Variance (this clause (a), the “Budgeted Receipts Test”);

(b) the aggregate amount of actual “operating disbursements” during any Budget Testing Period shall exceed the projected aggregate “operating disbursements” in the Approved Budget for such Budget Testing Period by an amount greater than the Permitted Variance (this clause (b), the “Budgeted Operating Disbursements Test”); or

(c) the aggregate amount of actual “non-operating disbursements” during any Budget Testing Period shall exceed the projected aggregate “non-operating disbursements” in the Approved Budget for such Budget Testing Period by an amount greater than the Permitted Variance (this clause (c), the “Budgeted Non-Operating Disbursements Test”).

“Budget Testing Period” shall mean either the First Testing Period or a Weekly Testing Period (each as defined in the DIP Orders), as applicable.

“Budgeted Non-Operating Disbursements Test” has the meaning specified in clause (c) of the definition of “Budget Event”.

“Budgeted Operating Disbursements Test” has the meaning specified in clause (b) of the definition of “Budget Event”.

“Budgeted Receipts Test” has the meaning specified in clause (a) of the definition of “Budget Event”.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

“Capital Lease Obligations” shall mean, as to any Person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as financing leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that, notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease (including a Tenant Improvement Lease Transaction) as determined in accordance with GAAP as of December 31, 2017 be considered a Capital Lease Obligation.

“Capital Requirements” shall mean, as to any person, any matter, directly or indirectly, (a) regarding capital adequacy, capital ratios, capital requirements, the calculation of such person’s capital or similar matters, or (b) affecting the amount of capital required to be obtained or maintained by such person or any person controlling such person (including any direct or indirect holding company), or the manner in which such person or any person controlling such person (including any direct or indirect holding company), allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

“Cash Equivalents” shall mean, as to any person, (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $250,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any person incorporated in the United States having one of the two highest ratings obtainable from S&P or Moody’s, in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above and (f) demand deposit accounts maintained in the ordinary course of business with any bank meeting the qualifications specified in clause (b) above.

“Casualty Event” shall mean any involuntary loss of title or any involuntary loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any Property of any Company. “Casualty Event” shall include any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Legal Requirement, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“Change in Control” shall mean (a) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group or its respective subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Borrower representing more than 35% of the voting power of the total outstanding Voting Stock of the Borrower or (b) the occurrence of any “change of control” (or similar event, however denominated) under any other Indebtedness with an aggregate principal amount equal to, or in excess of, $10,000,000.

“Change in Law” shall mean (a) the adoption of, or taking effect of, any law, treaty, order, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Cases” shall have the meaning assigned to such term in the recitals hereto.

“Charges” shall have the meaning assigned to such term in Section 11.13.

“Claims” shall have the meaning assigned to such term in Section 11.03(b).

“Closing Date” shall mean November [__], 2024.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, all other Property of whatever kind and nature, and tangible and intangible assets of any Loan Party, whether now owned or hereafter acquired, granted or purported to be granted as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document and the DIP Orders.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Commitment” shall mean the obligation of each Lender to make New Money Loans to the Borrower hereunder, expressed as an amount representing the maximum principal amount of the New Money Loans to be made by such Lender under this Agreement, as such Commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The initial amounts of the Commitments are set forth on Schedule 2.01 or, otherwise, in the Assignment and Assumption, pursuant to which such Lender shall have assumed its Commitment, as the case may be. The initial aggregate amount of the Commitments is $30,500,000.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 11.01(d).

“Companies” shall mean the Borrower and the Subsidiaries; and “Company” shall mean any one of them.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with the Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, in consultation with the Borrower, determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents); provided that, notwithstanding anything herein to the contrary, no “Conforming Changes” shall result in any material effect on the timing or amount of payments or borrowings.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation, agreement, understanding or arrangement of such person, whether or not contingent: (a) to purchase any such primary obligation or any Property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase or lease Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss (in whole or in part) in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties or other contingent obligations (other than with respect to borrowed money or capital leases) incurred in the ordinary course of business, including indemnities. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contribution Share” shall have the meaning assigned to such term in Section 7.10(a).

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Convertible Indebtedness” shall mean Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement that is either (a) convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of the Borrower and/or cash (in an amount determined by reference to the price of such common stock).

“Credit Bid Sale Transaction” shall mean a sale transaction pursuant to which the Prepetition Lenders and/or Lenders credit bid the Prepetition Obligations.

“Credit Extension” shall mean the making of a Loan by a Lender.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Issuance” shall mean the incurrence by any Company of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean, subject to Section 2.17(b), any Lender that (i) has failed to (a) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or waived, or (b) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (ii) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (iii) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, such Lender shall cease to be a Defaulting Lender pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (iv) has, or has a direct or indirect parent company that has, (a) become the subject of a proceeding under any Debtor Relief Law, (b) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (c) become the subject of a Bail-in Action; provided, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (i) through (iv) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Designated Account” shall have the meaning assigned to such term in Section 5.18(a).

“DIP Orders” shall mean the Interim DIP Order and, upon entry thereof, the Final DIP Order, as applicable.

“DIP Superpriority Claims” shall mean allowed superpriority expense claims pursuant to Bankruptcy Code Sections 364(c)(1), 503 and 507 granted by the DIP Orders.

“Discharge of the Guaranteed Obligations” shall mean and shall have occurred when (i) all Guaranteed Obligations shall have been paid in full in cash and all other obligations under the Loan Documents shall have been performed (other than (a) those expressly stated to survive termination and (b) contingent obligations as to which no claim has been asserted) and (ii) all Commitments shall have terminated or expired.

“Disposition” shall mean, with respect to any Property, any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation) of such Property, and the terms “Dispose”, “Disposed” and “Disposing” shall have meanings correlative thereto.

“Disqualified Institution” shall mean any Person (or its subsidiaries and affiliates) who is an operating competitor of the Borrower or its subsidiaries and that is separately identified by the Borrower to the Administrative Agent by name in writing prior to the Closing Date (which list of operating competitors may be supplemented by the Borrower after the Closing Date by means of a written notice to the Administrative Agent; provided that (i) such supplementation shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loans or commitments hereunder and (ii) such list and any supplement thereto may be posted by the Administrative Agent for the Lenders).

“Disqualified Stock” shall mean any equity interest that, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for shares of equity that are not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable (other than for shares of equity that are not Disqualified Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment (other than in shares of equity that are not Disqualified Stock) constituting a return of capital, in each case, on a date that is prior to ninety-one (91) days after the Maturity Date, or (b) is convertible into or exchangeable or exercisable for (i) debt securities or other indebtedness or (ii) any equity interest referred to in clause (a) above or (c) contains any repurchase or payment obligation (other than payments or dividends solely in shares of equity that are not Disqualified Stock); provided, however, that any equity interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such equity interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such equity interests upon the occurrence of a Change in Control shall not constitute Disqualified Stock if such equity interests provide that the issuer thereof will not redeem any such equity interests pursuant to such provisions prior to the repayment in full of the Loans.

“Dividend” shall mean, with respect to any person, that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of Property (other than common equity of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside or otherwise reserved, directly or indirectly, any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the outstanding Equity Interests of such person (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of or otherwise reserving any funds for the foregoing purposes.

“Dollar Equivalent” shall mean, as to any amount denominated in a Judgment Currency as of any date of determination, the amount of Dollars that would be required to purchase the amount of such Judgment Currency based upon the spot selling rate at which the Administrative Agent (or another financial institution designated by the Administrative Agent from time to time) offers to sell such Judgment Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later.

“Dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary organized under the laws of any jurisdiction within the United States or any state thereof.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Employee Benefit Plan” shall mean any Pension Plan and any other “employee benefit plan” as defined in Section 3(3) of ERISA (other than a Multiemployer Plan and other than a Foreign Plan) which is or was maintained, contributed to or required to be contributed to by any Company.

“Environment” shall mean any surface or subsurface physical medium or natural resource, including air, land, soil, surface waters, ground waters, sediments (including stream and river sediments),

biota and any indoor surface area, surface or physical medium, and any ecological systems and living organisms supported by these media.

“Environmental Claim” shall mean any claim, notice, demand, Order, action, suit, investigation, proceeding, or other communication or legal proceeding alleging or asserting liability or obligations under Environmental Law, including liability or obligation for investigation, enforcement proceedings, governmental response, assessment, remediation, removal, cleanup, Response, corrective action, monitoring, post-remedial or post-closure studies, investigations, operations and maintenance, injury, damage, destruction or loss to natural resources, personal injury, medical monitoring, wrongful death, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Materials in, on, into, through or from the Environment at any location or (b) any violation of or non-compliance with Environmental Law, and shall include any claim, notice, demand, Order, action, suit or proceeding seeking damages (including the costs of remediation), contribution, indemnification, cost recovery, penalties, fines, indemnities, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health and safety (as it relates to exposure to Hazardous Materials) or the Environment.

“Environmental Law” shall mean any and all applicable Legal Requirements relating to or imposing liability or standards of conduct concerning human health and safety (as it relates to exposure to Hazardous Materials) or pollution, preservation, or protection of the Environment, the Release, threatened Release, or the generation, manufacture, use, labeling, treatment, storage, handling, or transportation of Hazardous Material, natural resources or natural resource damages, or occupational safety or health (as it relates to exposure to Hazardous Materials).

“Environmental Permit” shall mean any permit, license, approval, consent, notifications, exemptions, registration or other authorization required by or from a Governmental Authority under any Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, whether outstanding on the Closing Date or issued on or after the Closing Date, but excluding Convertible Indebtedness.

“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by the Borrower of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option or equity-based derivative) or any warrants or options or equity-based derivatives to purchase Equity Interests of the Borrower or (b) any contribution to the capital of the Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001 of ERISA, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (i) a “reportable event” within the meaning of Section 4043(c) of ERISA (other than any such event with respect to which the notice requirement has been waived) with respect to any Pension Plan; (ii) the failure of any Company or any ERISA Affiliate to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure of any Company or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Company or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan; (iii) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (iv) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan in a distress termination described in Section 4041(c) of ERISA, the termination of any Pension Plan under Section 4041(c) of ERISA or the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such Pension Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (v) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (vi) the withdrawal by any Company or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability of any Company or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on any Company or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the complete or partial withdrawal of any Company or any ERISA Affiliate from any Multiemployer Plan (within the meaning of Sections 4203 and 4205 of ERISA) if there is any potential liability therefor, or the receipt by any Company or any ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA or a violation of Section 436 of the Code with respect to any Pension Plan; or (xii) a Foreign Plan Event.

“Erroneous Payment” shall have the meaning assigned to it in Section 10.14(a).

“Erroneous Payment Subrogation Rights” shall have the meaning assigned to it in Section 10.14(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Cash” shall mean, the amount by which the Consolidated Cash Balance exceeds $1,000,000.

“Excess Payment” shall have the meaning assigned to such term in Section 7.10(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” shall mean (i) any Subsidiary that is prohibited by applicable law at the time such Subsidiary becomes a Subsidiary from becoming a Guarantor; and (ii) each of Care Optimize MX, S. de R.L. de C.V. and CareMax Columbia, SAS. For the avoidance of doubt, the Borrower shall at no time constitute an Excluded Subsidiary. No Excluded Subsidiary may own any Intellectual Property that is material to the business of the Borrower and its Subsidiaries taken as a whole.

“Excluded Taxes” shall mean, any of the following Taxes imposed on or with respect to any Agent or any Lender, as applicable (each, a “Recipient”), or withheld or deducted from any payment to a Recipient to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by Borrower under Section 2.16), any U.S. federal withholding Tax that is imposed on amounts payable to such Recipient at the time (i) such Recipient becomes a party to this Agreement (or designates a new lending office) or (ii) such Lender changes its lending office, in each case except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.15(a), (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(e), and (d) any United States federal withholding Taxes imposed under FATCA.

“Executive Order” shall have the meaning assigned to such term in Section 3.21(a).

“Exit Premium” shall have the meaning specified in Section 2.05(a).

“Fair Market Value” shall mean, with respect to any asset (including any Equity Interests of any person), the price at which a willing buyer (that is not an Affiliate of the seller), and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors of the Borrower or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer, of the Borrower (or the Subsidiary of the Borrower selling such asset).

“FATCA” shall mean sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any intergovernmental agreements or agreements implementing the foregoing entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary to the next 1/100th of 1%) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Fee Letter” shall mean that certain Fee Letter, dated November [__], 2024, by and between the Borrower and the Agents.

“Fees” shall mean all fees and other amounts payable to the Agents pursuant to the Fee Letter and the other fees referred to in Section 2.05.

“Final DIP Loan” shall have the meaning specified in Section 2.01.

“Final DIP Loan Amount” shall have the meaning specified in Section 2.01.

“Final DIP Loan Date” shall have the meaning specified in Section 2.03(b).

“Final DIP Order” shall mean a final order of the Bankruptcy Court in the Chapter 11 Cases authorizing and approving this Agreement and the other Loan Documents under Sections 364(c) and (d) of the Bankruptcy Code on a final basis and entered on or substantially contemporaneously with a final hearing, in form and substance satisfactory to the Agents (solely in respect of provisions relating to the Agents) and the Required Lenders (in their reasonable discretion).

“Final DIP Order Entry Date” shall mean the date on which the Final DIP Order is entered by the Bankruptcy Court.

“Financial Officer” of any person shall mean any of the president, chief operating officer, chief financial officer, principal accounting officer, treasurer, or controller of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Floor” shall mean 1.00% per annum.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean any employee pension benefit plan, fund, program, policy, arrangement, or agreement, or other similar program established, maintained or contributed to by any Company on behalf of (or for the benefit of) its employees, officers or directors employed, or otherwise engaged, outside the United States.

“Foreign Plan Event” shall mean, with respect to any Foreign Plan, (i) the existence of unfunded liabilities in excess of the amount permitted under any applicable Legal Requirement, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (ii) the failure to make the required contributions or payments, under any applicable Legal Requirement, on or before the due date for such contributions or payments, (iii) the receipt of a notice from a Governmental Authority relating to the intention to terminate such Foreign Plan or to appoint a trustee or similar official to administer such Foreign Plan, or alleging the insolvency of such Foreign Plan, or (iv) the incurrence of any liability by any Company under applicable Legal Requirements on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Fund” shall mean any Person (other than a natural Person), fund, investment vehicle or managed account that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds, and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis.

“Governmental Authority” shall mean any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning assigned to such term in Section 11.04(j).

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by each of the Guarantors.

“Guarantors” shall mean each Subsidiary of any Loan Party (other than any Excluded Subsidiary).

“Hazardous Materials” shall mean any substances, chemicals, or wastes that are listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning), under any Environmental Laws, or which could give rise to liability under any Environmental Law, including but not limited to, polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs, asbestos or any asbestos-containing materials in any form or condition, lead-based paint, pesticides, radon or any other radioactive materials including any source, special nuclear or by-product material, petroleum, petroleum by-products, crude oil or any fraction thereof, toxic mold, or per- or polyfluoroalkyl substances (PFAS).

“Healthcare Laws” shall mean all Legal Requirements applicable to the Companies and each Physician-Owned Practice, as enacted or in effect as of the date hereof, related to: (a) the licensure, certification, qualification or authority to transact business in connection with the provision of, payment for, or arrangement of, health care services, health benefits or health insurance (“Healthcare Permits”)including Legal Requirements that regulate persons bearing the financial risk for the provision or arrangement of health care services; (b) the administration of health care claims or benefits or processing or payment for health care services, treatment, drugs or supplies furnished by healthcare providers, including third-party administrators, utilization review agents, and persons performing quality assurance, credentialing or coordination of benefits; (c) the Medicare and Medicaid programs, including the Medicare Advantage and Medicare Part D prescription drug programs, and other health care programs administered by a Governmental Authority; (d) the solicitation or acceptance of improper incentives involving persons operating in the health care industry, including Legal Requirements prohibiting or regulating fraud, waste and abuse, patient referrals or provider incentives generally, including the following statutes: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. § 1395nn), the Federal Civil False Claims Act (31 U.S.C. §§ 3729, et seq.), the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.), the Federal Health Care Fraud Law (18 U.S.C. § 1347), the criminal False Claims Act 42 (U.S.C. 1320a-7b(a)); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1035 and 1349 and the health care fraud criminal provisions under HIPAA (as defined below) and the Exclusion Laws (42 U.S.C. § 1320a-7); (e) the privacy, security, transmission, breach notification, storage or other protection of patient information, including but not limited to the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) (“HIPAA”); (f) corporate practice of medicine, fee-splitting, provider participation in government healthcare programs, provider networks, including any willing provider laws, referrals, billing and submission of false or fraudulent claims, claims processing, risk adjustment, including those related to risk categorization, scoring and data submission, quality, safety, medical necessity, data privacy and security, patient confidentiality and informed consent, the hiring of employees or acquisition of services or supplies from persons excluded from participation in government health care programs, standards of care, quality assurance, risk management, mandated reporting of incidents, occurrences, diseases and events and the advertising or marketing of healthcare services; and (g) other aspects of the Companies’ or Physician-Owned Practices’ respective healthcare operations.

“Healthcare Permits” shall have the meaning set forth in the definition of “Healthcare Laws.”

“Hedging Agreement” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, cap transactions, floor transactions, collar transactions, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“HIPAA” shall have the meaning set forth in the definition of “Healthcare Laws.”

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal years ended December 31, 2023, 2022 and 2021, and (b) the unaudited consolidated balance sheet of the Borrower and certain of its Affiliates (as specified therein) as at the end of the fiscal quarters ended March 31, 2024 and June 30, 2024, and, in each case, the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal periods, including the notes thereto.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances (including unreimbursed amounts outstanding under letters of credit and any Convertible Indebtedness); (b) all obligations of such person evidenced by loan agreements, bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to Property purchased by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property); (d) all obligations of such person issued or assumed as part of the deferred purchase price of Property or services (excluding (w) trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms, (x) deferred rent obligations, (y) customary obligations under employment arrangements and (z) purchase price adjustments or earn-outs that have not yet become liabilities on the balance sheet of such person in accordance with GAAP); (e) all Indebtedness of others secured by any Lien on Property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the lower of (i) the Fair Market Value of such Property and (ii) the amount of the Indebtedness secured; (f) all Capital Lease Obligations, Purchase Money Obligations and Off-Balance Sheet Obligations of such person; (g) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of Disqualified Stock; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit (but only to the extent of drawn but unreimbursed amounts thereunder), letters of guaranty, bankers’ acceptances and similar credit transactions; and (j) all

Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor; provided that Indebtedness shall not include accrued expenses, deferred revenue, deferred rent, deferred taxes and deferred compensation and customary obligations under employment arrangements.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).

“Information” shall have the meaning assigned to such term in Section 11.12.

“Initial DIP Budget” shall mean a projected statement of “receipts”, “operating disbursements”, “non-operating disbursements” (including structuring fees and expenses) and “operating cash flow” for the Borrower and the other Debtors as of the Petition Date for the following 13 calendar weeks, attached as Exhibit K hereto and delivered pursuant to Section 4.01(f).

“Insolvency Law” shall mean the Bankruptcy Code of the United States, and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar Legal Requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Interest Election Request” shall mean a request by the Borrower in accordance with the terms of Section 2.08 and substantially in the form of Exhibit D, or such other form as shall be reasonably approved by the Administrative Agent from time to time.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each calendar month to occur during any period in which such Loan is outstanding, (b) with respect to any Benchmark Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (c) the Maturity Date.

“Interest Period” shall mean, with respect to any Benchmark Rate Loan, the period commencing on the Business Day such Loan is disbursed or continued, or commencing on the date on which an ABR Loan is converted to a Benchmark Rate Loan, and in each case ending on the date one (1) month thereafter; provided that:

(a) if any Interest Period pertaining to a Benchmark Rate Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period pertaining to a Benchmark Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Interest Rate Determination Date” has the meaning set forth in the definition of “Term SOFR.”

“Interim DIP Loan” has the meaning specified in Section 2.01.

“Interim DIP Loan Amount” has the meaning specified in Section 2.01.

“Interim DIP Order” shall mean the order of the Bankruptcy Court in the Chapter 11 Cases authorizing and approving this Agreement and the other Loan Documents for an interim period under sections 364(c) and (d) of the Bankruptcy Code and entered after a hearing, in the form attached as Exhibit L hereto or otherwise in form and substance satisfactory to the Required Lenders (in their reasonable discretion).

“Interim DIP Order Entry Date” shall mean the date on which the Interim DIP Order is entered on the docket of the Bankruptcy Court.

“Investments” shall have the meaning assigned to such term in Section 6.04.

“IT Systems” shall have the meaning assigned to such term in Section 3.09(a).

“Judgment Currency” shall have the meaning assigned to such term in Section 11.18.

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Legal Requirements” shall mean, as to any person, the Organizational Documents of such person, and any treaty, law (including the common law), statute, ordinance, code, rule, regulation, license, permit, guidelines, decrees, requirement, Order or determination of an arbitrator or a court or other Governmental Authority, or other legally binding requirements, in each case would reasonably be interpreted to be applicable to or binding upon such person or any of its Property or to which such person or any of its Property would reasonably be interpreted to be subject.

“Lender Representative” shall have the meaning set forth in Section 5.21.

“Lenders” shall mean collectively, the New Money Lenders and the Roll-Up Lenders.

“Licensed Provider” shall mean any licensed employee, agent or independent contractor of the Companies or Physician-Owned Practice that provides healthcare services.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien (statutory or otherwise), pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind, including any easement, right-of-way or other encumbrance on title to Real

Property, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided, that in no event shall an operating lease (including a Tenant Improvement Lease Transaction) be deemed to constitute a Lien.

“Liquidity” shall mean, at any time, all Unrestricted Cash and Cash Equivalents that is free and clear of all Liens, other than Liens in favor of the Collateral Agent and statutory liens in favor of banks (including right of setoff).

“Loan” or “Loans” shall mean, as the context may require or collectively, the Interim DIP Loans and Final DIP Loans made by the Lenders on the Closing Date (or one Business Day thereafter) and the Final DIP Loan Date, as applicable, to the Borrower pursuant to Section 2.01 and the Roll-Up Loans.

“Loan Documents” shall mean this Agreement, the Fee Letter, the Notes (if any), the Security Documents, and any other document that the Required Lenders or any Agent, as the case may be, and the Borrower from time to time designate in writing as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Management Services Agreement” shall mean an administrative management services agreement (x) in substantially the same form provided to the Lenders prior to the Closing Date (other than any changes to the form required by applicable law or any applicable rule, regulation or order of any Governmental Authority) or (y) in any other form reasonably acceptable to the Required Lenders, in each case, between the Borrower, any other Loan Party or any Wholly Owned Subsidiary of a Loan Party and a Physician-Owned Practice, pursuant to which the Borrower, such other Loan Party or such other Wholly Owned Subsidiary of a Loan Party shall provide administrative management services to such Physician-Owned Practice; provided that, if a Management Services Agreement is entered into with a Wholly Owned Subsidiary of a Loan Party, such Wholly Owned Subsidiary becomes a Loan Party in accordance with Section 5.10 within sixty (60) days after the date such Management Services Agreement is entered into.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean, any event, change or condition that, individually or in the aggregate, has had, or could reasonably be expected to have (a) a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole (excluding (i) any matters publicly disclosed prior to the Petition Date and (ii) materials resulting from the Chapter 11 Cases and the events and conditions relating and/or leading up to the Chapter 11 Cases and the effects thereof), (b) a material and adverse effect on the rights and remedies of the Lenders or the Agents under this Agreement or the other Loan Documents (other than solely due to the extent of the action or inaction of any Agent, or any of the Lenders, as applicable), or (c) a material and adverse effect on the ability of the Borrower and Guarantors to perform their payment obligations under this Agreement and the other Loan Documents.

“Maturity Date” shall mean the earliest of (a) the six month anniversary of the Petition Date, or if such day is not a Business Day, the preceding Business Day, (b) the date of the substantial consummation

(as defined in Section 1101(2) of the Bankruptcy Code) of a Plan of Reorganization acceptable to the Required Lenders (in their reasonable discretion) (and with respect to any provisions that affect the rights or duties of the Agents, acceptable to the Agents in their reasonable discretion), (c) the date the Bankruptcy Court converts any of the Chapter 11 Cases to a Chapter 7 case, (d) the date the Bankruptcy Court dismisses any of the Chapter 11 Cases, (e) the date on which the Loan Parties consummate a sale of all or substantially all of the assets of the Loan Parties pursuant to section 363 of the Bankruptcy Code or otherwise, and (f) such earlier date on which the Loans shall become due and payable by acceleration or otherwise in accordance with the terms of this Agreement and the other Loan Documents.

“Maximum Rate” shall have the meaning assigned to such term in Section 11.13.

“Milestone” shall have the meaning assigned to such term in Section 5.22.

“Monthly P&L Report” shall mean a report substantially in the form attached as Exhibit J.

“Moody’s” shall mean Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Company or any ERISA Affiliate has an obligation to contribute or with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise).

“Net Cash Proceeds” shall mean:

(a) with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the proceeds thereof in the form of cash, cash equivalents (including Cash Equivalents) and marketable securities (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable, or by the sale, transfer or other Disposition of any non-cash consideration received in connection therewith or otherwise, but only as and when received) received by any Company (including cash proceeds subsequently received (as and when received by any Company) in respect of non-cash consideration initially received) net of, without duplication, (i) selling fees and expenses (including brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale and in connection with any repatriation of such proceeds (after taking into account any available tax credits or deductions and any tax sharing arrangements)), (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations, earn-out obligations or purchase price adjustments associated with such Asset Sale or (y) any other liabilities retained or payable by any Company associated with the Properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) if applicable, the principal amount of any Indebtedness secured by a Permitted Lien on the assets subject to such Asset Sale (other than Indebtedness secured under the Security Documents or otherwise subject to an intercreditor agreement pursuant to this Agreement) that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Sale or Casualty Event and (iv) the Borrower’s good faith estimate of the amount of payments required to be made with respect to unassumed liabilities relating to the properties sold within thirty (30) days of such Asset Sale (provided that (x) the funds described in this clause (iv) are deposited into escrow with a third party escrow agent or set aside in a separate deposit account that is subject to a control agreement entered into with the Collateral Agent and (y) to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within the earlier of thirty (30) days after such Asset Sale or at such time when such amounts are no longer required to be set aside as such a reserve, such reserved amounts shall constitute Net Cash Proceeds);

(b) with respect to any Debt Issuance or any issuance or sale of Equity Interests by the Borrower or any of its Subsidiaries that is not an Equity Issuance, the cash proceeds thereof received by, or on behalf of, any Company, net of fees, commissions, costs and other expenses incurred in connection therewith and permitted by the DIP Orders; and

(c) with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received by, or on behalf of, any Company in respect thereof, net of all costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event (including, in respect of any such Casualty Event, transfer and similar taxes and the Borrower’s good faith estimate of income taxes paid or payable in connection with such sale (after taking into account any available tax credits or deductions and any tax sharing arrangements) (provided that, to the extent and at the time that any such taxes are no longer required to be paid or payable, such amounts shall then constitute Net Cash Proceeds)).

“New Money Lender” shall mean each financial institution and other Persons (a) listed on Schedule 2.01 as having Commitments and (b) that becomes a party hereto pursuant to an Assignment and Assumption that shall hold New Money Loans, other than, in each case, any such financial institution or Person that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“New Money Loans” shall have the meaning assigned to such term in Section 2.01.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Public Information” shall mean material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to the Borrower or its Subsidiaries or their respective securities.

“Notes” shall mean any notes evidencing the Interim DIP Loans, Final DIP Loans and Roll-Up Loans, in each case issued pursuant to Section 2.04(e) of this Agreement, if any, in a form agreed by the Borrower and the Lender requesting the Note.

“Obligations” shall mean (a) all obligations and guarantees thereof of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including premiums, fees (including the Exit Premium), costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising.

“OFAC” shall mean the Office of Foreign Asset Control of the Department of Treasury of the United States of America.

“Off-Balance Sheet Obligations” of a person shall mean, without duplication, (a) any repurchase obligation or liability of such person with respect to accounts or notes receivable sold by such person, (b) any Synthetic Lease Obligations of such person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such person (other than operating leases including a Tenant Improvement Lease Transaction).

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organizational Documents” shall mean, collectively, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (e) in any other case, the functional equivalent of the foregoing, and (f) any shareholder, voting trust or similar agreement between or among any holders of Equity Interests of such Person.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” shall mean any and all present or future stamp, court, intangible, recording, property, filing or documentary Taxes or any similar Taxes, charges or levies arising from any payment made or required to be made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16).

“Participant” shall have the meaning assigned to such term in Section 11.04(f).

“Participant Register” shall have the meaning assigned to such term in Section 11.04(f).

“Patriot Act” shall have the meaning assigned to such term in Section 3.22(a).

“Payment Recipient” shall have the meaning assigned to it in Section 10.14(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan and other than a Foreign Plan) subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA (a) which is maintained, sponsored, contributed to or required to be contributed to by any Company or any ERISA Affiliate or (b) with respect to which any Company or ERISA Affiliate has incurred any undischarged liability or could reasonably be expected to incur any liability (whether contingent or otherwise) including under Section 4062 or Section 4069 of ERISA.

“Permitted Encumbrances” shall mean the Liens specified in clauses (a)-(j), (m)-(q) and (r)(iii) of Section 6.02; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Investments” shall have the meaning assigned to such term in Section 6.04.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Variance” shall mean, for purposes of testing whether a Budget Event has occurred, (a) with respect to the Budgeted Receipts Test, 80% of the estimated aggregate “receipts” in the then-in-effect Approved Budget, (b) with respect to any Budgeted Operating Disbursements Test, a variance of 115% of the estimated aggregate “operating disbursements” in the then-in-effect Approved Budget and (c) Budgeted Non-Operating Disbursements Test, a variance of 115% of the estimated aggregate “non-operating disbursements” in the then-in-effect Approved Budget.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, company (whether limited in liability or otherwise), partnership (whether limited in liability or otherwise) or Governmental Authority, or any other entity, in any case, whether acting in a personal, fiduciary or other capacity.

“Personal Information” shall have the same meaning as the term “personal data,” “personal information,” “protected health information” or the equivalent under applicable Legal Requirements.

“Petition Date” shall mean November 17, 2024.

“Physician-Owned Practice” shall mean with respect to any facility located in any jurisdiction in which ownership of the relevant medical practice(s) to be provided at such facility by non-licensed medical professionals is prohibited by applicable law, any entity (i) 100% of the Equity Interests of which is owned by one or more physicians or other licensed medical professionals who provide services in connection with the applicable medical practice and (ii) that has entered into and continues to be subject to a Management Services Agreement.

“PIK Interest Amount” shall have the meaning assigned to such term in Section 2.06(d).

“Plan of Reorganization” shall mean a plan of reorganization with respect to the Loan Parties and their Subsidiaries pursuant to the Chapter 11 Cases.

“Platform” shall mean IntraLinks, SyndTrak or a substantially similar electronic transmission system.

“Pledgor” shall mean each Company listed on Schedule 1.01(a), and each other Subsidiary of any Company that is or becomes a party to this Agreement (in its capacity as a Guarantor) and the Security Documents pursuant to Section 5.10.

“Prepetition Agent” shall mean Jefferies Finance LLC, in its capacities as administrative agent and collateral agent under the Prepetition Documents, or any successor administrative agent and collateral agent under the Prepetition Documents.

“Prepetition Credit Agreement” shall mean that certain term Credit Agreement, dated as of May 10, 2022 (as amended, supplemented or otherwise modified on or prior to the date hereof), by and among the Borrower, the guarantors party thereto, the lenders and issuing banks party thereto and the Prepetition Agent.

“Prepetition Documents” shall mean the Prepetition Credit Agreement and the other “Loan Documents” as defined in the Prepetition Credit Agreement.

“Prepetition Lender” shall mean any lender under the Prepetition Credit Agreement.

“Prepetition Loan” shall mean any loan made pursuant to the Prepetition Credit Agreement.

“Prepetition Obligations” shall mean “Obligations” (as defined in the Prepetition Credit Agreement) of the Loan Parties to the Prepetition Secured Parties incurred prior to the Petition Date.

“Prepetition Secured Parties” shall mean, collectively, the Prepetition Agent, the Prepetition Lenders and “Secured Parties” as defined in the Prepetition Credit Agreement.

“Pro Rata Share” shall have the meaning assigned to such term in Section 7.10(a).

“Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.

“Public Lenders” shall mean any Lender that does not wish to receive Non-Public Information with respect to the Borrower or its Subsidiaries or their respective securities.

“Public Official” shall mean (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or controlled veterinary or medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any fixed or capital assets (including Equity Interests of any person owning fixed or capital assets) or the cost of installation, construction or improvement of any fixed or capital assets (including capitalized leasehold improvements); provided, however, that (a) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition, installation, construction or improvement of such fixed or capital assets by such person and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified Stock” of any person shall mean any Equity Interest of such person that does not constitute Disqualified Stock.

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.

“Register” shall have the meaning assigned to such term in Section 11.04(d).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Person” shall mean, with respect to any Person, (a) each Affiliate of such Person and each of the officers, directors, partners, trustees, employees, affiliates, shareholders, Advisors, agents (including sub-agents and co-agents), administrators, managers, members, representatives, attorneys-in-fact and Controlling persons of each of the foregoing, and (b) if such Person is an Agent, each other Person designated, nominated or otherwise mandated by or assisting such Agent pursuant to Section 10.05 or any comparable provision of any Loan Document.

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, depositing, dispersing, migrating, dumping or disposing in, on, into, through or from the Environment or any Real Property (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).

“Required Lenders” shall mean, at any date of determination, Lenders (other than Defaulting Lenders) holding more than 50% of the sum of the aggregate outstanding amount of all Loans and unused Commitments.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(25) or any other applicable Environmental Law, or (b) all other actions required pursuant to Environmental Law to (i) clean up, remove, treat, abate, monitor or in any other way address any Release or presence of Hazardous Materials at, in, on, under or from any Real Property, or otherwise in the Environment, (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material, or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” of any Person shall mean any executive officer, any executive vice president or Financial Officer of such Person.

“Restructuring Support Agreement” shall mean that Restructuring Support Agreement, dated on or about the date hereof, by and among CareMax, Inc., a Delaware corporation, the affiliates of CareMax, Inc. party thereto, the Consenting Term Loan Lenders (as such term is defined therein), and the ACO Purchaser (as such term is defined therein).

“Roll-Up Lender” shall mean (a) each financial institution and other Persons listed on Schedule 2.01 as having Roll-Up Loans and (b) each financial institution or other Person that becomes a party hereto pursuant to an Assignment and Assumption that shall hold Roll-Up Loans, other than any such financial institution or Person that has ceased to be a party hereto pursuant to an Assignment and Assumption.

“Roll-Up Loans” shall have the meaning assigned to such term in Section 2.01(b).

“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and any successor thereto.

“Sanctioned Country” shall mean, at any time, a country, territory or region which is itself the subject or target of comprehensive Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons as described in the foregoing clauses (a) (b), or (c).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” shall mean (a) the Obligations and (b) Erroneous Payment Subrogation Rights.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article X, and the Lenders.

“Securities Collateral” shall have the meaning assigned to such term in the Security Agreement.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time by one or more joinder agreements (in form and substance reasonably acceptable to the Agents and the Required Lenders), or otherwise, in accordance with the terms hereof and thereof.

“Security Agreement Collateral” shall mean all Property pledged or granted as collateral pursuant to the Security Agreement delivered on the Closing Date or thereafter pursuant to Section 5.10.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Security Documents” shall mean, collectively, the DIP Orders, the Security Agreement, and each other security document or pledge agreement delivered in accordance with applicable local or foreign Legal Requirements to grant a valid, enforceable, perfected security interest (with the priority required under the Loan Documents) in any Property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement or any other such security document or pledge agreement to be filed with respect to the security interests in Property created pursuant to the Security Agreement and any other document or instrument utilized to pledge any Property as collateral for all (or any of) the Secured Obligations.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the Federal Reserve Bank of New York’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SPC” shall have the meaning assigned to such term in Section 11.04(j).

“Specified Guarantor Release Provision” shall have the meaning assigned to such term in Section 10.12(c).

“Subsequent Budget” shall have the meaning assigned to such term in Section 5.01(d).

“Subsequent Testing Date” shall have the meaning assigned to such term in Section 5.01(f).

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (a) any Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (b) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (c) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (d) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower. For the avoidance of doubt, no Physician-Owned Practice is a Subsidiary of the Borrower.

“Swap Agreement” shall mean (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Swap Master Agreement”), including any such obligations or liabilities under any Swap Master Agreement.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swept Accounts” shall have the meaning assigned to such term in Section 5.18(a).

“Synthetic Lease” shall mean, as to any person, any lease (including leases that may be terminated by the lessee at any time) of any Property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. federal income tax purposes, other than any such lease under which such person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Tax Returns” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, fees, deductions, withholdings (including backup withholding) or other similar charges, whether computed on a separate, consolidated, unitary, combined or other basis and any and all liabilities (including interest, fines, penalties or additions to tax) with respect to the foregoing.

“Tenant Improvement Lease Transaction” shall mean a Lease of Real Property where tenant improvements are funded by either the landlord or a third-party tenant improvement lender and secured by additional rent payable treated as an operating lease.

“Term SOFR” shall mean (a) with respect to any Benchmark Rate Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate published two (2) U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period (such date, the “Interest Rate Determination Date”), plus the Term SOFR Adjustment and (b) with respect to any Base Rate Borrowing, the Term SOFR Reference Rate for a tenor of one month published two (2) U.S. Government Securities Business Days prior to the commencement of the applicable Interest Period, plus the Term SOFR Adjustment.

“Term SOFR Adjustment” shall mean a rate per annum equal to 0.11448% (11.448 basis points).

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean, for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided, however, that if as of 5:00 p.m. (New York City time) on any Interest Rate Determination Date the Term SOFR Reference Rate for the applicable tenor has not been published by the

Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Term SOFR Reference Rate will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Interest Rate Determination Date.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Treasury Regulations” shall mean the regulations promulgated by the United States Department of the Treasury under the Code, as amended from time to time.

“Turner Leases” shall mean the agreements set forth on Schedule 6.01(e) hereto.

“Type” shall mean, when used in reference to any Loan or Borrowing, a reference to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Benchmark Rate or the Alternate Base Rate.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

“United States” and “U.S.” shall mean the United States of America.

“Unrestricted Cash and Cash Equivalents” shall mean, at any time, the aggregate amount of cash and Cash Equivalents that does not appear (and is not required to appear) as “restricted” on a consolidated balance sheet of the Loan Parties and that is (i) held in accounts of the Borrower, its Subsidiaries that are Domestic Subsidiaries or Physician-Owned Practices and (ii) free and clear of all Liens (other than Permitted Encumbrances or pursuant to this Agreement).

“U.S. Government Securities Business Day” shall mean any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“USCO” shall mean the United States Copyright Office.

“USPTO” shall mean the United States Patent and Trademark Office.

“Variance” shall have the meaning assigned to such term in Section 5.01(f).

“Variance Report” shall have the meaning assigned to such term in Section 5.01(f).

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest (other than immaterial directors’ qualifying shares to the extent required by applicable law) at such time.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 [Reserved].

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrase “Material Adverse Effect” shall be deemed to be followed by the phrase “, individually or in the aggregate.” The word “asset” shall be construed to have the same meaning and effect as the word “Property.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, refinanced, extended, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, refinancing, extensions, supplements or modifications set forth in any Loan Document), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless otherwise indicated, (e) any references to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) all references to “knowledge” in this Agreement or any other Loan Document refers to the actual knowledge (after reasonable inquiry) of such Responsible Officer or other Person making such certification. This Section 1.03 shall apply, mutatis mutandis, to all Loan Documents. Any Responsible Officer executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as a Responsible Officer on behalf of the applicable Loan Party and not in any individual capacity. Notwithstanding anything to the contrary, (a) unless specifically stated otherwise herein, any dollar, number, percentage or other amount available under any basket set forth in any affirmative, negative or other covenant in this Agreement or the other Loan Documents may be accumulated, added, combined, aggregated or used together by any Loan Party and its Subsidiaries with any other basket in the same such covenant; provided that such accumulation, addition, combination or aggregation may only occur to the extent such Loan Party would be permitted to use each such basket for the same transaction or occurrence, and (b) any action or event permitted by this Agreement or the other Loan Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Loan Documents; provided that such action or event complies with each such provision applicable to such action or event.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date. For purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat operating leases and capital leases in a manner consistent with their treatment under generally accepted accounting principles as in effect on December 31, 2017, notwithstanding any modifications or interpretive changes thereto that may occur or may have occurred thereafter.

Section 1.05 [Reserved].

Section 1.06 Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof or thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

Section 1.07 [Reserved].

Section 1.08 Currency Fluctuations. For purposes of determining compliance with Section 6.01, Section 6.02, Section 6.04, Section 6.06 or Section 6.09, with respect to any Indebtedness, Liens, Investments, Asset Sales or other dispositions, or prepayments of other Indebtedness in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time the Borrower or one of its Subsidiaries is contractually obligated to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness (so long as, at the time of entering into the contract to incur, make or acquire such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, it was permitted hereunder) and once contractually obligated to be incurred, made or acquired, the amount of such Indebtedness, Liens, Investments, Asset Sales or other dispositions or prepayments of other Indebtedness, shall be always deemed to be at the Dollar amount on such date, regardless of later changes in currency exchange rates.

Section 1.09 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.10 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Alternate Base Rate, the Benchmark Rate, Adjusted Daily Simple SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or any relevant adjustments thereto (including any Benchmark Replacement Adjustment), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto (including any Benchmark Replacement Adjustment) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Alternate Base Rate, the Benchmark Rate, Adjusted Daily Simple SOFR, Term SOFR or any other Benchmark Rate prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Alternate Base Rate, the Benchmark Rate, Term SOFR, Adjusted Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto (including any Benchmark Replacement Adjustment), in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Alternate Base Rate, the Benchmark Rate, Term SOFR, Adjusted Daily Simple SOFR or any other Benchmark Rate, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person or entity for damages of any kind for direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Article II
THE CREDITS

Section 2.01 Commitments and Roll-Up Loans.

(a) Subject to the terms and conditions set forth herein (including in Section 4.01 or Section 4.02, as applicable) and in the DIP Orders, each New Money Lender severally agrees to make Loans on the Closing Date (or one Business Day thereafter) and the Final DIP Loan Date to the Borrower denominated in Dollars in an aggregate principal amount equal to such New Money Lender’s Commitment in respect of the Interim DIP Loan Amount or the Final DIP Loan Amount, as applicable. There shall be no more than two Borrowings with respect to the New Money Lenders’ Commitments which Borrowings shall consist of (i) loans (the “Interim DIP Loans”) on the Closing Date (or one Business Day thereafter) in an aggregate principal amount of up to $12,000,000 (the “Interim DIP Loan Amount”), which shall be made by each New Money Lender in accordance with its respective Pro Rata Share of the amount of Interim DIP Loans, and (ii) loans (the “Final DIP Loans” and together with the Interim DIP Loans, the “New Money Loans”) in an aggregate principal amount of up to $18,500,000 (the “Final DIP Loan Amount”) on the Final DIP Loan Date, which shall be made by each New Money Lender in accordance with its respective Pro Rata Share of the Final DIP Loan Amount. The Commitments in respect of the New Money Loans shall be reduced by (x) the Interim DIP Loan Amount upon funding of the Interim DIP Loans and (y) the Final

DIP Loan Amount upon funding of the Final DIP Loans, and shall terminate automatically after the making of the Final DIP Loans on the Final DIP Loan Date .

(b) Upon entry of the Final DIP Order, each Roll-Up Lender shall be deemed to have advanced additional loans in an aggregate principal amount of $91,500,000, which amount shall be equal to a portion of the principal amount of Prepetition Loans held by the Prepetition Lenders outstanding as of such date, which Prepetition Loans will be deemed to have been converted on a cashless, dollar-for-dollar basis (such loans, the “Roll-Up Loans”). The Roll-Up Loans shall be deemed funded and shall constitute and be deemed to be Loans hereunder with the terms set forth herein on the date of entry of the Final DIP Order. Each Roll-Up Lender shall have been deemed to execute this Agreement on the Closing Date as a “Lender”.

Section 2.02 Loans.

(a) Each New Money Loan shall be made as part of a Borrowing consisting of New Money Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make any New Money Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any New Money Loan required to be made by such other Lender).

(b) Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of ABR Loans or Benchmark Rate Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Benchmark Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Lender to make such Loan and the Borrower to repay such Loan in accordance with the terms of this Agreement; provided, further, that such Lender shall remain a Lender hereunder for all purposes. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Benchmark Rate Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each New Money Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate from time to time not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated in writing by the Borrower to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective New Money Lenders within two (2) Business Days.

(d) Unless the Administrative Agent shall have received written notice from a New Money Lender prior to the date of any Borrowing that such New Money Lender will not make available to the Administrative Agent such New Money Lender’s portion of such Borrowing, the Administrative Agent may assume that such New Money Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above.

Section 2.03 Borrowing Procedures.

(a) Subject to the terms and conditions of the Interim DIP Order and this Agreement, including the satisfaction of the conditions set forth in Article IV hereof, the Lenders shall make the Interim DIP Loans available to the Borrower on the Closing Date (or one Business Day thereafter).

(b) Subject to the terms and conditions of the applicable DIP Order and this Agreement including the satisfaction of the conditions set forth in Article IV hereof, the Lenders shall make the Final DIP Loans available to the Borrower on the date of or one Business Day after the entry of the Final DIP Order (the “Final DIP Loan Date”).

(c) Entry of the Final DIP Order shall constitute a request for a Borrowing of Roll-Up Loans, and the Borrower shall be deemed to have given a Borrowing Request as of the date of the entry of the Final DIP Order. If the Final DIP Order does not contain an election as to the Type of Borrowing of the Roll-Up Loans, then the requested Borrowing of the Roll-Up Loans shall be a Benchmark Rate Borrowing.

(d) To request a Borrowing of Interim DIP Loans or Final DIP Loans, the Borrower shall deliver, by hand delivery or email through a “pdf” copy (or transmit by other electronic transmission if arrangements for doing so have been approved in writing by the Administrative Agent), a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of a Benchmark Rate Borrowing, not later than 12:00 p.m., New York City time, on the fifth Business Day before the date of the proposed Borrowing (or such shorter time, in each case, as may be agreed in writing between the Administrative Agent, the Required Lenders and the Borrower) and (ii) in the case of an ABR Borrowing, not later than 4:00 p.m., New York City time, on the fifth Business Day prior to the proposed Borrowing (or such shorter time, in each case, as may be agreed in writing between the Administrative Agent, the Required Lenders and the Borrower); provided that, notwithstanding anything to the contrary herein, in the case of a Borrowing of Interim DIP Loans or Final DIP Loans, the Borrower shall deliver a duly completed and executed Borrowing Request to the Administrative Agent not later than 10:00 a.m., New York City time, on the first Business Day prior to the proposed Borrowing (or such shorter time, in each case, as may be agreed in writing between the Administrative Agent, the Required Lenders and the Borrower). Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i) whether the requested Borrowing is to be a Borrowing of Interim DIP Loans or Final DIP Loans;

(ii) the aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the account that such Borrowing will be deposited into;

(v) whether such Borrowing is to be an ABR Borrowing or a Benchmark Rate Borrowing; and

(vi) in the case of a Benchmark Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Benchmark Rate Borrowing. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each New Money Lender of the details thereof and of the amount of such New Money Lender’s Loans to be made as part of the requested Borrowing to be deposited in the account as specified in the Borrowing Request.

The Administrative Agent shall be entitled to conclusively rely upon, and shall be fully protected in relying upon, any Borrowing Request submitted by the Borrower.

Section 2.04 Evidence of Debt; Repayment of Loans. (a) Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender, the principal amount of each Loan of such Lender as provided in Section 2.09.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made or deemed to be made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the Register maintained pursuant to paragraph (c) above shall be conclusive evidence, absent manifest error, of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower and the other Loan Parties to pay, and perform, the Obligations in accordance with the Loan Documents. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such entries (including the Register), the accounts and records of the Administrative Agent (including the Register) shall control in the absence of manifest error.

(e) Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that any Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly (and, in all events, within seven (7) Business Days of receipt of such written notice), execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) (with a copy to the Administrative Agent) in a form agreed by the Borrower and such Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

Section 2.05 Premiums and Fees.

(a) Exit Premium. Upon repayment of New Money Loans pursuant to Section 2.09 or Section 2.10, or, without duplication, the occurrence of a Credit Bid Sale Transaction, the Borrower shall pay (or cause to be paid) to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, an exit premium in Dollars equal to 10% of such repaid New Money Loans (the “Exit Premium”), which such Exit Premium shall be (i) payable in kind in connection with any Credit Bid Sale Transaction (and shall, for the purpose of any credit bid, be deemed added to the principal balance of the Loans immediately prior to any such credit bid) or (ii) otherwise, payable in cash. The Exit Premium shall be fully earned on the making of the Interim DIP Loan and payable on the date of repayment or the applicable Credit Bid Sale Transaction. Without limiting the generality of the foregoing, it is understood and agreed that if the Loans are accelerated or otherwise become due prior to the Maturity Date, in respect of any Event of Default (including upon the acceleration of claims by operation of law), the Exit Premium that would otherwise be applicable with respect to a prepayment of the Loans pursuant to Section 2.09 or

Section 2.10 will also be due and payable on the date of such acceleration or such other prior due date as though the Loans were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s loss as a result thereof.

(b) [Reserved].

(c) Agent Fees. Borrower agrees to pay to the Agents such fees set forth in the Fee Letter and such fees shall be fully earned and payable when due and non-refundable for any reason whatsoever.

(d) Payment of Fees. All Fees shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.06 Interest on Loans. (a) Subject to the provisions of Section 2.06(d), (i) the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time and (ii) the Loans comprising each Benchmark Rate Borrowing shall bear interest at a rate per annum equal to the Benchmark Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(b) Notwithstanding anything to the contrary herein, but subject to the immediately succeeding sentence, on each Interest Payment Date, the Borrower shall pay-in-kind (in lieu of cash payment) all interest accrued from the immediately preceding Interest Payment Date (or, in respect of the first Interest Payment Date occurring after the Closing Date, from the Closing Date) to such Interest Payment Date in respect of all Loans (the “PIK Interest Amount”), in which case, on and as of such Interest Payment Date for such Loans, an amount equal to the PIK Interest Amount in respect of such Loans for such Interest Period shall be automatically capitalized and added to the then-outstanding principal amount of such Loans.

(c) Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default under (x) Section 8.01(a), automatically, and (y) any other provision of Section 8.01, at the election of the Required Lenders, (i) the outstanding principal and, to the extent permitted under applicable law, accrued and unpaid interest in respect of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2.00% in excess of the non-default rate applicable to the respective Loans from time to time and (y) all other overdue amounts owing under the Loan Documents shall bear interest, after as well as before judgment, at a rate per annum equal to the rate which is 2.00% in excess of the non-default rate then applicable to ABR Loans from time to time (the “Default Rate”).

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Benchmark Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All per annum interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or

Benchmark Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

Section 2.07 [Reserved].

Section 2.08 Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in Section 2.03(c) or in the applicable Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing as provided in this Section 2.08. Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary in this Agreement, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Benchmark Rate Borrowings outstanding hereunder at any one time.

(b) To make an election pursuant to this Section 2.08, the Borrower shall deliver a duly completed and executed written Interest Election Request to the Administrative Agent (i) in the case of a Benchmark Rate Borrowing or conversion to or continuation of a Benchmark Rate Borrowing, not later than 11:00 a.m., New York City time, on the third Business Day before the date of the proposed Borrowing, conversion or continuation (or such shorter time, in each case, as may be agreed in writing among the Administrative Agent, the Required Lenders and the Borrower) and (ii) in the case of an ABR Borrowing or conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, on the third Business Day prior to the proposed Borrowing, conversion or continuation (or such shorter time, in each case, as may be agreed in writing among the Administrative Agent, the Required Lenders and the Borrower). Each Interest Election Request shall be irrevocable.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Benchmark Rate Borrowing.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If an Interest Election Request with respect to a Benchmark Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent, at the direction of the Required Lenders, may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued, after any then-applicable Interest Period, as a Benchmark Rate Borrowing and (ii) unless repaid, each Benchmark Rate Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09 Repayment of Loans. On the Maturity Date, the Borrower shall repay in cash to the Administrative Agent for the ratable account of each Lender, the aggregate principal amount of such Lender’s Loans outstanding on such date, together with all other Obligations hereunder.

Section 2.10 Optional and Mandatory Prepayments of Loans.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Loan, in whole or in part, together with the Exit Premium (as applicable) subject to any reimbursement required under Section 2.13 and the requirements of this Section 2.10; provided that each optional partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $500,000 or, if less, the outstanding principal amount of such Loan.

(b) [Reserved].

(c) Asset Sales and Casualty Events Subject to the terms of any chapter 11 plan in the Chapter 11 Cases, not later than three (3) Business Days following the receipt by any Company of any Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower shall apply 100% of such Net Cash Proceeds to make prepayments in accordance with Sections 2.10(g) and (h).

(d) Debt Issuance. Not later than the same Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance by any Company, the Borrower shall make prepayments in accordance with Sections 2.10(g) and (h) in an aggregate principal amount equal to 100% of such Net Cash Proceeds.

(e) [Reserved].

(f) [Reserved].

(g) Application of Prepayments. Notwithstanding anything herein to the contrary, in connection with any voluntary or mandatory prepayments by the Borrower of the Loans pursuant to this Section 2.10, such prepayments shall be applied (i) first, to the New Money Loans, ratably among the Lenders entitled thereto in accordance with the amounts of principal, interest and premium (including the Exit Premium), if any, due to such Lenders until paid in full in cash and (ii) second, to the Roll-Up Loans, ratably among the Lenders entitled thereto in accordance with the amounts of principal and interest due to such Lenders until paid in full in cash.

(h) Notice of Prepayment. Borrower shall notify the Administrative Agent by written notice of any prepayment under Section 2.10 not later than 12:00 p.m., New York City time, three (3) Business Days before the date of such prepayment (or such later time as may be agreed to by Administrative Agent in its sole discretion). Each such notice shall be irrevocable. Each such notice shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Such notice to the Lenders may be by electronic communication. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of a Loan of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Loan shall be applied ratably to the Loans included in the prepaid Loan and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

Section 2.11 Making or Maintaining Benchmark Rate Loans. Notwithstanding anything to the contrary herein or in any other Loan Document:

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Benchmark Rate Borrowing, that adequate and reasonable means do not exist for ascertaining Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Benchmark Rate Borrowing, the Term SOFR Reference Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make Benchmark Rate Loans, and any right of the Borrower to continue Benchmark Rate Loans or to convert ABR Loans to Benchmark Rate Loans, shall be suspended (to the extent of the affected Benchmark Rate Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Benchmark Rate Loans (to the extent of the affected Benchmark Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected Benchmark Rate Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.13. Subject to 2.11(b) if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark Rate, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark Rate for all purposes hereunder and under any Loan Document in respect of such Benchmark Rate setting and subsequent Benchmark Rate settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark Rate for all purposes hereunder and under any Loan Document in respect of any Benchmark Rate setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan

Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark Rate pursuant to Section 2.11(e) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark Rate is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark Rate is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent, in consultation with the Borrower and in its reasonable discretion or (B) the Term SOFR Administrator or the regulatory supervisor for the administrator of such Benchmark Rate has provided a public statement or publication of information announcing that any tenor for such Benchmark Rate is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark Rate settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark Rate (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark Rate (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark Rate settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Benchmark Rate Borrowing of, conversion to or continuation of Benchmark Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans, and (ii) any outstanding affected Benchmark Rate Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark Rate is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark Rate or such tenor for such Benchmark Rate, as applicable, will not be used in any determination of Alternate Base Rate.

Section 2.12 Increased Costs; Change in Legality. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against Property of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Benchmark Rate); or

(ii) subject the any Agent, any Lender, or such other Recipient to any Taxes (other than (x) Excluded Taxes and (y) Indemnified Taxes that are covered by Section 2.15) on or with respect to its Loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable to any Loan or Commitment;

and the result of any of the foregoing shall be to increase the cost to such Agent, such Lender or such other Recipient of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Agent, such Lender, or such other Recipient hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Agent, such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Agent, such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than two hundred seventy (270) days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below. The protection of this Section 2.12 shall be available to each Agent and each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

(b) If any Lender determines (in good faith in its reasonable discretion) that any Change in Law regarding Capital Requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender, then from time to time Borrower will pay to such Agent or such Lender such additional amount or amounts as will compensate such Agent or such Lender or such Agent’s or such Lender’s holding company, if any, for any such reduction suffered; provided that the foregoing shall not apply to any such costs incurred more than two hundred seventy (270) days prior to the date on which Borrower receives a certificate in regard thereto (provided, further, that the foregoing limitation shall not apply to any such costs arising out of the retroactive application of any Change in Law), as provided in subsection (c) below.

(c) A certificate of an Agent or a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Agent or such Lender or their respective holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Agent or such Lender the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d) Failure or delay on the part of any Agent or any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Agent’s or such Lender’s right to demand such compensation, except as otherwise expressly provided in subsection (a) and (b) above; provided that the Borrower shall not be required to compensate an Agent or a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Agent or such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Agent’s or such Lender’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effective thereof).

(e) If any Lender determines in good faith in its reasonable discretion that any Change in Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Benchmark Rate Loans, or to determine or charge interest rates based upon the Benchmark Rate, or any Governmental Authority has imposed material restrictions (other than such restrictions which are compensated for comprehensively under Section 2.12(a)) on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on written notice thereof by such Lender to the Borrower (with a copy to the Administrative Agent), any obligation of such Lender to make or continue Benchmark Rate Loans or to convert ABR Loans to Benchmark Rate Loans or, if such notice relates to the unlawfulness or asserted unlawfulness of charging interest based on the Benchmark Rate, to make ABR Loans as to which the interest rate is determined with reference to the Benchmark Rate shall be suspended until such Lender notifies in writing the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, within three (3) Business Days after demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Benchmark Rate Loans of such Lender and ABR Loans as to which the interest rate is determined with reference to the Benchmark Rate to ABR Loans as to which the rate of interest is not determined with reference to the Benchmark Rate, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Benchmark Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Benchmark Rate Loans or a ABR Loan as to which the interest rate is determined with reference to the Benchmark Rate. Notwithstanding the foregoing and despite the illegality for such a Lender to make, maintain or fund Benchmark Rate Loans or ABR Loans as to which the interest rate is determined with reference to the Benchmark Rate, that Lender shall remain committed to make ABR Loans as to which the rate of interest is not determined with reference to the Benchmark Rate and shall be entitled to recover interest at such Alternate Base Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(f) For purposes of paragraph (e) of this Section 2.12, a written notice to the Borrower by any Lender shall be effective as to each Benchmark Rate Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Benchmark Rate Loan; in all other cases such notice shall be effective on the date of receipt by Borrower.

Section 2.13 Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Benchmark Rate Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Benchmark Rate Loan earlier than the last day of the Interest Period applicable thereto, to the extent thereof, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, to the extent thereof, or (d) the assignment of any Benchmark Rate Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 2.16, to the extent thereof, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Benchmark Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Benchmark Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), in excess of (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender (with a copy to the Administrative Agent) setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within seven (7) Business Days after receipt thereof.

Notwithstanding any of the other provisions of this Section 2.13, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Benchmark Rate Loans is required to be made under Section 2.10 prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to Section 2.10 in respect of any such Benchmark Rate Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.10. Such deposit shall constitute cash collateral for the Benchmark Rate Loans to be so prepaid, provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to Section 2.10.

Section 2.14 Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.15, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 11:00 a.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 950 17th Street, Suite 1400, Denver, Colorado 80202 (or such other office as the Administrative Agent shall specify in writing to the Borrower), except that payments pursuant to Sections 2.12, 2.13, 2.15 and 11.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. Other than as permitted by Sections 2.16(b) and 11.04, and subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non‑Defaulting Lenders as opposed to Defaulting Lenders, each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied in the order of priority set forth in Section 9.02.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (including by exercise of its rights under the Security Documents), obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then such Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Company or any Affiliates thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party pursuant to this Agreement in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(c) applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(c) to share in the benefits of the recovery of such secured claim.

(d) Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), 2.14(d) or 11.03(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.15 Taxes.

(a) Any and all payments by or on account of any obligation of any of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes; provided that if applicable Legal Requirements (as determined in the good faith discretion of an applicable withholding agent) shall require deduction or withholding of any Tax from such payments, then (i) if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make such deductions or withholdings as required by applicable Legal Requirements and (iii) the applicable withholding agent shall timely pay, or cause to be paid, the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(b) In addition, the Borrower and any other Loan Party shall timely pay, or at the option of any Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(c) Borrower and all other Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(d) As soon as practicable after any payment of Taxes pursuant to this Section 2.15 and in any event within thirty (30) days following any such payment being due by Borrower or any other Loan Party to a Governmental Authority, the Borrower or any other Loan Party, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. If the Borrower or any other Loan Party fails to pay any Indemnified Taxes when due to the appropriate Governmental Authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrower or such Loan Party shall indemnify each Recipient for any incremental Taxes or expenses that may become payable by such Recipient, as the case may be, as a result of any such failure.

(e) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent or as prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law and reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding (including backup withholding) or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and delivery of such documentation (other than such documentation set forth in Section 2.15(e)(i), Section 2.15(e)(ii) or Section 2.15(e)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or delivery would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, each Foreign Lender (as well as the Administrative Agent, in the event the Administrative Agent is not a “United States person” (as defined in Section 7701(a)(30) of the Code)) shall furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a party hereto, either (A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, two executed copies of U.S. Internal Revenue Service Forms W-8BEN, or W-8BEN-E, claiming an exemption from, or reduction of, U.S. federal withholding tax under the benefits under any applicable income tax treaty, (B) two executed copies of U.S. Internal Revenue Service Forms W-8ECI, (C) to the extent a Foreign Lender is not the beneficial owner, two executed copies of U.S. Internal Revenue Service Forms W-8IMY and certification documents from each beneficial owner, as applicable, or (D) two executed copies of U.S. Internal Revenue Service Forms W-8EXP, together with any required schedules or attachments; provided that any Foreign Lender that is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” shall furnish a “U.S. Tax Certificate” in the form of Exhibit G-1 attached to such Foreign Lender’s U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E; provided, further, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner.

(ii) Each Recipient that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall furnish to the Borrower and the Administrative Agent on or prior to the date it becomes a Recipient hereunder an executed copy of U.S. Internal Revenue Service Form W-9 establishing that such Recipient is not subject to U.S. backup withholding or shall otherwise establish an exemption from U.S. backup withholding.

(iii) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Recipient has or has not complied with such Recipient’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for the purposes of this Section 2.15(e), “FATCA” shall include any amendment made to FATCA after the date of this agreement.

Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made. Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. Notwithstanding the foregoing, this Section 2.15(e) shall not require any Recipient to provide any forms or documentation that it is not legally entitled to provide.

(f) If any Agent or any Lender determines in its sole discretion, exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.15, it shall, except during an Event of Default, pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.15 with respect to the Indemnified Taxes or the Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that if such Agent or such Lender is required to repay all or a portion of such refund to the relevant Governmental Authority, the Borrower, upon the request of such Agent or such Lender, shall repay the amount paid over to the Borrower that is required to be repaid (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender within three (3) Business Days after receipt of written notice that such Agent or such Lender is required to repay such refund (or a portion thereof) to such Governmental Authority. Nothing contained in this Section 2.15(f) shall require any Agent or any Lender to make available its Tax Returns or any other information which it deems confidential to the Borrower or any other Person. Notwithstanding anything to the contrary, in no event will any Agent or any Lender be required to pay any amount to the Borrower the payment of which would place such Agent or such Lender in a less favorable net after-tax position than such Agent or such Lender would have been in if the Indemnified Taxes giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Indemnified Taxes had never been paid.

(g) Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of any Loan Document and the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 2.16 Mitigation Obligations; Replacement of Lenders.

(a) Mitigation of Obligations. If any Lender requests compensation under Section 2.12(a) or (b), or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender if requested by Borrower shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce materially amounts payable pursuant to Section 2.12(a), 2.12(b), or 2.15, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense, (iii) would not require such Lender to take any action materially inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to such Lender. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Administrative Agent shall be conclusive absent manifest error.

(b) Replacement of Lenders. In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12(a) or (b), (ii) any Lender delivers a notice described in Section 2.12(e), (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.15, (iv) any Lender refuses to consent to any amendment, waiver or other modification of any Loan Document requested by Borrower that requires the consent of 100% of the Lenders or 100% of all affected Lenders, and which, in each case, has been consented to by Required Lenders or (v) any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or other extensions of credit hereunder, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 11.04(c)), upon written notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 11.04), all of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (u) in the case of any such assignment resulting from a claim for compensation under Section 2.12(a) or (b) or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter, (v) in the case of any assignment resulting from the circumstances described in clause (iv) above, the applicable assignee shall have consented to the applicable amendment, waiver or other modification, (w) except in the case of clause (iv) above if the effect of such amendment, waiver or other modification of the applicable Loan Document would cure all Defaults and Events of Defaults then ongoing, no Default or Event of Default shall have occurred and be continuing, (x) such assignment shall not conflict with any applicable Legal Requirement, (y) to the extent required pursuant to Section 11.04(b)(v), the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans affected by such assignment plus all Fees, premiums and other amounts owing to or accrued for the account of such Lender or the Agents hereunder (including the Exit Premium, any amounts under Sections 2.12 and

2.13 and the assignment fee described in Section 11.04(b)(iii)); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.12(a) or (b) or notice under Section 2.12(e) or the amounts paid pursuant to Section 2.15, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.12(e), or cease to result in amounts being payable under Section 2.15, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (a) of this Section 2.16), or if such Lender shall waive its right to claim further compensation under Section 2.12(a) or (b) in respect of such circumstances or event or shall withdraw its notice under Section 2.12(e) or shall waive its right to further payments under Section 2.15 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.16(b).

Section 2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or the other Loan Documents shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agents hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and are held by the Lenders in accordance with their Pro Rata Share. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. In the event and on the date that each of the Administrative Agent and the Borrower agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then, on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share, whereupon such Lender will cease to be a Defaulting Lender.

Article III
REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, and each of the Lenders on the Closing Date, on the date of each Credit Extension (to the extent required pursuant to Article IV) that:

Section 3.01 Existence, Qualification and Power. Each Company (a) is duly incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) subject to the entry and terms of the DIP Orders and other orders of the Bankruptcy Court, as applicable, has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to own, lease and operate its Property and (c) is registered, qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so register, qualify or be in good standing could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

Section 3.02 Authorization; Enforceability. The Loan Documents to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other organizational action on the part of each such Loan Party. Subject to the entry and terms of the DIP Orders, this Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 No Conflicts. Other than the DIP Orders, the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the initial Credit Extensions contemplated hereunder (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain the perfection or priority of the Liens created by the Security Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate or result in a default or breach or require any consent or approval under (x) any Contractual Obligation entered into after the Petition Date or (y) any Organizational Document of any Company, (d) will not violate any Legal

Requirement in any material respect and (e) will not result in the creation or imposition of any Lien on any Property of any Company, other than the Liens created by the Security Documents.

Section 3.04 Financial Statements.

(a) The Borrower has heretofore delivered to the Agents and the Lenders (i) the Historical Financial Statements, in the case of the financials described in clause (a) of the definition thereof, audited by and accompanied by the unqualified (other than with respect to a “going concern” qualification) opinion of PricewaterhouseCoopers LLP, and (ii) the consolidated balance sheets of the Borrower and certain of its Affiliates (as specified therein) and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows as of and for the dates specified therein. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a) and (b) have been prepared in accordance with GAAP consistently applied throughout the applicable period covered, thereby and present fairly and accurately, in all material respects, the financial condition and results of operations and cash flows of the entities specified therein as of the dates and for the periods to which they relate (subject to year-end audit adjustments and the absence of footnote disclosures). No Company has any material liabilities of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise except as reflected in such financial statements and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

(b) Since the Petition Date, there has been no event, change, circumstance, condition, development or occurrence that has had, or would reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect.

Section 3.05 Properties.

(a) Each Company has good, valid and marketable fee simple title to, or valid leasehold interests in, all its Property, free and clear of all Liens except for Permitted Liens. The Property of the Companies, individually and in the aggregate, (i) is in good operating order, condition and repair (ordinary wear and tear and Casualty Events excepted), and (ii) constitutes all of the Property which is required for the business and operations of the Companies as presently conducted.

(b) As of the Closing Date, Schedule 3.05(b) contains a true and complete list of each ownership and leasehold interest in Real Property (i) owned by any Company and describes the type of interest therein held by such Loan Party, the common street address, and the name of the Loan Party that owns such Real Property and (ii) leased, subleased, licensed or otherwise occupied or utilized by any Company, as lessee, sublessee, franchisee or licensee, the name of the Loan Party that leases such Real Property, a description of the lease, sublease, license, use or occupancy agreement pursuant to which such rights have been granted, and the parties to such agreement (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and constitutes a legal, valid and binding obligation on the applicable Loan Party which is a party to it, enforceable in accordance with its terms, No Loan Party, nor to the Company’s knowledge any other party, is in breach or default under such Real Property Lease and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default or permit the termination, modification or acceleration of rent under such Real Property Lease, and no Loan Party nor the Company has subleased, licensed, or otherwise granted to any Person the right to use or occupy any Real Property.

(c) [Reserved].

(d) Each Company owns or has rights to use all of its property and all rights with respect to any of the foregoing which are required for the business and operations of the Companies as presently conducted. The use by each Company of its property and all such rights with respect to the foregoing do not infringe on the rights or other interests of any person. No claim has been made and remains outstanding that any Company’s use of any of its property does or may violate the rights of any third party. The present uses of the Real Property and the current operations of each Company’s business do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws.

(e) There is no pending or threatened condemnation or eminent domain proceeding with respect to, or that could affect, any of the Real Property of any Company.

(f) Each parcel of Real Property is taxed as a separate tax lot and is currently being used in a manner that is consistent with and in compliance in all material respects with the property classification assigned to it for real estate tax assessment purposes.

(g) No Company is obligated under, or a party to, any option, right of first refusal or other contractual right to sell, assign or dispose of any Real Property or any portion thereof or interest therein.

(h) Other than as set forth on Schedule 3.05(h), there are no leases, subleases, licenses or other use or occupancy agreements granting any other person the right to the possession, use or occupancy of any portion of the Real Property.

(i) All buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof included in the Real Property (the “Improvements”) are in good condition and repair (reasonable wear and tear excepted) and sufficient for the operation of the Company’s business. To the knowledge of the Loan Parties, there are no material structural deficiencies or latent defects affecting any of the Improvements and there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the Company’s business.

Section 3.06 Intellectual Property. (a) Each Company owns or is licensed to use, free and clear of all Liens (other than Permitted Liens), patents, copyrights, trademarks, service marks, trade dress, trade names, domain names, trade secrets, confidential information, proprietary information, inventions, databases, software, formulae, works of authorship, know-how, processes, and other intellectual property (collectively, the “Intellectual Property”) used in the conduct of the business of such Company as currently conducted and (b) no actions, suits, claims, disputes, or proceedings are pending, or to the knowledge of such Company are threatened, (i) alleging that any Company infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any third-party, or (ii) challenging the validity, enforceability, registration, or ownership of any Intellectual Property owned by any Company, and such Company is not aware of any facts or circumstances that would reasonably be expected by such Company to form the basis of any such actions, suits, claims, disputes, or proceedings brought against any Company, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.07 Equity Interests and Subsidiaries. Schedule 3.07(a) sets forth a list of (i) each Company and its jurisdiction of incorporation or organization as of the Closing Date and (ii) the number of each class of the Equity Interests of each Company authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights on the Closing Date. All Equity Interests of each Company are duly and validly issued and are fully paid and non-assessable (as applicable). Each Loan Party is the record and beneficial owner of, and has good title to, the Equity Interests pledged (or purporting to be pledged) by it under the Security

Documents, free of any and all Liens, rights or claims of other Persons and, as of the Closing Date, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any such Equity Interests (or any economic of voting interests therein).

(a) No consent of any Person including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary is necessary or reasonably desirable (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof), subject to Permitted Encumbrances, of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent under the Security Documents or the exercise by the Collateral Agent or any other Secured Party of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect of such Equity Interests.

Section 3.08 Litigation; Compliance with Laws. (a) Except for the Chapter 11 Cases or as otherwise disclosed to the Lenders, there are no material actions, suits, claims, disputes, proceedings or, to the knowledge of any Loan Party, investigations at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened against or affecting any Company or any business, Property or rights of any Company or involve any Loan Document.

(b) Subject to the entry of the DIP Orders, no Company or any of its Property is in (i) violation of, nor will the continued operation of its Property or business as currently conducted violate, any Legal Requirements (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or (ii) default with respect to any Order, where such violation or default contemplated under subclauses (i) or (ii), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.09 Healthcare Laws.

(a) Each Company and Physician-Owned Practice is and has been during the past three (3) years, in compliance with all applicable Healthcare Laws and has not engaged in activities which are, as applicable, reasonable cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other government health care program, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. No action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation or investigation has been filed or, to the knowledge of any Loan Party, commenced or threatened against the Companies or Physician-Owned Practices alleging any Healthcare Law violation in any material respect. During the past three (3) years, none of the Companies or Physician-Owned Practices has received any written notice, citation or warning from any Governmental Authority or Person that alleges or asserts that any such party has materially violated any Healthcare Laws or that requires or seeks any material modification in such party’s business operations as presently conducted and presently proposed to be conducted. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of each of the Companies and Physician-Owned Practices (collectively, “IT Systems”) are reasonably adequate for, and operate and perform in all material respects as required in connection with the operation of the business of each of the Companies and each Physician-Owned Practice as currently conducted. For the past three (3) years, each Company and Physician-Owned Practice has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Information) used in connection with their businesses, and to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same, except as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(b) Each Company and Physician-Owned Practice and, to the knowledge of any Loan Party, Licensed Providers, is qualified, holds in full force and effect and is and has been in compliance with the terms of all Healthcare Permits and all other applicable authorizations or agreements necessary to conduct its respective businesses, including, without limitation, the maintenance of any tangible net equity or minimum surplus amounts required under applicable Healthcare Laws; (i) the Healthcare Permits are renewable by their terms or in the ordinary course of business consistent with past practice, without the need to comply with any special qualification procedures or to pay any fines or penalties other than routine filing fees; (ii) there is no action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation or investigation pending or, to the knowledge of any Loan Party, threatened against the Companies or Physician-Owned Practices, or, to the knowledge of any Loan Party, any Licensed Provider, to revoke, suspend, or otherwise restrict any such Healthcare Permit; and (iii) none of the Companies or Physician-Owned Practices or, to the knowledge of any Loan Party, any Licensed Provider, has received any notice from any Governmental Authority regarding any actual or alleged violation of, or failure to be in compliance with any such Healthcare Permit or any revocation, withdrawal, suspension, cancellation or termination of any such Healthcare Permit, except where the matters set forth in any of the foregoing subsections (i), (ii) or (iii) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(c) Each Company and Physician-Owned Practice, as applicable, (i) has timely filed all claims, applications, reports, schedules, statements, documents, filings, submissions, forms, registrations, data submissions, and other documents, including bid submissions and filings related to costs, premiums, risk adjustment factors, and benefit plans, together with any updates or amendments required to be made with respect thereto (“Applications and Filings”), that such party is required to file with any Governmental Authority in order to comply with Healthcare Laws and/or qualify for participation in any government healthcare programs and receive compensation, including quality bonuses, related thereto; (ii) all such Applications and Filings have complied with Healthcare Laws and, to the knowledge of any Loan Party, contained information that was accurate and complete upon the filing thereof; and (iii) there are no pending appeals, adjustments, challenges, actions or written notices of intent to audit and no action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation or investigation with respect to the Applications and Filings, and there are no outstanding suspensions, offsets, overpayments, recoupments or refunds due to any government healthcare program from the Companies or Physician-Owned Practices, except where the matters set forth in any of the foregoing subsections (i) or (ii) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect, and with respect to the matters set forth in subsection (iii) would not be reasonably expected, individually or in the aggregate, to result in liability to the Companies in excess of $250,000.

(d) None of the Companies or Physician-Owned Practices, or their respective directors, officers, employees or, to the knowledge of any Loan Party, Licensed Providers: (i) has been assessed a material civil monetary penalty under any Healthcare Laws; (ii) has been excluded from participation in Medicare, Medicaid or any other government healthcare programs; (iii) has been excluded, suspended, or debarred from any government health care program or been subject to sanction, charged or been convicted of a crime in connection with any such program or related Healthcare Law; or (iv) is or has been a party to a corporate integrity agreement with the Office of the Inspector General of the U.S. Department of Health and Human Services, a deferred or non-prosecution agreement with the U.S. Department of Justice, or otherwise has a reporting or disclosure obligation pursuant to any settlement agreement entered into with any governmental authority.

(e) Each Company and Physician-Owned Practice, to the knowledge of any Loan Party, Licensed Providers, is qualified (to the extent such qualification is required by applicable Healthcare Laws or the applicable third-party payment program) for participation in all third-party payors from which each Company or Physician-Owned Practice seeks or receives reimbursement for services applicable to such party, is in good standing with respect to each such third-party payment, and is in compliance with the conditions of participation or coverage of all such payment programs and all applicable Healthcare Laws. Without limiting the generality of the foregoing, the billing practices of each of the Companies and Physician-Owned Practices, as applicable, with respect to all patients and third-party payment programs are and have at all times during the past three (3) years been in material compliance with all applicable Healthcare Laws and third-party payment program requirements.

(f) Except for routine or immaterial post-payment reviews or audits in the ordinary course of business, none of the Companies or Physician-Owned Practices has at any time during the past three (3) years received any notice from any of third-party payment programs of any action, suit, proceeding, arbitration, meditation, complaint, claim, charge, litigation, investigation, demands, hearings, audits, reviews or assessments threatened in a writing delivered to the Companies or Physician-Owned Practices or, to the knowledge of any Loan Party, pending, ongoing or scheduled, with respect to any of the claims filed by the Companies or Physician-Owned Practices for reimbursement or with respect to any compliance matters, investigations or surveys. Each Company and Physician-Owned Practice has paid, resolved or appealed (or the applicable third-party payor has recouped) all known and undisputed refunds, overpayments, discounts or adjustments that have become due with respect to such claims and reports, has not knowingly received and retained reimbursements from any such third-party payor in excess of the amounts permitted by applicable payor’s requirements and Healthcare Laws. Except for routine or immaterial post-payment reviews or audits in the ordinary course of business, no third-party payor has requested or threatened in a writing delivered to the Companies or Physician-Owned Practices, to the knowledge of any Loan Party, any recoupment, refund or offset from any client of the Companies or Physician-Owned Practices that has not timely been appealed, repaid, resolved or recouped. There are no third-party payor recoupments being sought, requested or claimed, or to the knowledge of any Loan Party, threatened against the Companies or Physician-Owned Practices in excess of $250,000.

Section 3.10 Federal Reserve Regulations. (a) No Company is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Agreement does not violate such regulations.

Section 3.11 Investment Company Act. No Company is an “investment company” or a Company “controlled” by an “investment company”, as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.12 Use of Proceeds. The proceeds of the New Money Loans will be used in accordance in all material respects with the terms of the DIP Orders and the Loan Documents, including, without limitation: (i) to repay Prepetition Obligations solely in connection with the deemed funding of the Roll-Up Loans, (ii) to pay amounts due to Lenders and the Agents hereunder and professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by Lenders, the Agents and the Loan Parties, including those incurred in connection with the preparation, negotiation, documentation and court approval of the transactions contemplated hereby and (iii) to provide working capital, and for other general corporate purposes of the Loan Parties, and to pay administration costs of the Chapter 11 Cases and claims or amounts approved by the Bankruptcy Court and for any other purpose not prohibited by the terms hereof, in all cases, subject to the Approved Budget as then in effect (subject to any Permitted Variances).

Section 3.13 Taxes. Subject to the terms of the DIP Orders and any required approval by the Bankruptcy Court, each Company has (a) timely filed or caused to be timely filed all U.S. federal and state income Tax Returns and all other material Tax Returns required to have been filed by it and (b) duly and timely paid or caused to be duly and timely paid all U.S. federal and state income Taxes and all other material Taxes (whether or not shown on any Tax Return) due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with GAAP. Each Company has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. There is no material action, suit, proceeding, investigation, audit, assessment, deficiency or other claim now pending by any taxing authority regarding any Taxes relating to any Company, except to the extent that (i) the validity or amount thereof is currently being contested in good faith by appropriate proceedings timely instituted and diligently conducted and (ii) the applicable entity has set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with. No Loan Party is a party to any Tax sharing or similar agreement with any person that is not a Loan Party.

Section 3.14 No Material Misstatements. At the time furnished the written reports, financial statements, certificates or other written information furnished (other than projections, forecasts and other forward-looking information, budgets, estimates and information of a general economic or industry-specific nature) by or on behalf of any Company to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) are complete and correct in all material respects and do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

Section 3.15 Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of the Loan Parties, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Loan Parties, the hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in, or would reasonably be expected to result in, a material liability to the Company. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company, except to the extent that the failure to do so has not resulted in, and would not reasonably be expected to result in, a material liability to the Company.

Section 3.16 [Reserved].

Section 3.17 Employee Benefit Plans. (a) (i) Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Employee Benefit Plan complies and is operated and maintained in compliance with all applicable Legal Requirements, including all applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and (ii) each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or can rely upon an advisory or opinion letter issued by the Internal Revenue Service and nothing has occurred which would prevent, or reasonably be expected to cause the loss of, such qualification.

(b) Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.

(c) The Companies have no knowledge of any actions, suits or claims pending or threatened with respect to, against or involving an Employee Benefit Plan (other than routine claims for benefits) which would reasonably be expected to be asserted successfully against any Employee Benefit Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

(d) The Companies and, to the knowledge of the Loan Parties, each ERISA Affiliate, have made all material contributions to or under each Employee Benefit Plan and Multiemployer Plan required by law within the applicable time limits described thereby, the terms of such Employee Benefit Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to an Employee Benefit Plan or Multiemployer Plan save where any failure to comply, individually or in the aggregate, would not result in a material liability to the Companies.

(e) Except as would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in compliance with its terms and with the requirements of all Legal Requirements and has been maintained, where required, in good standing with applicable Governmental Authorities. All contributions required to be made with respect to a Foreign Plan have been timely made. None of the Companies have incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.

Section 3.18 Environmental Matters. Except as set forth on Schedule 3.18, or would not reasonably be expected to result in a Material Adverse Effect:

(i) the Companies and their businesses, operations and Real Property are and have at all times during the Companies’ ownership or lease thereof been in compliance with, and the Companies have no liability under, any applicable Environmental Law, and the Loan Parties reasonably believe that compliance with any Environmental Law that is or is expected to become applicable to the Companies and their businesses will be timely attained and maintained without material expense;

(ii) the Companies have obtained, maintained in good standing and are in compliance with all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their Real Property. No material expenditures or operational adjustments are reasonably anticipated to be required to remain in compliance with the terms and conditions of, or to renew or modify, such Environmental Permits;

(iii) there has been no Release or threatened Release or any handling, management, generation, treatment, transport, storage or disposal of Hazardous Materials on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by any of the Companies or their predecessors in interest or, to the knowledge of the Loan Parties, at, on, under or from any other location (including, without limitation, any location to which Hazardous Materials have been sent for re-use, recycling, treatment, storage, or disposal), that has resulted in, or is reasonably likely to result in, either liability or obligations of the Companies under Environmental Law, assertion of an Environmental Claim against the Companies, interfere with any of the Companies’ businesses and operations, or impair the fair saleable value of any Real Property;

(iv) there is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened in writing against any of the Companies, or relating to the Real Property currently or formerly owned, leased or operated by any of the Companies or relating to the operations of the Companies (including, for the avoidance of doubt, any request for information under CERCLA or other Environmental Laws), and, to the knowledge of the Loan Parties, there are no actions, activities, circumstances, conditions, events or incidents that are reasonably likely to form the basis of such an Environmental Claim;

(v) the Companies are not subject to any pending or outstanding Order or agreement pursuant to which any Company is subject to any material liabilities or obligations under Environmental Law;

(vi) no person with an indemnity, contribution or other obligation to any of the Companies relating to compliance with or liability under Environmental Law is in default with respect to any such indemnity, contribution or other obligation, and the Companies have not assumed or retained, by contract or operation of law, any liability arising under Environmental Law of any kind, whether fixed or contingent, known or unknown;

(vii) the Companies have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Companies concerning compliance with or liability or obligation under Environmental Law, including those concerning the environmental condition of the Real Property or the existence of Hazardous Materials at Real Property or facilities currently or formerly owned, operated, leased or used by any of the Companies.

Section 3.19 Insurance. Schedule 3.19 sets forth a description in reasonable detail of all insurance maintained by each Company as of the Closing Date. All insurance maintained by the Companies is in full force and effect, all premiums due have been duly paid, and none of the Companies has received notice of violation or cancellation thereof, and the use, occupancy and operation thereof. Each of the Companies has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

Section 3.20 Security Documents. The DIP Orders are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral and the proceeds and products thereof without the necessity of the execution or filing of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents. The Security Agreement further evidences the legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties. When the Interim DIP Order Entry Date occurs, the Liens created by the DIP Orders shall constitute fully perfected first priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Collateral (other than Permitted Encumbrances), in each case subject to no Liens other than Permitted Liens and no senior Liens other than Permitted Encumbrances, to the extent such Liens would have priority over the Liens in favor of the Collateral Agent pursuant to the DIP Orders.

Section 3.21 Sanctions.

(a) None of the Borrower, any Subsidiary or any of their respective directors, officers, employees, or agents that act in any capacity with the credit facility established hereby is, or has been within the past five years, (i) a Sanctioned Person. (ii) involved in any transactions or dealings with or involving a Sanctioned Country or Sanctioned Person, (iii) the subject of or otherwise involved in investigations or enforcement actions by any Governmental Authority or other legal proceedings with respect to any actual or alleged violations of Sanctions, or (iv) engaged in a transaction, dealing, or activity that might reasonably be expected to cause such Person to become a Sanctioned Person.

(b) The Borrower, its Subsidiaries, and their respective directors, officers, employees, and agents that act in any capacity in connection with the credit facility established hereby, are, and have been throughout the past five years, in compliance with applicable Sanctions.

(c) The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries, and their respective directors, officers, employees and agents with applicable Sanctions.

(d) The Borrower will not request any Borrowing, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (a) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 3.22 Anti-Terrorism Laws.

(a) No Company and, to the knowledge of the Loan Parties, none of their respective Affiliates is in violation of any Legal Requirements relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the USA PATRIOT Improvement and Reauthorization Act, Public Law 109-177 (March 9, 2006), as amended (the “Patriot Act”).

(b) No Company and, to the knowledge of the Loan Parties, no broker or other agent of any Company acting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person or Sanctioned Country.

Section 3.23 Anticorruption.

(a) None of the Borrower or its Subsidiaries nor any Affiliate, director, officer, employee of the Borrower or its Subsidiaries or Affiliates, or any Person acting on behalf of the Borrower or its Subsidiaries or Affiliates has: (i) taken any action in violation of any Legal Requirements relating to any applicable anti-corruption law, including the U.S. Foreign Corrupt Practices Act (15 U.S.C. § 78 dd-1 et seq.), the UK Bribery Act 2010, and laws and regulations implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions or the UN Convention against Corruption (collectively, “Anti-Corruption Laws”); or (ii) corruptly offered, paid, given, promised to pay or give, or authorized the payment or gift of anything of value, directly or indirectly, to any Person, including any Public Official for purposes of (a) influencing any act or decision of any Person, including any Public Official in an official capacity; (b) inducing such Public Official to do or omit to do any act in violation of a lawful duty; (c) securing any improper advantage; or (d) inducing such Public Official to use his or her influence with a government, government entity, commercial enterprise owned or controlled by any government (including state-owned or controlled veterinary or medical facilities), in order to assist the business or any party related in any way to the business, in obtaining or retaining business.

(b) The Borrower, its Subsidiaries and Affiliates have implemented and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws.

(c) There have not been, and are not pending or, to the knowledge of the Loan Parties, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings, demand letters, settlements or enforcement actions, involving the Loan Parties in any way relating to this Section 3.23.

Section 3.24 Approved Budget and Financial Plan. The Approved Budget was prepared in good faith based on assumptions believed by the Loan Parties to be reasonable at the time made and upon information believed by the Responsible Officers of the Loan Parties to have been reasonable based upon the information available at the time such Approved Budget was furnished; it being understood and agreed that the information and/or projections included in the Approved Budget are not to be viewed as facts and are subject to significant contingencies, many of which are not within the control of the Loan Parties and/or any Subsidiary, and that projected or estimated information may differ from actual results, and such differences may be material. On and after the delivery of any Variance Report in accordance with this Agreement, such Variance Report fairly represents, in all material respects, the information covered thereby. To the knowledge of the Borrower, no facts exist that (individually or in the aggregate) would result in any material change in the then-applicable Approved Budget (taking into account all Permitted Variances).

Section 3.25 DIP Orders.

(a) The Interim DIP Order (and when applicable, the Final DIP Order) is, following the entry thereof, effective to (i) cause the Secured Obligations to be DIP Superpriority Claims, having the status and priority set forth in the Interim DIP Order (and when applicable, the Final DIP Order) and (ii) create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable perfected first priority security interest (in accordance with the priorities set forth in the Interim DIP Order (and when applicable, the Final DIP Order)) in the Collateral without the necessity of the execution of mortgages, security agreements, pledge agreements, financing statements or other agreements or documents.

(b) The Interim DIP Order (and when applicable, the Final DIP Order) is in full force and effect, and has not been vacated, reversed, terminated, stayed, modified or amended in any manner without the consent of the Agents and the Required Lenders in their reasonable discretion.

(c) Upon the occurrence of the Maturity Date (whether by acceleration or otherwise), the Secured Parties shall, subject to Article VIII and the applicable provisions of the Interim DIP Order (and when applicable, the Final DIP Order), be entitled to immediate payment of the Obligations and to enforce the remedies provided for under this Agreement and the other Loan Documents in accordance with the terms hereof and thereof, in each case without further application to or order by the Bankruptcy Court.

(d) If the Interim DIP Order (and when applicable, the Final DIP Order) is the subject of a pending appeal in any respect, none of the Interim DIP Order (and when applicable, the Final DIP Order), the extension of credit or the performance by any Loan Party of any of its obligations under this Agreement or any of the other Loan Documents shall be the subject of a presently effective stay pending appeal. The Debtors, the Agents and the Lenders shall be entitled to rely in good faith upon the Interim DIP Order (and when applicable, the Final DIP Order), notwithstanding objection thereto or appeal therefrom by any interested party. The Debtors, the Agents and the Lenders shall be permitted and required to perform their respective obligations in compliance with the Loan Documents notwithstanding any such objection or appeal, unless the Interim DIP Order (and when applicable, the Final DIP Order) has been stayed by a court of competent jurisdiction.

Article IV
CONDITIONS TO CREDIT EXTENSIONS

Section 4.01 Conditions Precedent to Effectiveness and Funding Interim DIP Loans. This Agreement and the obligation of each Lender to fund the Interim DIP Loans on the Closing Date (or one Business Day thereafter) shall be subject to the prior or concurrent satisfaction or waiver of the conditions precedent set forth in this Section 4.01 (the making of such initial Credit Extension by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent):

(a) Loan Documents. The Administrative Agent and the Required Lenders (or their respective counsel) shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Guarantor and (ii) the Security Agreement, executed and delivered by a duly authorized officer of the Borrower and each Guarantor.

(b) Corporate Documents. The Administrative Agent shall have received:

(i) a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party and, with respect to the articles or certificate of incorporation or organization (or similar document) certified (to the extent applicable) by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, and (C) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer or authorized person as to the incumbency and specimen signature of the officer or authorized person executing the certificate in this clause (i));

(ii) to the extent applicable, a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of its jurisdiction of organization; and

(iii) evidence that all actions, recordings and filings required by the Security Documents as of the Closing Date or that the Required Lenders may deem reasonably necessary to satisfy the requirements of the Security Documents shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Required Lenders.

(c) Fees and Expenses. The Agents shall have received all fees and other amounts due and payable to them on or prior to the Closing Date, including, amounts due under the Fee Letter and, to the extent invoiced at least two (2) Business Days prior to the Closing Date (unless otherwise reasonably agreed by the Borrower), reimbursement or payment of all out‑of‑pocket fees and expenses (including the legal fees and expenses of Ropes & Gray LLP, as counsel to the Agents).

(d) Patriot Act. The Administrative Agent and the Lenders shall have received, at least three (3) Business Days prior to the Closing Date, all documentation and other information with respect to each Loan Party as any Agent reasonably determines is required by regulatory authorities under applicable “know your customer” and anti‑money laundering rules and regulations, including the Patriot Act to the extent reasonably requested by any Agent in writing at least five (5) Business Days in advance of the Closing Date.

(e) Beneficial Ownership Certification. If the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower, to the extent reasonably requested by any Lender in writing at least five (5) Business Days in advance of the Closing Date.

(f) Initial Budget. The Lenders and the Administrative Agent shall have received the Initial Budget.

(g) Chapter 11 Cases. The Chapter 11 Cases shall have been commenced in the Bankruptcy Court and all of the “first day orders” and all related pleadings to be filed at the time of commencement of the Chapter 11 Cases or shortly thereafter shall have been reviewed in advance by the Required Lenders and shall be in form and substance reasonably acceptable to the Required Lenders.

(h) Loan Amount. The amount of the Interim DIP Loans made on the Closing Date (or one Business Day thereafter) shall not exceed the amount authorized by the Interim DIP Order.

(i) Interim DIP Order. The Interim DIP Order Entry Date shall have occurred, and the Interim DIP Order shall be in full force and effect.

(j) First Day Orders. All of the “first day orders” entered by the Bankruptcy Court on or about the Petition Date or the Closing Date (and if any such orders shall have not been entered by the Bankruptcy Court, the form of such orders submitted to the Bankruptcy Court for approval) relating to (i) the Debtors’ cash management systems and arrangements, (ii) any rights or remedies of any Secured Party, (iii) this Agreement, (iv) the Collateral, any Liens thereon or any DIP Superpriority Claims, (v) the use of cash collateral, (vi) debtor-in-possession financing, (vii) adequate protection or otherwise relating to the Prepetition Credit Agreement or (viii) any chapter 11 plan shall, in each case, be in form and substance satisfactory to the Agents (solely in respect of provisions materially relating to the Agents) and the Required Lenders in their reasonable discretion.

(k) Other Orders. All orders entered by the Bankruptcy Court pertaining to any payment of the Loan Parties’ vendors, shippers, or other trade counterparties and all motions and other documents filed, and submitted to, the Bankruptcy Court in connection therewith shall be in form and substance reasonably satisfactory to the Required Lenders.

(l) [Reserved].

The documents referred to in this Section 4.01 shall be delivered to the Administrative Agent no later than the Closing Date unless otherwise expressly provided herein. The certificates referred to in this Section 4.01 shall be dated as of the Closing Date.

Without limiting the generality of the provisions of Article XI, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, or waived each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 4.02 Conditions to Availability of All New Money Loans. The obligation of each Lender to make any New Money Loan shall be subject to the satisfaction of each of the conditions precedent set forth below.

(a) [Reserved].

(b) No Default. At the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing on such date.

(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if any such representation and warranty is qualified by “materiality,” “material adverse effect” or similar language, shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of such earlier date).

(d) No Material Adverse Effect. Since the Petition Date, there shall have been no events or occurrences that have resulted in a Material Adverse Effect.

(e) Fees and Expenses. The Agents and the Lenders shall have received all fees and other amounts due and payable, including reimbursement or payment of all out-of-pocket fees and expenses (including the legal fees and expenses of counsel to the Agents and the Lenders) required to be reimbursed or paid by a Loan Party under any Loan Document.

(f) Final DIP Loans. With respect to the Final DIP Loans, within thirty (30) days of the Petition Date, the Final DIP Order Entry Date shall have occurred and the Administrative Agent and the Lenders shall have received a true and complete copy of the Final DIP Order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, stayed or vacated absent prior written consent of the Required Lenders and the Agents.

(g) Compliance with DIP Orders. The Loan Parties shall be in compliance in all material respects with the DIP Orders.

(h) [Reserved].

(i) No Dismissal. The Chapter 11 Cases of any of the Debtors shall not have been dismissed or converted to cases under Chapter 7 of the Bankruptcy Code.

(j) No Trustee. No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with enlarged powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code shall have been appointed in any of the Chapter 11 Cases, and no Debtor shall have applied for, consented to or acquiesced in any such appointment.

By accepting the proceeds of any New Money Loan the Borrower shall be deemed to have represented and warranted that the conditions specified in Section 4.02 have been satisfied on and as of the date of the applicable Borrowing. For purposes of determining whether the conditions specified in this

Section 4.02 have been satisfied, by funding any New Money Loan hereunder, each Lender that has executed this Agreement (or an Assignment and Assumption on or prior to the Final DIP Loan Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender, as the case may be.

Article V
AFFIRMATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, and each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than unasserted contingent indemnification obligations), each Loan Party will, and will cause each of its Subsidiaries to:

Section 5.01 Approved Budget, etc. Furnish to the Administrative Agent for distribution to the Lenders:

(a) [Reserved];

(b) Quarterly Reports.

(i) Within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, commencing with the first fiscal quarter ended September 30, 2024, (i) the unaudited consolidated balance sheet of the Borrower, its Subsidiaries and the Physician-Owned Practices as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income in reasonable detail and cash flows for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower, its Subsidiaries and the Physician-Owned Practices as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the Historical Financial Statements and management’s historical adjustments thereto, subject to normal year-end adjustments, including audit adjustments, and the absence of footnotes and (ii) a management’s discussion and analysis of the financial condition and results of operations of the Borrower, its Subsidiaries and the Physician-Owned Practices;

(ii) Within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, commencing with the first fiscal quarter ended September 30, 2024, a “key performance indicator” report, segment reported in accordance with GAAP, with such content as may be reasonably agreed by the Required Lenders and the Borrower, which, in any event, shall include (u) reporting of aggregate de novo loses, (v) Medicare Advantage and Medicaid member months, broken out by full and partial risk, (w) medical expense ratios for Medicare Advantage and Medicaid (which for the purposes of calculating such expense ratios means external provider costs divided by Medicare and Medicaid risk revenues), (x) hospitalization and emergency room visits, (y) Medicare risk adjustment scores on an annual basis and (z) Medicare Advantage risk, Medicaid risk and other revenue;

(c) [Reserved].

(d) Approved Budgets. Commencing with Friday, November 29, 2024, (or at such other times as Required Lenders may agree) and on each Friday thereafter, Borrower may, at its option, deliver to Required Lenders a proposed update to the Approved Budget setting forth on a weekly basis for the next thirteen weeks (or such shorter period as may be agreed by the Required Lenders) (commencing with the immediately succeeding calendar week) an updated budget for such period, having the same level of detail as the Approved Budget being updated (or such other level of detail as Required Lenders may agree), and upon the approval thereof by Required Lenders such proposed update shall become the “Approved Budget” hereunder (each a “Subsequent Budget”, but until such approval, the Approved Budget, without giving effect to such proposed update shall continue to constitute the “Approved Budget” until otherwise agreed by Borrower and Required Lenders);

(e) Minimum Liquidity. No later than the following Friday after the end of each calendar week (commencing with the calendar week ending November 15, 2024), a certification as to compliance with Section 6.15, setting forth Borrower’s calculation of Liquidity itemized for each day during such calendar week (calculated at the close of business on each such day);

(f) Variance Reporting. Subject to the terms of the DIP Orders, commencing on the first full calendar week following the Petition Date and for each calendar week thereafter, on the Friday of such calendar week (the “Subsequent Testing Date”, in each case, testing the trailing four (4) week period ending on the Friday before the applicable testing date), a variance report in a form reasonably satisfactory to the Required Lenders (each, a “Variance Report”) for the applicable Budget Testing Period setting forth, in reasonable detail, any differences between (i) the aggregate cumulative actual “receipts” for such Budget Testing Period on a line by line basis compared to the projected aggregate cumulative “receipts” on a line by line basis set forth in the Approved Budget for such Budget Testing Period, (ii) the aggregate cumulative actual “operating disbursements” on a cumulative basis for such Budget Testing Period on a line by line basis compared to the projected aggregate “operating disbursements:” on a line by line basis set forth in the Approved Budget for such Budget Testing Period and (iii) the aggregate cumulative actual “non-operating disbursements” on a cumulative basis (excluding, for the avoidance of doubt, professional fees) for such Budget Testing Period on a line by line basis compared to the projected aggregate “non-operating disbursements” on a line by line basis (excluding, for the avoidance of doubt, professional fees) set forth in the Approved Budget for such Budget Testing Period (any such difference in clauses (i), (ii) and (iii) above, a “Variance”), together with a statement from the Borrower’s chief financial officer certifying the information contained in such Variance Report. Notwithstanding anything to the contrary herein, to the extent a Subsequent Testing Date is less than four (4) weeks from either the Petition Date or the approval of a Subsequent Budget, the applicable Variances shall be tested using the period of days between such Subsequent Testing Date and the Petition Date or such Subsequent Budget approval date, as applicable. The Variance Report shall also provide a reasonably detailed explanation for any variance that exceed the Permitted Variances. Amounts not used in a Budget Testing Period are not available in a subsequent Budget Testing Period;

(g) Within forty-five (45) days after the end of each fiscal month, commencing with the month ending September 30, 2024, a Monthly P&L Report;

(h) [Reserved]; and

(i) Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(i) From time to time and reasonably promptly, but in any event, no later than five (5) Business Days after reasonably requested by the Administrative Agent or any Lender (i), such other reasonably available information regarding the operations, business affairs and financial condition of the Borrower, its Subsidiaries or any Physician-Owned Practice, compliance with the terms of any Loan Document or the environmental condition of any Real Property, and (ii) information regarding the Borrower’s, its Subsidiaries’ or any Physician-Owned Practice’s leases, material contracts or other liabilities in such form and with such details as requested; and

(ii) (x) as soon as reasonably practicable in advance of filing with the Bankruptcy Court or delivering to an unsecured creditors’ committee appointed in the Chapter 11 Cases (if any) or the U.S. Trustee, as the case may be, the Final DIP Order and all other proposed orders, motions, filings and pleadings reasonably related to the Loans and the Loan Documents, any Plan of Reorganization and/or any disclosure statement related thereto and (y) by the earlier of (A) three (3) Business Days prior to being filed (and if impracticable, then as soon as possible and in no event later than promptly after being filed) on behalf of any of the Debtors with the Bankruptcy Court or (B) at the same time as such documents are provided by any of the Debtors to any statutory committee appointed in the Chapter 11 Cases or the U.S. Trustee, all other notices, filings, motions, pleadings or other information concerning the financial condition of the Borrower or any of its Subsidiaries or other Indebtedness of the Loan Parties or any request for relief under Section 363, 365, 1113 or 1114 of the Bankruptcy Code or Section 9019 of the Federal Rules of Bankruptcy Procedure, in each case, other than notices, filings, motions, pleadings or other information concerning less than $1,000,000 in value.

(iii) promptly after the same are available and to the extent feasible not later than three (3) Business Days prior to the filing thereof (other than in exigent circumstances in which case as soon as practicable), all pleadings, motions, applications and any other documents to be filed by or on behalf of the Loan Parties.

Anything to the contrary notwithstanding, (i) the obligations in clauses (a) and (b)(i) of this Section 5.01 with respect to financial information of the Borrower, the Subsidiaries and the Physician-Owned Practices may be satisfied by furnishing the applicable financial statements of the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC and (ii) in no event shall the Borrower be required to provide information pursuant to this Section 5.01 or otherwise in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by Legal Requirements or any Contractual Obligation or that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.02 Litigation and Other Notices. Furnish to the Administrative Agent (for distribution to the Lenders) written notice of the following, promptly (and, in any event, within three (3) Business Days) following any Responsible Officer’s knowledge thereof:

(a) any Default or Event of Default specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b) other than in connection with the Chapter 11 Cases, the filing or commencement of, or any written threat or written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity or otherwise by or before any Governmental Authority, (i) against any Company or any Affiliate thereof that would reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c) any development or event that has resulted in, or would reasonably be expected to result in a Material Adverse Effect;

(d) the occurrence of a Casualty Event in excess of $1,500,000 (whether or not covered by insurance);

(e) the occurrence of any ERISA Event that, alone or together with any other ERISA Event that has occurred, would reasonably be expected to result in a Material Adverse Effect;

(f) the receipt by any Company of any notice of Environmental Claim or violation of or a potential liability under any Environmental Law, or knowledge by any Company that there exists a condition that could reasonably be expected to result in an Environmental Claim or a violation of or liability under, any Environmental Law, in each case, which would reasonably be expected to result in a Material Adverse Effect;

(g) receipt (and copy of) of any proposal or indication of interest for the restructuring or recapitalization of the Borrower or any Subsidiary or the sale of all or any of the Borrower’s or any Subsidiary’s assets or businesses;

(h) any motion for the appointment of a trustee or examiner;

(i) (i) receipt of any written notice of a default or event of default delivered to any Loan Party under any debt agreements or instruments in respect of Indebtedness with a principal amount in excess of $250,000; and

(j) (i) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any Adverse Proceeding not previously disclosed in writing by the Borrower to the Administrative Agent and the Required Lenders, or (ii) any material development in any Adverse Proceeding that would reasonably be expected to be adversely determined and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement.

Section 5.03 Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization, except as otherwise permitted under Section 6.05 or Section 6.06.

(b) In each case, (x) except as would not reasonably be expected to result in a Material Adverse Effect, do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, permits, privileges, franchises and authorizations to the conduct of its business; comply with all applicable Legal Requirements (including any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and Orders of any Governmental Authority, whether now in effect or hereafter enacted; pay and perform its obligations under all Leases except when such payments or obligations are being contested in good faith; and at all times maintain, preserve and protect all of its Property and keep such Property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all necessary and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in all material respects and (y) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect all Intellectual Property and at all times maintain, preserve and protect all Intellectual Property, in each case as reasonably determined by the respective Company in the course of its business; provided that nothing in this clause (b) shall prevent (i) Dispositions of Property, consolidations or mergers by or involving any Company in accordance with Section 6.05 or Section 6.06, (ii) the withdrawal by any Company of its qualification as a foreign business organization in any jurisdiction where such withdrawal would not reasonably be expected to result in a Material Adverse Effect, (iii) the expiration of patents and registered copyrights in accordance with their statutory term, (iv) the expiration or non-renewal of any contract, contract right or other agreement in accordance with its terms or (v) the transfer, assignment, lapse, cancellation, abandonment or other disposal by any Company of any immaterial Intellectual Property, contract, contract right or other agreement that such Company reasonably determines is not sufficiently useful to its businesses and no longer commercially desirable to retain.

Section 5.04 Insurance. Keep its insurable Property insured at all times by financially sound and reputable insurers and maintain such other insurance, in each case, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations as determined by such Company (it being agreed by the Administrative Agent that the insurance as in effect and in the amounts and manner in place on the Closing Date complies with the requirements in this Section 5.04).

Section 5.05 Obligations and Taxes. Subject to the terms of the DIP Orders and any required approval by the Bankruptcy Court, (a) pay, file and discharge promptly when due (giving effect to any permitted extensions) all federal and state income Taxes and all other material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable entity shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, (ii) such contest operates to suspend the collection of the contested Tax, assessment, charge and enforcement of a Lien, or (iii) stayed by the Chapter 11 Cases, and (b) timely and accurately file all federal and state income Tax returns and other material Tax returns required to be filed.

Section 5.06 Employee Benefits. Except as would not reasonably be expected to result in a Material Adverse Effect, comply with all applicable Legal Requirements, including the applicable provisions of ERISA and the Code with respect to all Employee Benefit Plans, Multiemployer Plans and Foreign Plans. Furnish to the Administrative Agent (for distribution to the Lenders) (a) within ten (10) Business Days (or such later time as the Required Lenders may agree to in their sole discretion (email from counsel being sufficient, with a copy to the Administrative Agent)) after any ERISA Event has occurred that, alone or together with any other ERISA Event, would reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, (b) upon request by the Required Lenders and to the extent such are reasonably available to such Financial Officer of the Borrower, copies of (i) the annual report (Form 5500 Series) filed by any Company with the U.S. Department of Labor or comparable foreign Governmental Authority with respect to each Pension Plan or Foreign Plan; (ii) the most recent actuarial valuation report, if any, for each Pension Plan and Foreign Plan maintained, sponsored or contributed to, or required to be maintained, sponsored or contributed to, by any Company; (iii) all notices received by any Company from a Multiemployer Plan sponsor or any Governmental Authority concerning an ERISA Event; and (iv) any documents described in Section 101(k) of ERISA that any Company may request with respect to any Multiemployer Plan to which a Company contributes or is required to contribute (provided that if the applicable Company has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, such Company shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents or notices promptly after receipt thereof), and (c) promptly, and in any event within thirty (30) days, after becoming aware that (i) Unfunded Pension Liabilities have reached or reach the amount of $10,000,000 or more or is at a level as would be reasonably likely to have a Material Adverse Effect (taking into account only Employee Benefit Plans with positive Unfunded Pension Liabilities), (ii) potential withdrawal liability under Section 4201 of ERISA, if the Companies and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans, has reached or reaches the amount of $10,000,000 or more or are at a level as would be reasonably likely to have a Material Adverse Effect, a detailed written description thereof from a Financial Officer of the Borrower.

Section 5.07 Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Legal Requirements are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Collateral Agent, the Administrative Agent or, during the continuance of a Default or an Event of Default, a Lender as often as reasonably requested upon reasonable prior written notice (except no such advance notice shall be required if an Event of Default has occurred and is then continuing), in each case, to visit and inspect the financial records and the Property of such Company at reasonable times during regular business hours and to make extracts from and copies of such financial records, and permit any representatives designated by the Collateral Agent, the Administrative Agent or any Lender to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and Advisors thereof as long as representatives of the Borrower have been given reasonable prior written notice of and the reasonable opportunity to attend any such discussions; provided, that the Collateral Agent, the Administrative Agent or Lender, as applicable, shall make all reasonable efforts not to disrupt the business or operations of any such Company.

Section 5.08 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.

Section 5.09 Compliance with Environmental Laws. (a) Except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and shall cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property owned, operated or leased by any Company or any of its Subsidiaries to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and the Real Property; obtain and maintain in full force and effect all material Environmental Permits applicable to its operations and the Real Property; and conduct all Responses required by any Governmental Authority or under any applicable Environmental Laws, including making appropriate responses to any investigation, notice, demand, claim, suit or other proceeding asserting liability under Environmental Law against the Loan Parties or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, and in accordance with, the requirements of any Governmental Authority and applicable Environmental Laws.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to prevent any Release of Hazardous Materials by the Companies in, on, under, to or from any Real Property owned, leased or operated by any of the Companies, and ensure that there shall be no Hazardous Materials present at, in, on, or under any Real Property owned, leased or operated by any of the Companies except those that are used, stored, handled and managed in full compliance with applicable Environmental Laws.

(c) Except as would not reasonably be expected to result in a Material Adverse Effect, undertake all actions, including Responses, required under Environmental Law or as otherwise reasonably requested by the Required Lenders, all at the sole cost and expense of the Companies, (i) to address any Release of Hazardous Materials at, from or onto any Real Property owned, leased or operated by any of the

Companies or their predecessors in interest as required pursuant to Environmental Law or the requirements of any Governmental Authority; and (ii) to address any environmental conditions relating to any Company, any Company’s business or to any Real Property owned, leased or operated by any of the Companies pursuant to any reasonable written request of the Required Lenders and share with the Required Lenders all data, information and reports generated or prepared in connection therewith;.

(d) Prior to the date that is ninety (90) days after the Closing Date (subject to extensions by the Required Lenders in their sole discretion (email from counsel being sufficient, with a copy to the Administrative Agent)), notify the Administrative Agent (for distribution to the Lenders) in writing of: (1) any Release or threatened Release of Hazardous Materials in, on, under, at, from or migrating to any Real Property owned, leased or operated by any of the Companies, (2) any non-compliance with, or violation of, any Environmental Law applicable to any Company, any Company’s business and any Real Property owned, leased or operated by any of the Companies, (3) any Lien (other than Permitted Liens) pursuant to Environmental Law imposed on any Real Property owned by any of the Companies, (4) any investigation or remediation of any Real Property owned, leased or operated by any of the Companies required to be undertaken pursuant to Environmental Law, and (5) any written notice or other written communication received by any Company from any person or Governmental Authority relating to any material Environmental Claim or material liability or potential liability of any Company pursuant to any Environmental Law.

Section 5.10 Additional Guarantors. Subject to the DIP Orders, with respect to any person that is or becomes a Subsidiary of a Loan Party after the Closing Date (other than Excluded Subsidiaries), the applicable Loan Party shall promptly (and in any event within fifteen (15) days after such person becomes a Subsidiary or such longer period as may be agreed to in writing by the Required Lenders) (i) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests (provided that if the Equity Interests of such Subsidiary is not represented by certificates, the Borrower shall not be required to cause such Equity Interests to be certificated), and all intercompany notes, if any (subject to the limitations set forth in the Security Agreement), owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause such new Subsidiary (A) to execute a joinder agreement (in form and substance reasonably acceptable to the Agents and the Required Lenders) to cause such Subsidiary to become a Guarantor and a Pledgor, (B) deliver opinions of counsel to the Borrower in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, and (C) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such Security Document in accordance with all applicable Legal Requirements, including the filing of financing statements (or equivalent registrations) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent. Notwithstanding the foregoing, a Subsidiary shall not be required to take the actions specified in clause (ii) of the preceding sentence to the extent such Subsidiary (x) is prohibited from taking such actions by applicable law, rule or regulation or by any Contractual Obligation existing at the time of acquisition thereof after the Closing Date (to the extent such Contractual Obligation was not created in contemplation of such acquisition) for so long as such prohibition exists or (y) would require governmental (including regulatory) consent, approval, license or authorization to the extent such consent, approval, license or authorization has not been received upon the Loan Parties using commercially reasonable efforts to acquire the same. Notwithstanding the foregoing, no actions shall be required to be taken in any U.S. or non-U.S. jurisdiction to create or perfect any security interest with respect to any such Subsidiary, including the delivery of any security agreements or pledge agreements governed under the laws of any U.S. or non-U.S. jurisdiction.

Section 5.11 Security Interests; Further Assurances. Subject to the limitations set forth in this Agreement, any other Loan Document and the DIP Orders:

(a) Promptly, upon the reasonable request of the Administrative Agent, the Collateral Agent or any Lender, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or advisable for the continued validity, enforceability, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.

(b) Deliver or cause to be delivered to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and Orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem reasonably necessary or advisable to perfect or maintain the validity, enforceability, perfection and priority of the Liens on the Collateral pursuant to the Security Documents.

(c) Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.

(d) If the Administrative Agent, the Collateral Agent or the Required Lenders reasonably determine that they are required by any Legal Requirements to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Borrower shall provide to the Administrative Agent, the Collateral Agent or the Required Lenders, as applicable, appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and are otherwise in form and substance satisfactory to the Administrative Agent and the Collateral Agent.

(e) In furtherance of the foregoing in this Section 5.11 and Section 5.10, to the maximum extent permitted by applicable Legal Requirements, each Loan Party (A) authorizes each of the Collateral Agent and/or the Administrative Agent to (x) if any of the Companies shall be in non-compliance with Section 5.11 or Section 5.12 or any provision of the Security Agreement or if any Default or Event of Default has occurred and is then continuing, execute any such documentation, consents, authorizations, approvals, Orders, applications, certifications, instruments and other documents and papers in such Loan Party’s name to the extent necessary to satisfy such Company’s obligations under Section 5.11 or 5.12 herein or under any Security Document, and (y) to file such agreements, instruments or other documents in any appropriate filing office, and (B) authorizes each of the Collateral Agent and/or the Administrative Agent to file any financing statement (and/or equivalent foreign registration) required hereunder or under any other Loan Document, and any continuation statement or amendment (and/or equivalent foreign registration) with respect thereto, in any appropriate filing office without the signature of such Loan Party.

Section 5.12 Information Regarding Collateral. Other than pursuant to the DIP Orders, not effect any change (a) in any Loan Party’s legal name, (b) in the location of any Loan Party’s chief executive office (if such Loan Party is not a registered organization), (c) in any Loan Party’s organizational type, (d) in any Loan Party’s federal taxpayer identification number or organizational identification number, if any (except as may be required by applicable Legal Requirements, in which case, the Borrower shall promptly notify the Administrative Agent in writing of such change), or (e) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (i) it gives the Collateral Agent and the Administrative Agent not less than thirty (30) days’ (or such shorter period as agreed to in writing by the Administrative Agent) prior written notice of such change, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (ii) it takes all action reasonably requested by the Collateral Agent to maintain the validity, enforceability, perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable, subject to the terms, conditions and limitations of this Agreement and the Security Documents. Each Loan Party shall promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence. Each Loan Party shall promptly notify the Agents in writing of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility).

Section 5.13 Anti-Cash Hoarding. If the Physician-Owned Practices have Excess Cash as of the end of the last Business Day of any calendar week, the Borrower shall cause the Physician-Owned Practices to transfer such Excess Cash to an account of the Borrower.

Section 5.14 Compliance with Statutes, Regulations, Etc. Unless stayed by the Chapter 11 Cases, comply with all laws, rules, regulations, and orders of any Governmental Authority (including all Healthcare Laws) applicable to it or its property (owned or leased), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.15 Fiscal Year. Maintain its fiscal year‑end to the date of December 31.

Section 5.16 Sanctions; Anti-Money Laundering; Anti-Corruption Compliance.

(a) Not directly or indirectly use the proceeds of any Borrowing (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any manner that would result in the violation of any Anti-Corruption Laws or Sanctions applicable to any party hereto (and the Loan Parties shall deliver to the Lenders confirmation requested from time to time by any Lender in its reasonable discretion, of the Loan Parties’ compliance with this Section 5.16);

(b) Not cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any applicable Legal Requirement.

(c) Each Loan Party (i) will comply, and will ensure that its directors, officers, employees, agents and Affiliates comply, with the Anti-Corruption Laws; and (ii) will maintain in effect and enforce policies and procedures designed to ensure compliance by the Loan Parties and their respective directors, officers, employees, agents and Affiliates with Anti-Corruption Laws.

Section 5.17 Line of Business. Not engage in any material line of business substantially different from those lines of business conducted by any Loan Party on the Closing Date or any business reasonably related, similar, corollary, ancillary, complementary or incidental thereto or reasonable extensions thereof.

Section 5.18 Cash Sweep.

(a) Prior to the date that is fourteen (14) days after the Closing Date (subject to extensions by the Required Lenders in their sole discretion (email from counsel being sufficient, with a copy to the Administrative Agent)), the Borrower shall have implemented a daily cash sweep to move all funds held in the J.P. Morgan Chase deposit accounts ending XX0950 and XX1107 (collectively, the “Swept Accounts”) to the J.P. Morgan Chase deposit account ending XX5539 (the “Designated Account”).

(b) From and after the Closing Date until such time as the covenant in Section 5.18(a) has been satisfied, the Borrower shall, on a daily basis, manually transfer all funds held in the Swept Accounts to the Designated Account.

Section 5.19 Lender Calls. From and after the Closing Date, the Borrower shall hold a weekly conference call attended by members of management of the Borrower and its restructuring advisors, to which the Lenders shall be invited to discuss the financial condition of the Loan Parties and the results of operations.

Section 5.20 Beneficial Ownership Certifications. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.21 Lender Representative. The Required Lenders shall be permitted to appoint up to two non-voting observers, who shall be identified to the Borrower in writing prior to the applicable Board Meeting (any such party, a “Lender Representative”) or, in lieu of any such official observer, Required Lenders can designate a party to attend specific Board Meetings on specific topics provided such party is a designated representative of a Lender and complies with the other provisions of this Section 5.21. In furtherance of the foregoing, the Borrower shall (i) provide the Lender Representatives with reasonable advance written notice (which shall be no less than twenty-four hours) of the time, place, telephonic (or other remote access) information and, to the extent provided to members of the Board of Directors of the Borrower (or any Subsidiary), an agenda for each Board Meeting (but in no event shall such notice be given to the Lender Representatives later than the time at which such notice has been provided to all members of the Board of Directors of the Borrower (or any Subsidiary)), (ii) provide the Lender Representatives with copies of all minutes of each Board Meeting and all written consents in lieu of any Board Meeting, no later than the time that such minutes or consents have been provided to all members of the Board of Directors of the Borrower (or any Subsidiary) and (iii) provide the Lender Representatives with copies of all documents, materials and other written information, including any financial statements, reports, documents, materials or other information given to all members of the Board of Directors of the Borrower (or any Subsidiary) no later than the time at which all members of the Board of Directors of the Borrower (or any Subsidiary) are provided with such financial statements, reports, documents, materials or other information. Notwithstanding the foregoing, no Lender Representative shall be entitled to receive documents, materials or other information or portions of any of the foregoing relating to, or be in attendance for any portion of any Board Meetings relating to, topics which (i) are subject to attorney-client or similar privilege or constitute attorney work product, or (ii) in the reasonable and good faith determination of the Borrower, present a conflict of interest for such Lender Representative; provided that the exclusions provided for in this sentence shall be limited solely to those portions of the documents, materials or other information which are subject to the conditions in the foregoing clauses (i) and (ii). The Borrower shall reimburse the Lender Representatives for all reasonable and documented out-of-pocket costs and expenses incurred by the Lender Representatives in connection with their participation in any such Board Meeting pursuant to the Borrower’s expense reimbursement policies then in effect. The Lender Representatives shall execute a customary confidentiality agreement with the Borrower and agree to hold in confidence all information received pursuant to this Section 5.21 in accordance therewith as a condition to such appointment; provided that the Lender Representatives may share such information with the Lenders, and the Lenders may share such information received by the Lender Representatives with the Agents and the other Lenders, in each case subject to Section 11.12 hereof and the other confidentiality undertakings between the Borrower and the Lenders.

Section 5.22 Milestones. By the times specified on Schedule 5.22 hereto (unless such time is extended by written consent of the Required Lenders (email from counsel being sufficient, with a copy to the Administrative Agent), comply with each of the milestones set forth on Schedule 5.22 hereto (each, a “Milestone” and collectively, the “Milestones”).

Section 5.23 Chief Restructuring Officer. From and after the Closing Date, Paul Rundell (or a replacement agreed by the Required Lenders) shall remain as chief restructuring officer of the Borrower, on terms reasonably satisfactory to the Required Lenders.

Article VI
NEGATIVE COVENANTS

Each Loan Party warrants, covenants and agrees with the Administrative Agent, the Collateral Agent, and each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest and premium (if any) on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full (other than unasserted contingent indemnification obligations), no Loan Party will, nor will they cause or permit any Subsidiaries (and, solely in the case of Sections 6.01, 6.02, 6.06, 6.07, 6.09, 6.11, 6.12 and 6.15, will not permit any of the Physician-Owned Practices) to, except as expressly directed otherwise by the DIP Orders:

Section 6.01 Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a) Indebtedness incurred under this Agreement and the other Loan Documents and the Prepetition Documents;

(b) Indebtedness outstanding on the Petition Date as set forth in the DIP Orders;

(c) Indebtedness constituting Hedging Obligations entered into in the ordinary course of business and not for speculative purposes; provided that if such Hedging Obligations arise under Hedging Agreements that are designed to protect against fluctuations in interest rates (i) such Hedging Obligations relate to Indebtedness for borrowed money otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(d) Indebtedness resulting from Investments, including guarantees, loans or advances, permitted by Section 6.04;

(e) Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices in respect of (i) Purchase Money Obligations, Capital Lease Obligations and Synthetic Lease Obligations (other than the Turner Leases) in an amount not to exceed in the aggregate, at any time outstanding, $1,000,000 and (ii) the Turner Leases in an amount not to exceed the sum of (x) the amount of Indebtedness outstanding in respect of the Turner Leases as of the Closing Date as set forth on Schedule 6.01(e) plus (y) any increase in the amount described in the foregoing clause (x) pursuant to the terms of the Turner Leases, including any interest, penalties, fees and other amounts due as a result of nonpayment under the Turner

Leases; provided that no additional Purchase Money Obligations, Capital Lease Obligations and Synthetic Lease Obligations may be incurred pursuant to this clause (e) after the Closing Date;

(f) Indebtedness of the Borrower, its Subsidiaries and the Physician-Owned Practices in respect of (x) workers’ compensation claims and self-insurance obligations (in each case other than for or constituting an obligation for money borrowed), including guarantees or obligations of any Company with respect to letters of credit supporting such workers’ compensation claims and/or self-insurance obligations and (y) bankers’ acceptances and bid, performance, surety bonds or similar instruments issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to bankers’ acceptances and bid, performance or surety obligations (in each case other than for or constituting an obligation for money borrowed);

(g) Contingent Obligations of the Borrower, its Subsidiaries and the Physician-Owned Practices in respect of Indebtedness as otherwise permitted under this Section 6.01;

(h) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business so such Indebtedness is extinguished within five (5) Business Days;

(i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(j) [Reserved];

(k) [Reserved];

(l) intercompany Indebtedness owing by and among the Loan Parties;

(m) Indebtedness arising as a direct result of judgments against the Borrower, any of its Subsidiaries or the Physician-Owned Practices, in each case to the extent not constituting an Event of Default;

(n) unsecured Indebtedness representing any Taxes to the extent such Taxes are permitted to not be paid or discharged at such time in accordance with Section 5.05 herein;

(o) [Reserved];

(p) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(q) [Reserved];

(r) other deferred compensation to employees, former employees, officers, former officers, directors, former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in the ordinary course of business or in connection with other Investments permitted hereunder;

(s) Indebtedness incurred by Borrower, any of its Subsidiaries and the Physician-Owned Practices arising from agreements providing for indemnification related to sales of goods or adjustment of purchase price or similar obligations in any case incurred in connection with the Disposition of any business, assets or Subsidiary;

(t) Indebtedness in respect of netting services, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(u) obligations in respect of performance, bid, customs, government, appeal and surety bonds, performance and completion guaranties and similar obligations provided by Borrower, any of its Subsidiaries or the Physician-Owned Practices, in each case in the ordinary course of business;

(v) conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business; and

(w) Swap Obligations of the Borrower, any of its Subsidiaries and the Physician-Owned Practices under Swap Agreements to the extent entered into in order to manage interest rate, foreign currency exchange rate and commodity pricing risks and not for speculative purposes.

Section 6.02 Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a) Liens for Taxes, assessments or governmental charges or levies not yet due and payable and Liens for Taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(b) Liens in respect of Property of any Company or any Physician-Owned Practice imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and which do not individually or in the aggregate materially impair the use, occupancy or value of the Property of the Companies, and are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or Orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the Property subject to any such Lien;

(c) any Lien in existence on the Petition Date and set forth on Schedule 6.02(c);

(d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case that do not or would not materially interfere with the present conduct, occupancy or value of the Companies at such Real Property;

(e) Liens to the extent (i) arising out of judgments, attachments or awards not constituting an Event of Default at the time such Liens are created and (ii) constituting the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding;

(f) Liens (other than any Lien imposed by ERISA) (x) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, or letters of credit or guarantees issued respect thereof, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations or letters of credit or guarantees issued in respect thereof (in each case, exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this clause (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings or Orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the Property subject to any such Lien, and (ii) to the extent such Liens are not imposed by Legal Requirements, such Liens shall in no event encumber any Property other than cash and Cash Equivalents;

(g) licenses or Leases of the Properties (other than Intellectual Property) of any Company, and the rights of ordinary-course lessees described in Section 9-321 of the UCC, in each case entered into in the ordinary course of such Company’s business so long as such licenses or Leases and rights do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Property subject thereto;

(h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company or Physician-Owned Practice in the ordinary course of business in accordance with the past practices of such Company and Physician-Owned Practice;

(i) Liens securing Indebtedness incurred pursuant to Section 6.01(e); provided that (i) any such Liens attach only to the Property (including proceeds thereof) being financed pursuant to such Indebtedness and (ii) do not encumber any other Property of any Company or Physician-Owned Practice;

(j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company or Physician-Owned Practice, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, including to secure amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of applicable Legal Requirements, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k) [Reserved];

(l) Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(m) (X) non-exclusive licenses and sublicenses of Intellectual Property granted by any Company in the ordinary course of business that, individually or in the aggregate, do not (i) interfere in any material respect with the ordinary conduct of the business of any Company or (ii) materially impair the use (for its intended purposes) or the value of the Intellectual Property subject thereto, and (Y) non-exclusive licenses and sublicenses granted to any Company in the ordinary course of business under any third party Intellectual Property, where such licenses and sublicenses individually or in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of any Company when the Company operates within the scope of such licenses;

(n) the filing of UCC (or equivalent) financing statements solely as a precautionary measure in connection with operating leases, Tenant Improvement Lease Transactions or consignment of goods;

(o) Liens of a collecting bank arising in the ordinary course of business under Section 4‑208 or Section 4-210 of the UCC covering only the items being collected upon;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(q) Liens on insurance policies and the proceeds thereof granted in the ordinary course of business to secure the financing of insurance premiums for such insurance policies pursuant to Section 6.01(p); and

(r) (i) Liens pursuant to any Prepetition Document, (ii) Liens pursuant to any Loan Document, and (iii) Liens granted as adequate protection pursuant to the DIP Orders.

Section 6.03 [Reserved].

Section 6.04 Investments, Loans and Advances. Directly or indirectly, lend money or credit (by way of guarantee, assumption of debt or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”), except that the following shall be permitted (collectively, “Permitted Investments”):

(a) Investments outstanding on the Petition Date and identified on Schedule 6.04(a);

(b) the Companies may (i) acquire, hold and Dispose of accounts receivable owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement), (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(c) Hedging Obligations permitted pursuant to Section 6.01(c);

(d) [Reserved];

(e) Investments by any Loan Party in any other Loan Party; provided that, in each case, such Investments shall be pledged as Collateral pursuant to and to the extent required by the Security Documents; provided further that, in each case of this clause (e), any Investment by a Loan Party in the form of a loan or advance shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent, in each case pledged by such Loan Party as Collateral pursuant to the Security Documents;

(f) Investments in securities of trade creditors or customers in the ordinary course of business and consistent with such Company’s past practices that are received (A) in settlement of bona fide disputes or delinquent obligations or (B) pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy, insolvency or other restructuring of such trade creditors or customers;

(g) non-cash Investments to the extent arising solely from mergers, consolidations and other transactions in compliance with Section 6.05;

(h) Investments made by Borrower or any Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06;

(i) [Reserved];

(j) [Reserved];

(k) Guarantees by (A) the Borrower or any Subsidiary of Indebtedness to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness or (B) a Loan Party of any Indebtedness of a Physician-Owned Practice to the extent such Indebtedness is otherwise permitted under Section 6.01 or of any other obligation not constituting Indebtedness in existence on the Petition Date and identified on Schedule 6.04(k);

(l) Investments in Physician-Owned Practices, so long as such Investments are made in accordance with the applicable Management Services Agreement; provided that (x) any Investment in the form of a loan or advance shall be evidenced by a note in form and substance reasonably satisfactory to the Administrative Agent, in each case pledged by such Loan Party as Collateral pursuant to the Security Documents and (y) except with respect to Investments funding ordinary course operations (including, without limitation, payroll and payments to vendors), no Default or Event of Default shall have occurred and be continuing at the time of such Investment or would result therefrom;

(m) the Borrower’s ownership of the Equity Interests of each of its Subsidiaries and the ownership by each Subsidiary of the Borrower of the Equity Interests of each of its Subsidiaries;

(n) non-cash Investments to the extent arising solely from a subsequent increase in the value (excluding any value for which any additional consideration of any kind whatsoever has been paid or otherwise transferred, directly or indirectly, by, or on behalf of the Borrower or any of its Subsidiaries) of an Investment otherwise permitted hereunder and made prior to such subsequent increase in value;

(o) [Reserved];

(p) to the extent constituting Investments, (i) purchases and other acquisitions of inventory, materials and equipment and intangible Property in the ordinary course of business, (ii) Capital Expenditures and (iii) leases or licenses of real or personal Property in the ordinary course of business and in accordance with the applicable Security Documents so long as such leases or licenses do not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of any Company or (y) materially impair the use (or its intended purposes) or the value of the Property subject thereto;

(q) [Reserved];

(r) [Reserved];

(s) to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements (i.e. “cost-plus” arrangements) that are (i) in the ordinary course of business and consistent with the historical practices of the Companies and (ii) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost-sharing payment; and

(t) Guarantees by the Borrower of operating and equipment leases (including Tenant Improvement Lease Transactions) for clinical locations, administrative offices and equipment (for the avoidance of doubt, excluding Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Subsidiary in the ordinary course of business.

The amount of any Investment permitted pursuant to Sections 6.04(b) and (c) shall be the initial amount of such Investment less all returns of capital, principal, dividends and other cash returns thereof and less all liabilities expressly assumed by another person in connection with the sale of such Investment.

Notwithstanding anything herein to the contrary, no Investment otherwise permitted by this Section 6.04 shall be permitted to be made by any Loan Party in any Subsidiary that is not a Loan Party.

Section 6.05 Mergers and Consolidations. Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:

(a) Dispositions of Property or Asset Sales in compliance with Section 6.06 (other than clause (g) thereof);

(b) (x) any Company (other than the Borrower) may merge or consolidate with or into or dissolve or liquidate into the Borrower or any Guarantor (as long as Borrower or a Guarantor is the surviving person in such merger, consolidation, dissolution or liquidation); provided that the Lien on and security interest in such Property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with and only to the extent required by the provisions of Sections 5.10 and 5.11, as applicable and (y) any Subsidiary that is not a Guarantor may merge, consolidate, dissolve or liquidate with or into any other Subsidiary that is not a Guarantor;

(c) any Subsidiary may dissolve, liquidate or wind up its affairs at any time if such dissolution, liquidation or winding up is not disadvantageous to any Agent or Lender in any material respect;

(d) [Reserved]; and

(e) to the extent necessary to consummate an Investment permitted pursuant to Section 6.04.

Section 6.06 Asset Sales. Effect any Disposition of any Property, except that the following shall be permitted:

(a) Dispositions of worn out, obsolete or surplus Property by Borrower or any of its Subsidiaries in the ordinary course of business and the abandonment, transfer, assignment, cancellation, lapse, not filing or applying for, or other Disposition of immaterial Intellectual Property that is, in the reasonable good faith judgment of the Borrower or such Subsidiary, not economically practicable or commercially desirable to maintain or sufficiently useful in the conduct of the business of the Companies;

(b) dispositions of assets by a Loan Party to another Loan Party;

(c) leases, subleases, or non-exclusive licenses or sublicenses of real or personal Property (including Intellectual Property or other general intangibles) to third parties in the ordinary course of business and in accordance with the applicable Security Documents;

(d) Permitted Liens in compliance with Section 6.02;

(e) to the extent constituting a Disposition, the making of Investments in compliance with Section 6.04;

(f) Dispositions related to mergers, consolidations and other transactions in compliance with Section 6.05;

(g) Dividends and other transactions in compliance with Section 6.07;

(h) Dispositions of cash and Cash Equivalents in the ordinary course of business;

(i) any Disposition of Property that constitutes a Casualty Event;

(j) sales, transfers, leases and other Dispositions (excluding sales of Equity Interests of any Subsidiary) (i) to the Borrower or to any other Loan Party and (ii) to any Subsidiary that is not a Loan Party from another Subsidiary that is not a Loan Party;

(k) sale, forgiveness, or discount of customer delinquent notes or accounts receivable in the ordinary course of business (excluding, in all events, the Disposition of accounts receivable pursuant to any factoring or receivables securitization agreement or arrangement);

(l) [Reserved];

(m) any trade-in of equipment or other Property in exchange for other equipment or other replacement Property;

(n) the unwinding of any Hedging Agreement permitted hereunder pursuant to its terms;

(o) surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business and consistent with past practice; and

(p) the payment of cash interest pursuant to Section 6.09(a)(ii) and the performance by the Borrower and/or any Subsidiary thereof of such Person’s obligations thereunder.

Section 6.07 Dividends. Authorize, declare or pay, directly or indirectly, any Dividends with respect to any Company or any Physician-Owned Practice, except for the following:

(a) Dividends by any Company or Physician-Owned Practice (i) that is a Subsidiary of the Borrower or a Physician-Owned Practice to the Borrower or any Guarantor or (ii) that is a Subsidiary that is not a Guarantor or a Physician-Owned Practice to any other Subsidiary that is not a Guarantor or Physician-Owned Practice; provided, that if such Company is a non-wholly owned Subsidiary or is a Physician-Owned Practice, any such Dividend is paid to all shareholders on a pro rata basis; and

(b) Dividends made solely in common equity or other Qualified Stock; provided, that no Default or Event of Default has occurred and is continuing prior to, or will occur immediately after, such Dividend.

Section 6.08 Transactions with Affiliates. Unless otherwise provided in the Approved Budget, enter into, directly or indirectly, any transaction or series of related transactions for the payment of money, sale of goods or provision of services, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among Borrower and one or more Guarantors), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a) Dividends permitted by Section 6.07;

(b) Investments permitted under Section 6.04, including loans and advances, permitted by Section 6.04(d) and any Indebtedness permitted by Section 6.01(l), to the extent such transactions are on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate;

(c) reasonable and customary director, officer and employee compensation (including bonuses and severance) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case, approved by the Board of Directors of the applicable Company; provided that no Loan Party will, nor will they cause or permit any Subsidiaries to enter into any management incentive or retention plan without the prior written consent of the Required Lenders;

(d) transactions between or among the Borrower and its Subsidiaries to the extent otherwise expressly permitted hereunder;

(e) transactions between or among the Loan Parties and any Physician-Owned Practice so long as such transactions are made in accordance with the applicable Management Services Agreement; and

(f) any other agreement, arrangement or transaction as in effect on the Closing Date and listed on Schedule 6.08(f), and any amendment or modification thereto or restatement thereof, and the performance of obligations thereunder, so long as such amendment or modification or restatement is not materially adverse to the interests of the Lenders.

Section 6.09 Prepayments of Other Indebtedness; Modifications of Organizational Documents, Acquisition and Certain Other Documents, etc. Directly or indirectly:

(a) make any payment of principal or interest or otherwise on account of any Prepetition Obligations, other than (i) payments agreed to in writing by the Required Lenders and (ii) payments approved by the DIP Orders (including the Roll-Up Loans) and, if necessary, authorized by the Bankruptcy Court (including any adequate protection payment);

(b) amend or modify the terms of the Prepetition Documents in a manner that is materially adverse to the Agents or the Lenders or their rights and remedies under the Loan Documents (including any such amendment or modification that would have a material and adverse impact on any material portion of the Collateral);

(c) amend, restate, supplement or otherwise modify any of its Organizational Documents or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments, modifications or changes or such new agreements which are not, and could not reasonably be expected to be, adverse in any material respect to the interests of the Lenders; or

(d) waive, amend or otherwise modify any of the Turner Leases to the extent any such waiver, amendment or modification would, taken as a whole, be adverse in any material respect to the Loan Parties or the Secured Parties; provided that any amendment to any Turner Lease which has the effect of increasing the amount of, or increasing the interest, penalties, fees or other amounts due pursuant to, the Turner Leases as in effect on the Closing Date shall be deemed to be materially adverse to the Secured Parties.

Section 6.10 Limitation on Certain Restrictions on Subsidiaries. Directly or indirectly create or otherwise cause or suffer to exist or become effective any encumbrance, restriction or condition on the ability of any Subsidiary to (i) pay Dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by any Company or any Physician-Owned Practice, or pay any Indebtedness owed to any Company or any Physician-Owned Practice, (ii) make loans or advances to any Company or Physician-Owned Practice or (iii) transfer any of its Properties to any Company or Physician-Owned Practice, except for:

(a) such encumbrances, restrictions or conditions existing by reason of application of mandatory Legal Requirements;

(b) (i) this Agreement and the other Loan Documents and (ii) loan documents governing other Indebtedness permitted to be incurred hereunder that are, taken as a whole, in the good faith judgment of the Borrower, no more restrictive with respect to the Borrower or any Subsidiary than customary market terms for Indebtedness of such type (and, in any event, are no more restrictive than the restrictions contained in this Agreement unless (x) such restrictions apply only to periods after the then latest Maturity Date or (y) to the extent a substantially similar change is made to this Agreement or the other Loan Documents), so long as the Borrower shall have determined in good faith that such restrictions will not affect its obligations or ability to make any payments required hereunder;

(c) in the case of clause (iii), customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary;

(d) in the case of clause (iii), customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business;

(e) customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property or Asset Sale permitted by Section 6.06 pending the consummation of such sale or other Disposition or Asset Sale; provided, that (i) such restrictions and conditions apply only to the Property to be sold or Disposed of and (ii) such sale or other Disposition or Asset Sale is permitted hereunder;

(f) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower;

(g) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (f) above; provided, that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; or

(h) in the cases of clauses (i) and (iii), customary restrictions in joint venture agreements or other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture.

Section 6.11 Business. (a) With respect to the Borrower, engage in any business activities or have any Properties or liabilities, other than (i) its ownership of the Equity Interests of the Borrower and business activities related thereto, (ii) obligations under the Loan Documents and (iii) sales of Equity Interests to the extent not prohibited by this Agreement.

(b) With respect to the Borrower, its Subsidiaries and the Physician-Owned Practices, engage (directly or indirectly) in any businesses other than those businesses in which Borrower, its Subsidiaries and the Physician-Owned Practices are engaged on the Closing Date (or which are similar, corollary, ancillary, complementary, incidental or related business or reasonable extensions thereof).

Section 6.12 Management Services Agreements. Amend, restate, amend and restate, supplement or otherwise modify any Management Services Agreement, other than any such amendments, restatements, amendments and restatements, supplements or other modifications as agreed by the Required Lenders in their sole discretion; provided that, for the avoidance of doubt, it is understood and agreed that such Management Services Agreements may be amended, restated, amended and restated, supplemented or otherwise modified to the extent required by applicable law or any applicable rule, regulation or order of any Governmental Authority.

Section 6.13 Fiscal Year. Change its fiscal year-end to a date other than September 30 or make any material change in its accounting treatment and financial reporting policies except as required by GAAP.

Section 6.14 No Further Negative Pledge. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Company to create, incur, assume or suffer to exist any Lien upon any of its Properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any Lien for an obligation if a Lien is granted for another obligation, except the following: (1) this Agreement, the other Loan Documents and Prepetition Documents; (2) with respect to Property not constituting Collateral, restrictions in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the Properties encumbered thereby; (3) any prohibition or limitation that (a) is non-consensual and exists pursuant to applicable Legal Requirements, or (b) consists of customary restrictions and conditions contained in any agreement relating to the sale or other Disposition of any Property pending the consummation of such sale or other Disposition; provided that (i) such restrictions apply only to such Property, and (ii) such sale or other Disposition is permitted hereunder; (4) with respect to leases not constituting Collateral, restrictions prohibiting the grant or existence of liens and encumbrances, including leasehold mortgages and (5) as set forth on Schedule 6.14.

Section 6.15 Liquidity. Permit Liquidity at any time to be less than $4,000,000.

Section 6.16 Anti-Terrorism Law; Anti-Money Laundering; Sanctions; Anti-Corruption Law.

(a) violate any applicable Anti-Terrorism Law, Sanctions or Anti-Corruption Law (and the Loan Parties will deliver to the Administrative Agent any certification or other evidence requested from time to time by the Administrative Agent in its reasonable discretion, confirming the Borrower and its Subsidiaries’ compliance with this Section 6.16).

(b) directly or indirectly, cause or permit any of the funds of such Borrower or Subsidiary that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of applicable law.

(c) directly or indirectly, cause, permit, or authorize any part of the proceeds or other transaction contemplated by this Agreement to be used, contributed, or otherwise made available to fund any trade, business, or other activity of or with any Sanctioned Person, or in any Sanctioned Country, or in any other manner that could reasonably be expected to result in any party to this Agreement being in breach of any Sanctions or becoming a Sanctioned Person.

(d) use, directly or indirectly, any part of the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.

Section 6.17 Sanctioned Persons. Cause or permit (a) any of the funds or properties of the Borrower and its Subsidiaries that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any Sanctioned Person, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of law, or the Loans made by the Lenders would be in violation of applicable requirements of law, or (b) any Sanctioned Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by applicable requirements of law or the Loans are in violation of applicable requirements of law.

Section 6.18 Use of Proceeds. Use any portion of the Loans or the Collateral:

(a) for any purpose that is prohibited under the Bankruptcy Code or the DIP Orders;

(b) to finance: any contested matter, adversary proceeding, suit, arbitration, application, motion or other litigation of any type adverse to the interests of any or all of the Administrative Agent, the Collateral Agent, the Lenders, the Prepetition Agent or the Prepetition Lenders or their respective rights and remedies under Loan Documents, the DIP Orders or the Prepetition Documents;

(c) for the payment of fees, expenses, interest or principal under the Prepetition Documents (other than as permitted or required by an order of the Bankruptcy Court and the Roll-Up Loans);

(d) other than as set forth in the Acceptable Reorganization Plan, to make any distribution under a Plan of Reorganization confirmed in the Chapter 11 Cases that does not provide for the payment of the Loans in full and in cash on the effective date of such plan; or

(e) to file a motion seeking, consent to, or make any payment in excess of $100,000 in the aggregate in settlement of any claim, action or proceeding, before any court, arbitrator or other governmental body without the prior written consent of the Administrative Agent acting at the direction of the Required Lenders;

Nothing herein shall in any way prejudice or prevent any Agent or any Lender from objecting, for any reason, to any requests, motions, or applications made in the Bankruptcy Court, including any application of final allowances of compensation for services rendered or reimbursement of expenses incurred under Sections 105(a), 330 or 331 of the Bankruptcy Code, by any party in interest.

Section 6.19 Chapter 11 Modifications. Except as permitted pursuant to the terms of this Agreement and the applicable DIP Order or otherwise consented to by the Required Lenders:

(a) Make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to the DIP Orders.

(b) Incur, create, assume or suffer to exist or permit any other superpriority administrative claim which is pari passu with or senior to the DIP Superpriority Claims of the Administrative Agent, the Collateral Agent and the Lenders hereunder.

Section 6.20 Compliance With Approved Budget. Except as otherwise provided herein or approved by the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), directly or indirectly make any payment (as adequate protection or otherwise), or application for authority to pay, on account of any Indebtedness arising prior to the Petition Date other than payments consistent with the Approved Budget (or any Permitted Variance) and approved by the Bankruptcy Court.

Section 6.21 Additional Bankruptcy Matters. Do any of the following other than as permitted by the DIP Orders:

(a) use any portion or proceeds of the credit extensions hereunder or the Collateral for payments or purposes that would violate the terms of the DIP Orders;

(b) incur, create, assume, suffer to exist or permit, except as otherwise expressly permitted by the DIP Orders or any other order of the Bankruptcy Court reasonably acceptable to the Required Lenders, any other superpriority administrative claim which is pari passu with or senior to the claim of the Secured Parties against any Debtor;

(c) subject to the terms of the DIP Orders, assert, join, investigate, support or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Secured Parties;

(d) seek, consent to, or permit to exist any order granting authority to take any action that is prohibited by the terms of this Agreement, the DIP Orders, the other Loan Documents or refrain from taking any action that is required to be taken by the terms of this Agreement, the DIP Orders or any of the other Loan Documents;

(e) subject to the terms of the DIP Orders, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Agents, the Lenders or other Secured Parties with respect to the Collateral following the occurrence of an Event of Default, including without limitation a motion or petition by any Secured Party to lift an applicable stay of proceedings to do the foregoing (provided that any Debtor may contest or dispute whether an Event of Default has occurred in accordance with the terms of the DIP Orders and the Loan Documents);

(f) without the consent of the Required Lenders, move to assume or reject any material lease, license or other material contract of any Loan Party pursuant to Section 365 of the Bankruptcy Code;

(g) except as expressly provided or permitted hereunder or as otherwise contemplated in the then-in-effect Approved Budget (including Permitted Variances thereto), make any payment or distribution to any non-Subsidiary Affiliate or insider of any debtor outside of the ordinary course of business;

(h) assert any right of subrogation or contribution against any other Loan Party under this Agreement or any other Loan Document;

(i) amend or modify, or grant any waiver or release under or terminate in any manner, the articles or certificate of incorporation or formation, by-laws, limited liability company agreement,

partnership agreement or other organizational documents of the Borrower or any of the other Loan Parties; or

(j) file or pursue or support any other Person in filing or pursuing any Plan of Reorganization or other Chapter 11 plan or disclosure statement in respect of any Loan Party that is not an Acceptable Reorganization Plan or Acceptable Disclosure Statement.

Article VII
GUARANTEE

Section 7.01 The Guarantee. The Guarantors hereby, jointly and severally, guarantee, as primary obligors and not merely as sureties to each Secured Party and their respective successors and assigns, the prompt payment and performance in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders, and the Notes held by each Lender of, the Borrower and all other Secured Obligations (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 7.02 Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and performance and not of collection and to the fullest extent permitted by applicable Legal Requirements, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Loan Documents or the Guaranteed Obligations under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for the Discharge of the Guaranteed Obligations). Without limiting the generality of the foregoing and subject to applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, including any exercise of remedies, shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended or modified in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or, respectively, therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed

Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be valid, perfected or to have the priority required under the Loan Documents or is avoided or set aside as a preference, fraudulent conveyance or otherwise;

(v) the release of any other Guarantor pursuant to Section 7.09;

(vi) any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents; or

(vii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations.

The Guarantors hereby expressly waive, to the extent permitted by law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against Borrower or any Guarantor under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by law, any and all notice of the modifications, creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Each payment required to be made hereunder shall be made without setoff or counterclaim in immediately available funds at the office of the Administrative Agent as set forth in Section 2.14. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and their respective successors and assigns, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

Section 7.03 Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 7.04 Subrogation; Subordination. Each Guarantor hereby agrees that until the Discharge of the Guaranteed Obligations it shall subordinate and not exercise any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation, continuation, indemnification or otherwise, against Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party owing to another Company shall be subordinated to such Loan Party’s Secured Obligations in the manner evidencing such Indebtedness; provided that upon the payment and satisfaction in full of all Guaranteed Obligations (other than contingent indemnity obligations) and the expiration or termination of the Commitments of the Lenders under this Agreement, without any further action by any person, the Guarantors shall be automatically subrogated to the rights of the Agents and the Lenders to the extent of any payment hereunder.

Section 7.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the Obligations of the Borrower under this Agreement and other Loan Documents may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

Section 7.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or any Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

Section 7.07 Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

Section 7.08 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Legal Requirement affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of subrogation and contribution established in Section 7.04 and Section 7.10, respectively) that is valid and enforceable, not void or voidable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 7.09 Release of Guarantors. Subject to the Specified Guarantor Release Provision, if, in compliance with the terms and provisions of the Loan Documents, all of the Equity Interests or all or substantially all of the Property of any Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons (other than any Loan Party) then such Transferred Guarantor shall, upon the consummation of such sale or transfer, be immediately and automatically released from its obligations under this Agreement (including under Section 11.03) and the other Loan Documents and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document and, in the case of the sale of all of the Equity Interests of the Transferred Guarantor, the pledge of such Equity Interests to the Collateral Agent pursuant to the Security Documents shall be immediately and automatically released, and so long as Borrower shall have previously provided the Collateral Agent and the Administrative Agent such certifications or documents as the Collateral Agent and/or the Administrative Agent shall reasonably request, the Collateral Agent shall take such actions, at the Borrower’s expense, as are necessary or reasonably requested by the Borrower to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents; provided, that the Collateral Agent shall not be required to execute any document or take any action to evidence such termination or release on terms that, in the Collateral Agent’s opinion or the opinion of its counsel, could expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse to or representation or warranty by the Collateral Agent of any kind.

Section 7.10 Right of Contribution.

(a) The Loan Parties hereby agree as among themselves that, if any Loan Party shall make an Excess Payment (as defined below), such Loan Party shall have a right of contribution from each other Loan Party in an amount equal to such other Loan Party’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Loan Party under this Section 7.10 shall be subordinate and subject in right of payment to the Secured Obligations until such time as the Discharge of the Guaranteed Obligations, and none of the Loan Parties shall exercise any right or remedy under this Section 7.10 against any other Loan Party until such time as the Discharge of the Guaranteed Obligations. For purposes of this Section 7.10, (x) “Excess Payment” shall mean the amount paid by any Loan Party in excess of its Pro Rata Share of any Secured Obligations, (y) “Pro Rata Share” shall mean, for any Loan Party in respect of any payment of the Secured Obligations, the ratio (expressed as a percentage) as of the date of such payment of the Secured Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of its assets and other Properties of all Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of all Loan Parties) of the Loan Parties; and (z) “Contribution Share” shall mean, for any Loan Party in respect of any Excess Payment made by any other Loan Party, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and Properties exceeds the amount of all debts and liabilities of such Loan Party (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of such Loan Party) to (ii) the amount by which the aggregate present fair salable value of all assets and other Properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the Secured Obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment. Nothing in this Section 7.10 shall require any Loan Party to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Loan Party that has made the Excess Payment. Without limiting the foregoing in any manner, it is the intent of the parties hereto that as of any date of determination, no Contribution Share of any Loan Party shall be greater than the maximum amount of the claim which could then be recovered from such Loan Party under this Section 7.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(b) This Section 7.10 is intended only to define the relative rights of the Loan Parties and nothing set forth in this Section 7.10 is intended to or shall impair the Secured Obligations of the Loan Parties, jointly and severally, to pay any amounts and perform any Secured Obligations as and when the same shall become due and payable or required to be performed in accordance with the terms of this

Agreement or any other Loan Document, as the case may be. Nothing contained in this Section 7.10 shall limit the liability of the Borrower to pay the Loans and other Credit Extensions made to the Borrower and accrued interest, Fees and expenses with respect thereto of the Borrower and its Subsidiaries, in each case, for which Borrower and its Subsidiaries, as applicable, shall be primarily liable.

(c) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Loan Parties to which such contribution and indemnification is owing.

(d) The rights of any indemnified Loan Party against the other Loan Parties under this Section 7.10 shall be exercisable upon, but shall not be exercisable prior to, the full indefeasible payment of the Secured Obligations (other than unasserted contingent indemnification obligations) and termination or expiration of the Commitments under the Loan Documents.

Article VIII
EVENTS OF DEFAULT

Section 8.01 Events of Default. Subject to the terms of the DIP Orders, Upon the occurrence and during the continuance of any of the following events (each, an “Event of Default”):

(a) default shall be made in the payment of any principal or premium of any Loan, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for mandatory prepayment thereof or by acceleration thereof or otherwise; or

(b) default shall be made in the payment of any interest or premium on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, whether at the due date thereof (including an Interest Payment Date) or at a date fixed for prepayment (whether voluntary or mandatory) or by acceleration or demand thereof or otherwise, and such default shall continue unremedied for a period of two (2) Business Days; or

(c) any representation or warranty made or deemed made in or in connection with any Loan Document or the Borrowings hereunder, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

(d) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(b) (only with respect to the Borrower), Section 5.08, Section 5.16 or in Article VI; or

(e) (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained Section 5.19, Section 5.21 or Section 5.22 and such default shall continue unremedied or shall not be waived for a period of three (3) Business Days after the earlier of (x) knowledge of such failure by a Responsible Officer of any Loan Party or (y) receipt by Borrower of a written notice thereof from the Administrative Agent, (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.01 or Section 5.10 and such default shall continue unremedied or shall not be waived for a period of three (3) Business Days after receipt by Borrower of a written notice thereof from the Administrative Agent or (iii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs(a), (b), (d) or (e)(i) or (e)(ii) immediately above) and such default shall continue unremedied or shall not be waived for a period of fifteen (15) days after receipt by Borrower of a written notice thereof from the Administrative Agent; or

(f) Except as a result of the commencement of the Chapter 11 Cases or the entry into this Agreement or unless the payment, acceleration and/or the exercise of remedies with respect to any such Indebtedness is stayed by the Bankruptcy Court, any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when and as the same shall become due and payable beyond any applicable grace period or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness (other than any Indebtedness incurred pursuant to the Turner Leases) if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both and taking into account any applicable grace periods or waivers) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; or

(g) [Reserved]; or

(h) [Reserved]; or

(i) one or more Orders (excluding any order of the Bankruptcy Court fixing the amount of any claim in the Chapter 11 Cases) for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by (i) insurance in respect of which a solvent and unaffiliated insurance company has not denied coverage thereof and for which the carrier has not disclaimed responsibility and for which a claim (A) has been submitted, (B) is in the process of being submitted or (C) is intended to be submitted promptly or (ii) a third-party indemnification agreement under which the indemnifying party has accepted responsibility and would reasonably be expected to remain solvent after satisfying such indemnification obligation) shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unpaid, unvacated, unstayed, or unbonded for a period of ninety (90) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon Properties of any Company to enforce any such Order; or

(j) (i) one or more ERISA Events shall have occurred that, when taken together with all other such ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect with respect to the liabilities of any Company; (ii) there is or arises an Unfunded Pension Liability (taking into account only plans with positive Unfunded Pension Liability) that would be reasonably likely to result in a Material Adverse Effect; (iii) there is or arises any potential withdrawal liability under Section 4201 of ERISA if the Companies or the ERISA Affiliates were to withdraw from any and all Multiemployer Plans that would be reasonably likely to result in a Material Adverse Effect, (iv) there is or arises any violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable Legal Requirement dealing with such matters in any manner that has resulted in a liability that is material to the Companies as a whole, (v) there is or arises any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits which results in a liability that is material to the Companies as a whole, or (vi) the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or

(k) any material security interest and Lien purported to be created by (x) any Security Document shall cease to be in full force and effect, or (y) any Security Document, the Interim DIP Order,

or the Final DIP Order shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a valid, enforceable, perfected first priority (except as otherwise provided in this Agreement or any Security Document) security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Agreement or such Security Document and except as the direct and exclusive result of an action or a failure to act, in each case in a manner otherwise specified as required to be undertaken (or not undertaken, as the case may be) by a provision of any Loan Document, on the part of any Agent, Lender or Secured Party)) in favor of the Collateral Agent, or (z) shall be asserted by or on behalf of any Company not to be, a valid, enforceable, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; provided that it will not be an Event of Default under this clause (k) if (i) the Collateral Agent shall not have or shall cease to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral purported to be covered by the Security Documents, individually or in the aggregate, having a Fair Market Value of less than $250,000 or (ii) the failure to have a valid, enforceable and perfected first priority Lien on any material portion of the Collateral resulted solely from the action or inaction of the Administrative Agent, the Collateral Agent, or any Lender (other than actions or inactions taken as a direct result of the advice of or at the direction of any Company); or

(l) any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or any Related Persons of any of the foregoing, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party (or any of their respective Related Persons) (directly or indirectly) shall repudiate or deny any portion of its liability or obligation for the Obligations; or

(m) there shall have occurred a Change in Control; or

(n) any representation or warranty made, or deemed to be made, by any Loan Party herein or in any of the other Loan Documents or in any certificate or notice delivered or required to be delivered pursuant hereto or thereto shall prove false in any material respect (or, to the extent that the representation or warranty is qualified by “materiality”, “Material Adverse Effect” or similar language, in any respect) on the date as of which it was made or deemed to have been made; or

(o) (x) any of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company ceases to serve in such position (in any case, whether due to resignation, termination death, disability or otherwise) and (y) a replacement for such position, which is satisfactory to the Required Lenders (in their reasonable discretion) is not employed in such role within 30 days; or

(p) there occurs any Budget Event; or

(q) any Loan Party shall file a motion in the Chapter 11 Cases without the express written consent of Required Lenders, to obtain additional financing under Section 364(d) of the Bankruptcy Code that (i) is not permitted under Section 6.01 and (ii) does not provide for the payment of the Obligations in full and in cash upon the incurrence of such additional financing; or

(r) any Loan Party shall file a motion seeking an order (i) approving payment of any prepetition claim other than (x) as provided for in the “first day” or “second day” orders, (y) contemplated by the Approved Budget (including Permitted Variances), or (z) otherwise consented to by the Required Lenders in writing, (ii) granting relief from the automatic stay under Section 362 of the Bankruptcy Code to any holder of any security interest to permit foreclosure on any assets having a book value in excess of

$250,000 in the aggregate, or (iii) except with respect to the Prepetition Obligations as provided in the DIP Orders, approving any settlement or other stipulation not approved by the Required Lenders and not included in the Approved Budget with any secured creditor of any Loan Party providing for payments as adequate protection or otherwise to such secured creditor; or

(s) an order is entered in any of the Chapter 11 Cases appointing, or any Loan Party, or any Subsidiary of a Loan Party shall file an application for an order seeking the appointment of, (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the Loan Parties’ business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

(t) an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases or converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, in each case, which does not contain a provision for termination of the Commitments, and payment in full in cash of all Obligations (other than contingent indemnification obligations as to which no claim has been asserted) of the Loan Parties hereunder and under the other Loan Documents upon entry thereof; or

(u) an order is entered by the Bankruptcy Court in any of the Chapter 11 Cases without the express prior written consent of the Required Lenders and the Agents, (i) to revoke, reverse, stay, modify, supplement or amend the DIP Orders in a manner that is inconsistent with this Agreement, (ii) to permit any superpriority adequate protection lien or claim to have administrative priority as to the Loan Parties equal or superior to the priority of the DIP Superpriority Claim shall be entered by the Bankruptcy Court except as otherwise permitted under this Agreement or (iii) dismissing any of the Chapter 11 Cases which does not contain a provision for termination of all Commitments, and payment in full of all Obligations upon entry thereof; or

(v) any Loan Party violates any term, provision or condition in the Interim DIP Order or Final DIP Order, as applicable; or

(w) an application for any of the orders described in Section 8.01(s), (t), (u), (v) and (x) shall be made by a Person (including, for the avoidance of doubt, the Loan Parties) and such application is not contested by the Loan Parties in good faith and such Person actually obtains entry of a final, non-appealable, order under § 506(c) of the Bankruptcy Code against any Secured Party or obtains a final, non-appealable, order materially adverse to any Secured Party or any of their respective rights and remedies under the Loan Documents or in the Collateral; or

(x) the entry of an order by the Bankruptcy Court terminating or shortening the exclusive right of any Loan Party to file a Chapter 11 plan pursuant to Section 1121 of the Bankruptcy Code, without the prior written consent of the Required Lenders; or

(y) (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the Collateral Agent, the Administrative Agent and/or the Lenders, claims or rights against such Person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) the Lien or security interest created by Security Documents or the DIP Orders with respect to the Collateral shall, for any reason, on and after the entry of the DIP Orders, cease to be valid or (iii) any action is commenced by the Loan Parties which contests the validity, perfection or enforceability of any of the Liens and security interests of the Collateral Agent, the Administrative Agent and/or the Lenders created by any DIP Order, this Agreement, or any Collateral Document; or

(z) any Loan Party shall seek to, or shall support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court or any other writing to another party-in-interest executed by or on behalf of such Loan Party) any other Person’s motion to, disallow in whole or in part the Agents’ and Lenders’ claim in respect of the Obligations or contest any material provision of any Loan Document or any material provision of any Loan Document shall cease to be effective (other than in accordance with its terms); or

(aa) the Loan Parties or any of their Subsidiaries attempt to consummate a sale of substantially all of its assets via a Plan of Reorganization or a 363 sale without consent of the Required Lenders; or

(bb) there shall be any Plan of Reorganization confirmed in the Chapter 11 Cases that does not provide for the repayment of the Prepetition Loans and the Loans in full and in cash on the effective date of such Plan of Reorganization; or

(cc) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to the holder or holders of any security interest to (i) permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Debtors which have a value in excess of $1,000,000 in the aggregate or (ii) permit other actions that would have a Material Adverse Effect on the Debtors or their estates (taken as a whole); or

(dd) an order of the Bankruptcy Court shall be entered denying or terminating use of cash collateral by the Loan Parties or imposing any additional conditions on such use (and such order remains unstayed for more than three (3) Business Days); or

(ee) any Loan Party (or any direct or indirect Parent Entity or Subsidiary thereof), or any Person claiming by or through the Loan Parties or any of their Subsidiaries, shall (x) obtain court authorization to commence, or shall commence, join in, assist or otherwise participate as an adverse party in any suit or other proceeding against any Agent or any Lender (in any of their respective capacities as such) relating to the Loans or the Loan Documents, unless such suit or other proceeding is in connection with the enforcement of the Loan Documents against such Agent or such Lender, in their capacities as such or (y) file, assist or otherwise participate in any pleading that, if the relief requested therein were granted, would result in an Event of Default;

(ff) the payment by any Loan Party of any Prepetition Obligations other than (i) as permitted by any “first day” or “second day” order entered by the Bankruptcy Court on or prior to the Closing Date or (ii) as permitted by any other order of the Bankruptcy Court in amounts reasonably satisfactory to the Required Lenders, in each case consistent with the Approved Budget; or

(gg) the termination of the Restructuring Support Agreement;

then, and in every such event, and at any time thereafter during the continuance of such event, subject to the DIP Orders, the Administrative Agent may, with the prior consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans and other Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, anything contained herein or in any other Loan Document or otherwise to the contrary notwithstanding, and (iii) exercise any and all of its other rights and remedies under applicable Legal Requirements, hereunder and under the other Loan Documents.

Article IX
APPLICATION OF COLLATERAL PROCEEDS

Section 9.01 [Reserved].

Section 9.02 Application of Proceeds.

(a) Subject to the DIP Orders and any applicable chapter 11 plan, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Loan Document, promptly by the Collateral Agent as follows:

(i) First, to the payment of all reasonable and documented costs and expenses, fees, commissions and Taxes of such sale, collection or other realization including compensation to the Administrative Agent, the Collateral Agent and their sub-agents and counsel and all expenses, liabilities and advances made or incurred by the Administrative Agent, the Collateral Agent and their sub-agents and counsel in connection therewith and all amounts for which the Administrative Agent and the Collateral Agent are entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(ii) Second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(iii) Third, to the payment in full of the interest then due and payable in respect of the New Money Loans (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of such New Money Loans owed to them on the date of any such distribution);

(iv) Fourth, to the payment in full of principal of, and Exit Premium relating to, the New Money Loans until paid in full, (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of such New Money Loans owed to them on the date of any such distribution);

(v) Fifth, to the payment in full of the interest then due and payable in respect of the Roll-Up Loans (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of such Roll-Up Loans owed to them on the date of any such distribution);

(vi) Sixth, to the payment in full of principal of the Roll-Up Loans until paid in full, (the amounts so applied to be distributed among the Lenders pro rata in accordance with the amounts of such Roll-Up Loans owed to them on the date of any such distribution);

(vii) Seventh, to the payment in full of the other Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such other Secured Obligations owed to them on the date of any such distribution); and

(viii) Eighth, the balance, if any, after all Secured Obligations have been paid in full, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in the preceding sentences of this Section 9.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

Article X
THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

Section 10.01 Appointment. (a) Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Collateral Agent as an agent of such Lender under this Agreement and the other Loan Documents. Each Lender irrevocably authorizes each Agent, in such capacity, through its agents or employees, to execute, deliver and administer the Loan Documents and to take such actions on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant or other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent, regardless of whether a Default or Event of Default has occurred and is continuing.

(b) The Administrative Agent shall also act as the “Collateral Agent” under the Loan Documents, and each of the Secured Parties hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Secured Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders, and by accepting the benefits of the Security Documents, any other Secured Parties, hereby expressly authorize the Collateral Agent to (i) execute any and all documents with respect to the Collateral (including any release, amendment, supplement, modification or joinder with respect thereto) and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Collateral Agent shall bind the Secured Parties and (ii) negotiate, enforce or settle any claim, action or proceeding affecting the Secured Parties in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Secured Party. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 10.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.03) and all other rights, privileges, protections, immunities, and indemnities granted to any Agent hereunder and under the other Loan Documents as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and any rights of the Secured Parties with respect thereto as contemplated by and in accordance with the provisions of this Agreement and the other Loan Documents and acknowledge and agree that any such action by the Collateral Agent shall bind the Lenders.

(c) The duties of each Agent shall be mechanical and administrative in nature. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have rights as a third-party beneficiary of any such provisions.

Section 10.02 Agent in Its Individual Capacity. Each person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Company or Affiliate thereof as if it were not an Agent hereunder and without duty to account therefor to the Lenders.

Section 10.03 Exculpatory Provisions; Agent Acting at Direction of Required Lenders.

(a) Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or obligations except those expressly set forth in the Loan Documents, nor shall any Agent or its Related Persons have or be deemed to have any fiduciary, principal-agency, or trustee relationship with any Secured Party or any other Person. The permissive rights of each Agent to take any actions permitted by this Agreement or any other Loan Document shall not be construed as an obligation or duty to do so. Without limiting the generality of the foregoing, each Agent and its Related Persons:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing,

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary) as it deems appropriate; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may (a) expose such Agent to liability or that is contrary to any Loan Document or (b) be in violation of applicable Legal Requirements including, for the avoidance of doubt, any action that may be in violation of the automatic stay under any Insolvency Law or that may effect a foreclosure, modification or termination of property of a Defaulting Lender under any Debtor Relief Law; provided, further, that if such Agent so requests, it shall first be indemnified and provided with adequate security to its sole satisfaction (including reasonable advances as may be requested by such Agent) by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action; provided, further, that such Agent may seek clarification or further direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary) prior to taking any such directed action and may refrain from acting until such clarification or further direction has been provided;

(iii) shall not, except as expressly set forth in the Loan Documents, have any duty to disclose and shall not be liable for the failure to disclose, any information relating to any Company or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Related Persons in any capacity;

(iv) shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as any Agent shall believe in good faith shall be necessary) (and such consent or request and such action or action not taken pursuant thereto shall be binding upon all the Lenders and all other Secured Parties) or (b) in the absence of its own gross negligence or willful misconduct (as found by a final and non-appealable judgment of a court of competent jurisdiction) (which shall not include any action taken or omitted to be taken in accordance with clause (i), for which such Agent and its Agent Parties shall have no liability);

(v) shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof describing such Default or Event of Default and stating that such notice is a “notice of default” is given to such Agent by Borrower or a Lender; provided, further, that unless and until an Agent has received any such direction in accordance with this Article X, such Agent may (but shall not be obligated to) take any action, or refrain from taking any action, with respect to such Default and/or Event of Default as it shall deem advisable or in the best interest of the Lenders; and

(vi) shall not be responsible or liable for or have any duty to ascertain or inquire into or monitor or enforce (a) any recital, statement, warranty or representation made in or in connection with any Loan Document, (b) the contents of any certificate, report, statement or other document referred to, provided for, or delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, the use of proceeds of the Loans, or the occurrence or possible occurrence of any Default or Event of Default, (d) the due execution, validity, enforceability, collectability, sufficiency, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or the creation, preservation, perfection, or priority of any Lien purported to be created by the Security Documents, (e) the value or the sufficiency of any Collateral, (f) whether the Collateral exists, is owned by Borrower or its Subsidiaries, is cared for, protected, insured, or maintained, or has been encumbered, or meets the eligibility criteria applicable in respect thereof, or (g) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent, or (h) the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations or the inspection of the properties, books or records of any Loan Party or any Affiliate thereof. The Agents shall not be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. Each party to this Agreement acknowledges and agrees that the Collateral Agent may from time to time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to any Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. Each Agent and its Related Persons shall not be liable to the Lenders for any action taken or omitted by any of them under or in connection with any of the Loan Documents.

(b) Notwithstanding anything herein or in any other Loan Document, each Agent shall not be (i) required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, obligations, or responsibilities or in the exercise of any of its rights or powers hereunder or under any other Loan Document or (ii) responsible or liable for any failure or delay in the performance of its obligations hereunder or under any other Loan Document, in each case, arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank of New York wire or telex or other wire or communication facility.

(c) Notwithstanding anything herein or in any other Loan Document, no Agent shall have any obligation for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, or (ii) the filing, re-filing, recording, re-recording, or continuing of any document, financing statement, lien, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times.

(d) In no event shall any Agent or its Related Persons be responsible or liable for any incidental, special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(e) For the avoidance of doubt, and without limiting the other protections set forth in this Article X, with respect to any approval, determination, designation, or judgment to be made by any Agent herein or in the other Loan Documents, such Agent shall be entitled to request that the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary) make or confirm such approval, determination, designation, or judgment.

(f) Each Lender hereby authorizes and directs the Agents to enter into, and agrees to be bound by, this Agreement, the Security Documents and the other Loan Documents to be executed by the Agents. Each Lender hereby acknowledges and agrees that (x) the foregoing instructed actions constitute an instruction from all the Lenders under this Article X and (y) this Article X and Sections 2.15 and 11.03 and any other rights, privileges, protections, immunities, and indemnities in favor of the Agents hereunder apply to any and all actions taken or not taken by the Agents in accordance with such instruction. Each Lender agrees that any action taken by any Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by each Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Section 10.04 Reliance by Agent. Each Agent shall be entitled to rely, shall be fully protected in relying, and shall not incur any liability for relying, upon any notice, request, certificate, resolution, affidavit, letter, telecopy, telex or telephone message, electronic mail, consent, statement, instrument, document or other writing, communication, or conversation (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent, made, or otherwise authenticated by a proper person. Each Agent also may rely upon any statement made to it orally and believed by it to be made by a proper Person and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless each Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (including counsel for the Borrower or any other Loan Party), independent accountants, consultants, and other advisors or experts selected by it, shall be entitled to rely, shall be fully protected in relying, and shall not incur any liability for relying, upon advice and statements of any such counsel, independent accountants, consultants or experts.

Section 10.05 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through any one or more co-agents, sub-agents, or attorneys-in-fact appointed by any Agent and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Agents and any such co-agents, sub-agents, and attorneys-in-fact may each perform any and all of its duties and exercise its rights and powers by or through their respective Related Persons. All provisions of this Article X and Article XI (including Section 11.03) and all other rights, privileges, protections, immunities, and indemnities granted to the Agents hereunder and under the other Loan Documents shall apply to any such co-agents, sub-agents, and attorneys-in-fact, and to the Related Persons of the Agents and any such co-agents, sub-agents, and attorneys-in-fact. The Agents shall not be responsible for the negligence or misconduct of any of its co-agents, sub-agents, and attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such co-agents, sub-agents, and attorneys-in-fact.

Section 10.06 Resignation; Successor Agent. Each Agent may resign as such at any time upon at least thirty (30) days’ prior notice to the other Agent, the Lenders and the Borrower. The Required Lenders may remove any Agent by notice in writing to such Person. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing) which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no successor shall have been so appointed by the Required Lenders and no successor shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Agent, with the consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned and not required if a Default or Event of Default shall have occurred and be continuing), which successor shall be a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, in each case, having combined capital and surplus of at least $50,000,000; provided that if such retiring Agent is unable to find a commercial banking institution that is willing to accept such appointment and which meets the qualifications set forth above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents, and the Lenders shall assume and perform all of the duties of such Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent.

After the retiring Agent’s resignation or removal hereunder (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) except for any expense reimbursement or indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of its appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring (or retired) Agent shall be discharged from its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor Agent. After an Agent’s resignation or removal hereunder, the provisions of this Article X, Section 11.03 and Sections 11.08 to 11.10 and all other rights, privileges, protections, immunities, and indemnities granted to such Agent hereunder and the other Loan Documents shall continue in effect for the benefit of such retiring Agent, its co-agents, sub-agents and attorneys-in-fact and their respective Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 10.07 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Persons and based on such documents and information as it has deemed appropriate, conducted its own independent investigation of the financial condition and affairs of the Loan Parties and their Subsidiaries and made its own credit analysis and decision to enter into this Agreement. Each Lender further represents and warrants that it has reviewed each document made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof (including any such terms and conditions set forth, or otherwise maintained, on the Platform with respect thereto). Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.08 [Reserved].

Section 10.09 Indemnification. The Lenders severally agree to indemnify each Agent in its capacity as such and each of its Related Persons (to the extent not reimbursed by Borrower or the other Loan Parties and without limiting the obligation of the Borrower or other Loan Parties to do so), ratably according to their respective outstanding Loans, Commitments in effect on the date on which indemnification is sought under this Section 10.09 (or, if indemnification is sought after the date upon which all Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such outstanding Loans, Commitments as in effect immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, fines, penalties, actions, claims, suits, judgments, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent or Related Person in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or any of the other transactions contemplated hereby or thereby or any action taken or omitted by such Agent or Related Person under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, judgments, fines, penalties, actions, claims, suits, litigations, investigations, inquiries or proceedings, costs, expenses or disbursements that are found by a final and non-appealable judgment of a court of competent jurisdiction to have directly resulted solely and directly from such Agent’s or Related Person’s, as the case may be, gross negligence or willful misconduct. The agreements in this Section 10.09 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of any Loan Document and the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 10.10 Withholding Taxes. To the extent required by any Legal Requirement, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent in writing of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if the Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for, and shall make payable in respect thereof within ten (10) days after demand therefor, (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Tax attributable to such Lender’s failure to comply with the provisions of Section 11.04(g) relating to the maintenance of the Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, including any penalties, additions to Tax or interest, and together with all expenses (including legal expenses and any other out-of-pocket expenses), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 10.10. The agreements in this Section 10.10 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of any Loan Document and the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 10.11 Lender’s Representations, Warranties and Acknowledgements. (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Credit Extension or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders. Each Lender acknowledges that no Agent or Related Person of any Agent has made any representation or warranty to it. Except for documents expressly required by any Loan Document to be transmitted by an Agent to the Lenders, no Agent shall have any duty or responsibility (either express or implied) to provide any Lender with any credit or other information concerning any Loan Party or any of its Affiliates, including the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of a Loan Party, that may come in to the possession of an Agent or any of its Related Persons.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment and Assumption and funding its Loan of making any other Credit Extension, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders, or the Lenders, as applicable, hereunder (including each document delivered on the Closing Date).

Section 10.12 Security Documents and Guarantee.

(a) Agents under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Guarantee, the Collateral and the Loan Documents. Subject to Section 11.02, without further written consent or authorization from any Secured Party, the Administrative Agent or the Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) in connection with a sale or disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented or (ii) release any Guarantor from the Guarantee pursuant to Section 7.09 or with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 11.02) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder and under any of the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the collateral documents may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), the Collateral Agent (or any Lender, except with respect to a “credit bid” pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code,) may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities) shall be entitled, upon instructions from the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale or disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition. For the avoidance of doubt, no Agent shall be required to take title to the Collateral.

(c) Release of Collateral and Guarantees, Termination of Loan Documents.

(i) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any affiliate of any Lender that is a party to any Hedging Agreement) take such actions as shall be required to release its security interest in any Collateral subject to any disposition permitted by the Loan Documents, and to release any guarantee obligations under any Loan Document of any person subject to such disposition, to the extent necessary to permit consummation of such disposition in accordance with the Loan Documents; provided that, if any Guarantor ceases to constitute a Wholly Owned Subsidiary, such Guarantor shall not be released from its Guarantee unless such Guarantor is no longer a direct or indirect Subsidiary of the Borrower and such Dispositions of capital stock is a good faith Disposition to a bona fide unaffiliated third party for fair market value and for a bona fide business purpose (the requirements in this clause (c)(i), the “Specified Guarantor Release Provision”);

(ii) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Hedging Agreement and unasserted contingent indemnification obligations) have been paid in full and all Commitments have terminated or expired, upon the reasonable request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender or any affiliate of any Lender that is a party to any Hedging Agreement), at the Borrower’s expense, take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Hedging Agreements or unasserted contingent indemnification obligations, in each case without recourse to or representation or warranty by any Agent of any kind. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(d) Each Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 10.13 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Agents, and their respective Related Persons (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective Related Persons and all other amounts due the Agents, the Lenders, and their respective Related Persons under Section 2.03 and Section 11.03) allowed in such judicial proceeding; and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative

Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their Related Persons, and any other amounts due the Agents and their Related Persons under this Agreement or the other Loan Documents. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Agents and their Related Persons, and any other amounts due the Agents and their Related Persons under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.14 Erroneous Payments.

(a) If an Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that such Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b) that any funds received by such Payment Recipient from such Agent or any of its Related Persons were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of such Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of such Agent, and such Lender or Secured Party shall use commercially reasonable efforts to (or, with respect to any Payment Recipient who received such funds on its behalf, shall use commercially reasonable efforts to cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days, return to such Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to such Agent in same day funds at the greater of the (w) the Federal Funds Effective Rate, (x) a rate determined by such Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error) and (y) a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of such Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Payment Recipient who has received such funds on its behalf, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from any Agent (or any of its Related Persons) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by such Agent (or any of its Related Persons) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by such Agent (or any of its Related Persons), or (z) that such Lender or Secured Party, or other such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from such Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent in writing of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying such Agent pursuant to this Section 10.14(b).

(c) Each Lender or Secured Party hereby authorizes such Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by such Agent to such Lender or Secured Party from any source, against any amount due to such Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) The parties hereto agree that, irrespective of whether such Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, such Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”). Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of such Agent in respect of an Erroneous Payment) result in such Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by such Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by any Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g) Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of any Loan Document and the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Article XI
MISCELLANEOUS

Section 11.01 Notices.

(a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email or facsimile transmission, as follows:

if to any Loan Party, to the Borrower at:

CareMax, Inc.
NW 57th Court,
Suite 400
Miami, FL 33126
Attention: Kevin Wirges, Chief Financial Officer
Email:

and with a copy (which shall not constitute notice) to:

Sidley Austin LLP
Brickell Bay Drive, Suite 900
Miami, Florida 33131
Attention: Joshua Samek
Email: jsamek@sidley.com

if to the Administrative Agent or the Collateral Agent, to it at:

Acquiom Agency Services LLC
950 17th Street, Suite 1400
Denver, Colorado 80202
Attention: Loan Agency / Lisha John
Email:

With a copy (which shall not constitute notice) to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention: Mark Somerstein and Meir Weinberg
Email: mark.somerstein@ropesgray.com; meir.weinberg@ropesgray.com if to a Lender, to it at its address (or facsimile number) set forth on Annex I or in the Assignment and Assumption pursuant to which such Lender shall have become a party hereto or such other address (or facsimile number) as shall be designed by such party in a notice to the other parties hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement or any other Loan Documents shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 11.01, and failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications.

Notices and other communications delivered through electronic communications to the extent provided in Section 11.01(b) below, shall be effective as provided in Section 11.01(b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent in writing that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in their respective sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures, respectively, approved by it (including as set forth in Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, etc. Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by written notice to the other parties hereto.

(d) Posting.

(i) Borrower and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.01 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Borrower which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive Non-Public Information with respect to the Borrower, its Subsidiaries or their respective securities.

(ii) Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrower by the Administrative Agent from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01 shall prejudice the right of the Agents, any Lender, or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall reasonably require. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that the failure of any Loan Party to comply with the delivery requirements set forth in this clause (d) shall not constitute a Default or Event of Default for any purpose under any Loan Document as long as such Loan Party has delivered such item in a manner otherwise permitted under this Agreement or any other Loan Document, as applicable.

(iii) The Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(iv) Each Loan Party further agrees that the Administrative Agent may make the Communications available to the other Agents or the Lenders by posting the Communications on a Platform. The Platform and any Approved Electronic Communications are provided “as is” and “as available.” The Agents and their Related Persons do not warrant the accuracy, adequacy or completeness of the Communications or the Platform and expressly disclaim liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or their Related Persons in connection with the Communications or the Platform. Each party hereto agrees that no Agent shall have any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communications or otherwise required for the Platform. In no event shall any Agent or any of its Related Persons have any liability to any Loan Party, any Lender, or any other person for damages of any kind, whether or not based on strict liability and including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in contract, tort or otherwise) arising out of or related to any Loan Party’s or any Agent’s transmissions of Communications through Internet (including the Platform). In no event shall any Agent or any of its Related Persons have any liability for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent the same resulted primarily from the gross negligence or willful misconduct of such Agent or its Related Persons, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment. Notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor. Each Loan Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(v) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(vi) Each Loan Party, each Lender and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(vii) All uses of the Platform shall be governed by and subject to, in addition to this Section 11.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(viii) Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to information that is not made available through the “Public Side Information” portion of the Platform and that may contain Non-Public Information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States federal or state securities laws. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Borrower nor the Agents or other Lenders with access to such information shall have (x) any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.

Section 11.02 Waivers; Amendment.

(a) No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Subject to Section 11.02(c), neither this Agreement nor any other Loan Document (other than the DIP Orders) nor any provision hereof or thereof may be waived, amended, supplemented or modified, except (A) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Borrower and the Required Lenders (or the Administrative Agent acting with the written consent of the Required Lenders) or (B) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are parties thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall:

(i) increase or extend the expiry date of the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default (or any definition used, respectively, therein) shall constitute an increase in or extension of the expiry date of the Commitment of any Lender for purposes of this clause (i));

(ii) reduce or forgive the principal amount, interest, or premium, if any, of any Loan or reduce or forgive the rate of interest thereon (other than waiver of any increase in the rate of interest pursuant to Section 2.06(c), or reduce or forgive any Fees (including any prepayment fee), or other amount payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;

(iii) postpone or extend the maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Loan under Section 2.09, or any date for the payment of any interest or fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment (other than a waiver of any increase in the rate of interest pursuant to Section 2.06(c) without the written consent of each Lender directly affected thereby;

(iv) change Section 11.04(b) in a manner which further restricts assignments thereunder without the written consent of each Lender;

(v) (x) change any provision altering the order of or the pro rata sharing of payments or setoffs required thereby, including, without limitation, Section 2.14(b) or (c) or Section 9.02, without the written consent of each Lender directly affected thereby or (y) amend or modify the DIP Superpriority Claim status of the Lenders under the DIP Orders or under any Loan Document without the written consent of each Lender directly and adversely affected thereby;

(vi) change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section 11.02) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender;

(vii) amend Section 9.02 in a manner that directly and adversely affects any Lender without the consent of the Lenders holding more than 50% of the Loans;

(viii) release all or substantially all of the value of the Guarantees of the Guarantors (except as expressly provided in Article VII), or limit their liability in respect of such Guarantees, without the written consent of each Lender;

(ix) release all or substantially all of the Collateral in any transaction or series of related transactions (it being understood that a transaction permitted under Section 6.05 or Section 6.06 shall not constitute the release of all or substantially all of the Collateral), without the written consent of each Lender;

(x) except as otherwise permitted in any Security Document, release all or substantially all of the value of the Collateral from the Liens of the Security Documents (except in connection with Asset Sales permitted hereunder) or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents (except in connection with securing additional Obligations equally and ratably with the other Secured Obligations to the extent permitted hereunder), in each case without the written consent of each Lender;

(xi) [Reserved];

(xii) change any provision affecting the order of application of prepayments;

(xiii) (A) subordinate any of the Obligations under the Loan Documents to any other Indebtedness or (B) subordinate the Liens securing any of the Obligations on the Collateral to any other Lien securing any other Indebtedness, without the consent of each Lender directly affected thereby.

provided, further, that (1) no such agreement shall amend, modify or otherwise affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement and any other Loan Document without the prior written consent of such Agent, (2) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof, and (3) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of the Lenders may be effected by an agreement or agreements in writing entered into by Borrower and the requisite percentage in interest of the affected Lenders that would be required to consent thereto under this Section 11.02 if such Lenders were the only Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by Borrower, the Required Lenders and the Administrative Agent if (x) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment, (y) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of, premium, if any, and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, and (z) Section 2.16(b) is complied with.

(c) Without the consent of any other Person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by applicable Legal Requirements to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or assets so that the security interests therein comply with applicable Legal Requirements.

(d) Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency (including, without limitation, amendments, supplements or waivers to any of the Security Documents, guarantees, intercreditor agreements or related documents executed by any Loan Party or any other Subsidiary in connection with this Agreement if such amendment, supplement or waiver is delivered in order to cause such Security Documents, guarantees, intercreditor agreements or related documents to be consistent with this Agreement and the other Loan Documents) so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Lenders constituting the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any borrowing of Loans.

Section 11.03 Expenses; Indemnity. (a) The Loan Parties agree, jointly and severally, to pay, promptly upon demand in accordance with subclauses (d) and (g) below:

(i) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders, including the reasonable and documented fees, charges and disbursements of Advisors for the Administrative Agent, the Collateral Agent and the Lenders, in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Credit Extensions, Commitments (including with respect to the establishment and maintenance of a Platform), the filing, perfection and maintenance of the Liens securing the Collateral and any actual or proposed amendment, supplement or waiver of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated); provided that the fees, charges and disbursements of legal counsel shall be limited (i) for the Administrative Agent and the Collateral Agent, taken as a group, to one primary counsel, one counsel in each relevant jurisdiction, and one specialty counsel for each relevant specialty, and (ii) for the Lenders one primary counsel (which counsel shall be Ropes & Gray LLP), one counsel in each relevant jurisdiction, and one specialty counsel for each relevant specialty, and, in each case of one or more actual or potential conflicts of interest, one or more additional counsel for each class of similarly situated Persons;

(ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent and the Lenders, including the reasonable and documented fees, charges and disbursements of Advisors for the Administrative Agent, the Collateral Agent and the Lenders, in connection with any action, claim, suit, litigation, investigation, inquiry or proceeding affecting the Collateral or any part thereof, in which action, claim, suit, litigation, investigation, inquiry or proceeding the Administrative Agent, the Collateral Agent or any Lender is made a party or participates or in which the right to use the Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of the Administrative Agent, the Collateral Agent or any Lender to defend or uphold the Liens granted by the Security Documents (including any action, claim, suit, litigation, investigation, inquiry or proceeding to establish or uphold the compliance of the Collateral with any Legal Requirements); and

(iii) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent, the Collateral Agent, or any Lender, including the reasonable and documented fees, charges and disbursements of Advisors for any of the foregoing, incurred in connection with the enforcement, preservation or protection of its rights under the Loan Documents, including its rights under this Section 11.03(a), or in connection with the Loans made hereunder, or demand for repayment thereunder and the collection of the Secured Obligations, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations; provided that, unless a Default or Event of Default has occurred and is then continuing, such costs and expenses incurred by Advisors retained by all or any of the Lenders (but not retained by the Administrative Agent, the Collateral Agent, or any other Agent) shall be limited to such costs and expenses of such Advisors retained by Lenders constituting at least the Required Lenders (together with such additional Advisors as may be necessary or advisable to be retained by any Lender to resolve any conflicts of interest affecting such Lender or Lenders);

(b) The Loan Parties agree, jointly and severally, to indemnify the Agents, each Lender, each affiliate of any of the foregoing persons, each of their successors and assigns and each Related Person of each of the foregoing (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, all reasonable and documented out-of-pocket costs and any and all actual losses, claims, obligations, damages, liabilities, fees, fines, penalties, actions, judgments, suits and related expenses, including reasonable and documented Advisors fees, charges and disbursements (in each case, subject to the provisos in Section 11.03(a)(i), (ii) and (iii) with respect to certain Advisors) (collectively, “Claims”), incurred by or asserted against any Indemnitee, directly or indirectly, arising out of, in any way connected with, or as a result of (i) the preparation, negotiation, execution, delivery, performance, administration, modification, amendment or enforcement of the Loan Documents or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations hereunder and thereunder, (ii) any actual or proposed use of the proceeds of the Loans , (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, or any agreement or instrument contemplated thereby or the performance by the parties thereto of their respective obligations thereunder, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials, on, at, under or from any Property owned, leased or operated by any Company at any time, or any Environmental Claim or threatened Environmental Claim related in any way to any Company, (v) any past, present or future non-compliance with, or violation of, Environmental Laws or Environmental Permits applicable to any Company, or any Company’s business, or any Property presently or formerly owned, leased, or operated by any Company or their predecessors in interest, (vi) the environmental condition of any Property owned, leased, or operated by any Company at any time, or the applicability of any Legal Requirements relating to such Property, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of any Company, (vii) the imposition of any Lien pursuant to Environmental Law encumbering Real Property, (viii) the consummation of the transactions contemplated hereby or (ix) any actual or prospective claim, action, suit, litigation, inquiry, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or otherwise, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted directly from (A) with respect to the Lenders and their respective Indemnitees, (i) the gross negligence or willful misconduct of such Indemnitee, any of its Affiliates or any of their Related Persons (as determined in a final and non-appealable judgment of a court of competent jurisdiction), (ii) a material breach of any Indemnitee’s obligations or the obligations of any of its Subsidiaries or its or their Related Persons under the Loan Documents (as determined in a final and non-appealable judgment of a court of competent jurisdiction) or (iii) any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent or the Collateral Agent solely in connection with its activities in such capacities) not arising out of any acts or omissions of the Borrower or any of its Affiliates, and (B) with respect to the Agents and their respective Indemnitees, the gross negligence or willful misconduct of such Indemnitee or any of its Related Persons (as determined in a final and non-appealable judgment of a court of competent jurisdiction). This Section 11.03(b) shall not apply with respect to Taxes other than any Taxes, losses, claims or damages arising from any non-Tax claim in respect of the Loan Documents.

(c) The Loan Parties agree, jointly and severally, that, without the prior written consent of the Administrative Agent and any affected Lender, which consent(s) will not be unreasonably withheld, delayed or conditioned the Loan Parties will not enter into any settlement of a Claim in respect of the subject matter of clauses (i) through (ix) of Section 11.03(b) unless such settlement includes an explicit and unconditional release from the party bringing such Claim of all affected Indemnitees from all liability or claims that are the subject matter of such Claim and does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitees.

(d) The provisions of this Section 11.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of the Loans and any other Secured Obligations, the resignation or removal of any Agent, the release of any Guarantor or of all or any portion of the Collateral, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Document or any investigation made by or on behalf of the Agents or any Lender. All amounts due under this Section 11.03 shall be payable promptly on written demand therefor in accordance with paragraph (g) below accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(e) To the extent that the Borrower for any reason fails indefeasibly to pay any amount required under subsection (a), (b) or (c) of this Section 11.03 to be paid by it to any Agent (or any sub-agent thereof) or any Related Person of any of the foregoing, each Lender severally agrees to pay to such Agent (or any such sub-agent) or such Related Person, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Pro Rata Share immediately prior to such date) and indemnify and hold harmless such Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Person in any way relating to or arising out of the Commitments, the Loans, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, the performance of its duties or exercise of any of its rights or powers hereunder or thereunder, or any action taken or omitted by such Person under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment to such Person of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements resulting from such Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) or against any Related Person of any of the foregoing acting for such Agent (or any such sub-agent).

(f) To the fullest extent permitted by applicable Legal Requirements, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto (or any of their respective Affiliates, Subsidiaries and their and their Affiliates and Subsidiaries’ Related Persons), on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby or thereby, any Loan or the use of the proceeds thereof, except to the extent such damages result from a claim that would otherwise be subject to indemnification pursuant to the terms of Section 11.03(b); provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations. No Indemnitee shall be liable for any damages (other than those damages resulting from gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment) arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby.

(g) All amounts due under this Section 11.03 shall be payable not later than the later of (x) five (5) Business Days after demand therefor and (y) the approval of the payment thereof by the Bankruptcy Court.

Section 11.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Loan Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender, which respective consents may be withheld in their sole discretion (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void). Nothing in this Agreement or any other Loan Document, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent expressly provided in paragraph (f) of this Section 11.04 and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b) Any Lender shall have the right at any time to assign to one or more assignees (other than any Company or any Affiliate thereof or a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(i) except in the case of (A) an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, or (B) an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an amount of an integral multiple of, and not be less than, $1,000,000;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement;

(iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid either by the assignor or assignee (which fee may be waived or reduced by the Administrative Agent in its sole discretion);

(iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, a properly completed and duly executed IRS Form W-9 (or other applicable tax form) and all other documentation and other information about such assignee as required under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and such other documents as the Administrative Agent shall reasonably request from such assignee;

(v) [Reserved];

(vi) except in the case of an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned);

(vii) except in the case of an assignment to a Lender, an Affiliate of a Lender, a joint venture partner of a Lender or an Approved Fund, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld, delayed or conditioned); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, any consent of the Borrower otherwise required under this paragraph shall not be required. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (provided that any liability of the Borrower to such assignee under Section 2.12, 2.13 or 2.15 shall be limited to the amount, if any, that would have been payable thereunder by Borrower in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law occurring after the date of such assignment), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 11.03).

(c) [Reserved].

(d) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower solely with respect to the actions described in this Section 11.04(d), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount and stated interest of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents, notwithstanding notice to the contrary, provided that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s or other Loan Party’s Secured Obligations in respect of any Loan. The Register is intended to cause each Loan and other obligation hereunder to be in registered form within the meaning of Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. The Register shall be available for inspection by Borrower, the Collateral Agent and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior written notice to the Administrative Agent. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Agents shall (i) not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions, (ii) not have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution, and (iii) not be obligated to ascertain, monitor or inquire as to whether any Person is a Disqualified Institution.

(e) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire, any tax forms required by Section 2.15, and all requested “know your customer” documents and information (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 11.04 (unless waived by the Administrative Agent in its sole discretion) and any written consent to such assignment required by paragraph (b) of this Section 11.04, the Administrative Agent shall reasonably promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 11.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section 11.04.

(f) Any Lender shall have the right at any time, without the consent of, or notice to the Borrower, the Agents or any other Person to sell participations to any person (other than, (x) if the list of Disqualified Institutions is posted to all Lenders (which the Administrative Agent has express authority to do), any Disqualified Institution, (y) any Company or any Affiliate thereof or (z) a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Collateral Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) is described in clauses (i), (ii), (iii), (viii) or (ix) of the proviso to Section 11.02(b) and (2) directly affects such Participant. Subject to the last sentence of this Section 11.04(f), each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 to the same extent as if it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender). To the extent permitted by Legal Requirements, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees in writing to be subject to Section 2.14(c) as though it were a Lender. Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a register for the recordation of the names and addresses of its Participants, and the principal amounts and stated interest of its participations (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (and the Borrower, to the extent that the Participant requests payment from the Borrower; provided that the Borrower has had a reasonable opportunity to review such Participant Register to confirm such Participant is a Participant in accordance with the terms hereof and other relevant information in connection with making any such payment) shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations and within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of such participation to such Participant is made with the prior written consent of the Borrower (which consent shall not be unreasonably withheld, delayed or conditioned) or such greater payment is as a result of a Change in Law after the date the participation was sold to the Participant. A Participant that would be a Foreign Lender if it were a Lender shall be entitled to the benefits of Section 2.15 and such Participant agrees, for the benefit of the Borrower, to supply any forms required by Section 2.15(e) to the participating Lender (and shall not be required to supply such forms to the Borrower or the Administrative Agent).

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender without restriction, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank, and this Section 11.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Without limiting the foregoing, in the case of any Lender that is a fund that invests in bank loans or similar extensions of credit, such Lender may, without the consent of the Borrower, the Administrative Agent or any other Person, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof; provided further that nothing herein shall make the SPC a “Lender” for the purposes of this Agreement, obligate Borrower or any other Loan Party or the Administrative Agent to deal with such SPC directly, obligate Borrower or any other Loan Party in any manner to any greater extent than they were obligated to the Granting Lender, or increase costs or expenses of the Borrower. The Loan Parties and the Administrative Agent shall be entitled to deal solely with, and obtain good discharge from, the Granting Lender and shall not be required to investigate or otherwise seek the consent or approval of any SPC, including for the approval of any amendment, waiver or other modification of any provision of any Loan Document. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability or payment obligation for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.04(i), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any Non-Public Information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(j) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Legal Requirement, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(k) None of the Lenders or the Agents shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Agents shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans, Commitments, or disclosure of confidential information, to any Disqualified Institution. Upon request by any Lender, the Administrative Agent shall be permitted to disclose to such Lender the identity of the Disqualified Institutions. Each Lender hereby acknowledges and agrees that the information disclosed to it by the Administrative Agent pursuant to the immediately preceding sentence shall be subject in all respects to the provisions set forth in Section 11.12. Notwithstanding anything to the contrary herein, each Loan Party and each Lender acknowledges and agrees that the Agents shall have no liability with respect to any assignment or participation made to any Disqualified Institution or natural person (regardless of whether the consent of the Administrative Agent is required thereto), and no Loan Party, any Lender or their respective Related Persons will bring any claim to such effect.

Section 11.05 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the reports, certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any Loan or any Obligation hereunder shall remain unpaid or unsatisfied and so long as the Commitments have not expired or terminated. The provisions of Article X and Sections 2.12 to 2.15, 11.03, 11.08, 11.09, 11.10 and 11.18 shall survive and remain in full force and effect regardless of the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of any Loan Document and the Commitments and the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 11.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limiting the requirements that each of the conditions precedent in Article IV with respect to each Credit Extension requested by Borrower be satisfied, to the extent set forth therein, this Agreement shall become effective when it shall have been executed by the Agents and when the Agents shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 11.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates are hereby irrevocably authorized at any time and from time to time (without notice to the Borrower or any other Loan Party, any such notice being expressly waived by each of the Borrower and each other Loan Party), to the fullest extent permitted by applicable Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of any Loan Party now or hereafter existing under this Agreement or any other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that such Lender complied with Section 2.14(c). The rights of each Lender under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify Borrower and the Administrative Agent in writing promptly after any such setoff and application; provided, however, that in no event shall the failure to give such notice effect the validity of enforceability of any such setoffs. No Agent or Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agents or Lenders (or to the Administrative Agent, on behalf of the Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) Except to the extent superseded by the Bankruptcy Code, this Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether sounding in contract, tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its Property, to the exclusive jurisdiction of the Bankruptcy Court (except to the extent the Administrative Agent requires submission to any other jurisdiction in connection with the exercise of any rights under any security document or the enforcement of any judgment), in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Bankruptcy Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements. Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Loan Document shall affect any right that the Agents or the Lenders may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against it or any of its assets in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirements, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 11.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than facsimile or email) in Section 11.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Legal Requirements.

Section 11.10 Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirements, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to any Loan Document, or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this SECTION 11.10.

Section 11.11 Headings; No Adverse Interpretation of Other Agreements. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.12 Confidentiality. Each of the Administrative Agent, Collateral Agent and the other Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Persons, (b) to its and its Related Persons’ respective directors, officers, employees, financing sources, equityholders, members, investors (including prospective investors), agents, advisors and other representatives, including independent auditors, accountants, legal counsel, other experts or agents and other advisors in connection with the transactions contemplated hereby (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (c) to the extent requested or required by any governmental or regulatory authority or any self-regulatory authority (such as the National Association of Insurance Commissioners and the U.S. Securities and Exchange Commission), (d) to the extent requested or required pursuant to any applicable law, rule or regulation or in any legal, judicial, governmental, administrative or regulatory order, authority or proceeding or other compulsory process, (e) to any other party to this Agreement (solely with respect to clauses (a) and (b) above, it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (f) in connection with the exercise of any remedies under the Loan Documents or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder, but only to the extent required in connection with such exercise or enforcement, (g) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Loan or Loan Party or (iv) any actual or prospective investor in an SPC, (h) with the prior written consent of the Borrower or (i) to the extent such Information (i) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 11.12, (ii) becomes available to any Agent or any Lender on a non-confidential basis from a source other than a Company other than as a result of a breach of this Section 11.12, (iii) is received from a third party that is not known to be subject to confidentiality obligations to the Company or (iv) is independently developed without the use of any confidential information; provided, however, that with respect to clauses (c) and (d) above, if the Administrative Agent, the Collateral Agent or any Lender receives a subpoena, interrogatory or other request (verbal or otherwise) for any Information (other than with regard to filings made with the U.S. Securities and Exchange Commission); or believes that it is legally required to disclose any of the Information to a third party, it shall (other than in connection with any routine audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), as far in advance of such disclosure as is practicable, to the extent practicable and legally permissible, promptly provide to the Borrower notice of any such request or requirement so that the Borrower or the applicable Loan Party (or Subsidiary thereof) may seek a protective order or other remedy (it being understood and agreed that Administrative Agent, Collateral Agent and any Lenders shall cooperate in securing a protective order or other remedy in respect thereof); provided, further, that it shall (1) exercise commercially reasonable efforts to preserve the confidentiality of such Information, (2) to the extent legally permissible, use commercially reasonable efforts to provide Borrower, as far in advance of such disclosure as is practicable, with copies of any

Information it intends to disclose (and, if applicable, the text of the disclosure language itself), and (3) reasonably cooperate with the Borrower and the applicable Loan Party (or Subsidiary thereof) to the extent either of them may seek to limit such disclosure. In addition, the Agents and the Lenders may disclose the existence of the Loan Documents and information about the Loan Documents to market data collectors, similar service providers to the financing community, and service providers to the Agents and the Lenders and in connection with league table reporting. For the purposes of this Section 11.12, “Information” shall mean all information received from a Loan Party or any of its Related Persons relating to any Loan Party or any Company or any of its or their Subsidiaries, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by a Company. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person accords to its own confidential information. Agents and Lenders agree that money damages may not be a sufficient remedy for any breach of this confidentiality provision, and in addition to all other remedies, the Loan Parties will be entitled, without the need to prove irreparable injury, to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, and Agents and Lenders further waive any requirement for the securing or posting of a bond in connection with such remedy.

Section 11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by such Lender holding such Loan in accordance with applicable Legal Requirements, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment (or, if greater, but without duplication, the interest rate otherwise required to be paid under the Loan Documents on such cumulated amount during such period of accumulation), shall have been received by such Lender.

Section 11.14 Assignment and Assumption. Each Lender to become a party to this Agreement (other than the Administrative Agent and any other Lender that is a signatory hereto) shall do so by delivering to the Administrative Agent an Assignment and Assumption duly executed by such Lender, the Borrower (if the Borrower consent to such assignment is required hereunder) and the Administrative Agent (if the Administrative Agent’s consent to such assignment is required hereunder).

Section 11.15 Obligations Absolute. To the fullest extent permitted by applicable law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection or loss of priority of any Liens on any or all of the Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense (other than the indefeasible payment in full of the Secured Obligations) available to, or a discharge of, the Loan Parties.

Section 11.16 Waiver of Defenses; Absence of Fiduciary Duties. (a) Each of the Loan Parties hereby waives any and all suretyship defenses available to it as a Guarantor arising out of the joint and several nature of its respective duties and obligations hereunder (including any defense contained in Article VII other than any defense of the indefeasible payment in full of the Secured Obligations).

(b) Each Agent, each Lender and their Related Persons (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby or the exercise of rights or remedies with respect thereto or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender or Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.17 Patriot Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name, address, taxpayer identification number and a Beneficial Ownership Certification of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.

Section 11.18 Judgment Currency. (a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by an Agent or the respective Lender of the full amount of Dollars expressed to be payable to such Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in

Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

Section 11.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 11.20 Conflicts. The parties hereto hereby agree that, notwithstanding in this Agreement or any other Loan Document to the contrary, in the event of any conflict between the any of the terms of this Agreement or any other Loan Document and any DIP Order, the terms of such DIP Order shall govern and control.

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